FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-01

Dated October 31, 2013	JPMCC 2013-C16

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2013-C16

$1,135,917,248 (Approximate Mortgage Pool Balance)

$993,928,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2013-C16

JPMorgan Chase Bank, National Association General Electric Capital Corporation Redwood Commercial Mortgage Corporation Ladder Capital Finance LLC Mortgage Loan Sellers
J.P. Morgan Lead Manager and Sole Bookrunner
Ladder Capital Securities Co-Manager	Wells Fargo Securities Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated October 31, 2013	JPMCC 2013-C16

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Ladder Capital Securities LLC and Wells Fargo Securities, LLC (“WFS”) (each individually, an “Underwriter” and collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

IRS Circular 230 Notice: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED IN THIS DOCUMENT. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / Fitch/ Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf) / AAA	$56,761,000	30.000%	2.73	12/13-8/18	46.5%	14.3%
A-2	Aaa(sf) / AAA(sf) / AAA	$236,641,000	30.000%	4.91	8/18-11/18	46.5%	14.3%
A-3	Aaa(sf) / AAA(sf) / AAA	$145,000,000	30.000%	9.76	7/23-9/23	46.5%	14.3%
A-4	Aaa(sf) / AAA(sf) / AAA	$276,236,000	30.000%	9.90	9/23-10/23	46.5%	14.3%
A-SB	Aaa(sf) / AAA(sf) / AAA	$80,504,000	30.000%	7.33	8/18-7/23	46.5%	14.3%
X-A	Aaa(sf) / AAA(sf) / AAA	$878,916,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	Aa3(sf) / AA-(sf) / AAA	$73,835,000(6)	N/A	N/A	N/A	N/A	N/A
A-S(7)	Aaa(sf) / AAA(sf) / AAA	$83,774,000	22.625%	9.95	10/23-11/23	51.5%	12.9%
B(7)	Aa3(sf) / AA-(sf) / AA-	$73,835,000	16.125%	9.98	11/23-11/23	55.8%	11.9%
C(7)	A3(sf) / A-(sf) / A-	$41,177,000	12.500%	9.98	11/23-11/23	58.2%	11.4%
EC(8)(9)	A1(sf) / A-(sf) / A-	$198,786,000	12.500%	9.97	10/23-11/23	58.2%	11.4%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / Fitch / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / NR / AAA	$85,194,247(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-(sf) / BBB-	$56,795,000	7.500%	9.98	11/23-11/23	61.5%	10.8%
E	NR / BB(sf) / BB	$21,299,000	5.625%	9.98	11/23-11/23	62.8%	10.6%
F	NR / B(sf) / B	$11,359,000	4.625%	9.98	11/23-11/23	63.4%	10.5%
NR	NR / NR / NR	$52,536,247	0.000%	9.98	11/23-11/23	66.5%	10.0%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates in the aggregate.

(3)
Assumes 0% CPR / 0% CDR and a November 21, 2013 closing date. Based on modeling assumptions as described in the Free Writing Prospectus expected to be dated October 31, 2013 (the “Free Writing Prospectus”).

(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) is calculated by dividing the aggregate UW NOI Debt Yield for the mortgage loans, by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B and Class X-C Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(9)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(10)	The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Summary of Transaction Terms

Securities Offered:	$993,928,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Sole Bookrunning Manager:	J.P. Morgan Securities LLC.

Co-Managers:	Ladder Capital Securities LLC and Wells Fargo Securities, LLC.

Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (66.9%), General Electric Capital Corporation (“GECC”) (19.4%), Redwood Commercial Mortgage Corporation (“RCMC”) (9.4%) and Ladder Capital Finance LLC (“LCF”) (4.3%).

Master Servicer:	Wells Fargo Bank, National Association.

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Directing Certificateholder:	BlackRock Financial Management Inc. (or an affiliate).

Trustee:	U.S. Bank National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Morningstar Credit Ratings, LLC (“Morningstar”).

Pricing Date:	On or about November 8, 2013.

Closing Date:	On or about November 21, 2013.

Cut-off Date:
With respect to each mortgage loan, the related due date in November 2013, or with respect to any mortgage loan that was originated in October 2013 and has its first due date in December 2013, the date that would otherwise have been the related due date in November 2013.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in December 2013.

Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, commencing in December 2013.

Assumed Final Distribution Date:	The Distribution Date in November 2023, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in December 2046.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”).  The Class X-C, Class D, Class E, Class F, Class NR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to non-U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Summary of Transaction Terms

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c)  the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (the “WAC Rate”) for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange of Class A-S Certificates for Class EC Certificates.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class E, Class F and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■ Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Summary of Transaction Terms

■ Distribution of Principal continued):
The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan)) to such Classes on or prior to such date.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B and Class X-C Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)) and the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balances of the Class E, Class F and Class NR Certificates).

■ Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Summary of Transaction Terms

■ Exchangeable Certificates and the Class EC Certificates (continued):
If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:	For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates (calculated without giving effect to any exchange and conversion of Class B and Class C Certificates for Class EC Certificates), on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

	YM	x	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
	Charge		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-C, Class E, Class F and Class NR Certificates. Once the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■ Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B and Class X-C Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’ and Class X-C Certificates’ notional amounts, respectively.  Realized losses on each whole loan will be allocated first to the related subordinate companion loan, if any, and then, pro rata, between the related mortgage loan and the related pari passu companion loans, if any, based upon their respective Stated Principal Balances.

The Class EC certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance and; (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■ Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, plus the amount of any escrows and letters of credit.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated first to the related subordinate companion loan, if any, (until the principal balance of such subordinate companion loan is notionally reduced to zero by such Appraisal Reductions) and then, pro rata, between the related mortgage loan and the related pari passu companion loans, if any, based upon their respective Stated Principal Balances.

■ Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■ Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

■ Whole Loans:
Six mortgage loans are evidenced by a note and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, the “Whole Loans”) that are each secured by a single mortgage on the related mortgaged property and are subject to an intercreditor agreement.  None of these Companion Loans will be part of the trust.

In the case of one of these Whole Loans, the “Veritas Multifamily Portfolio Whole Loan”, the Companion Loans are (i) a related pari passu Companion Loan, and (ii) a related subordinate Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Whole Loans (continued):
In the case of one of these Whole Loans, the “Centura Tower I Whole Loan”, the Companion Loan is a related subordinate Companion Loan (this Companion Loan together with the subordinate Companion Loan related to the Veritas Multifamily Portfolio Whole Loan, the “Subordinate Companion Loans”).

In the case of four of these Whole Loans, “The Aire Whole Loan”, the “Hulen Mall Whole Loan”, the “Miracle Mile Shops Whole Loan” and the “1615 L Street Whole Loan”, the related Companion Loans are pari passu with the related mortgage loan (these Companion Loans together with the pari passu Companion Loans related to Veritas Multifamily Portfolio Whole Loan, the “Pari Passu Companion Loans”).

The Aire Whole Loan and the Centura Tower I Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMCC 2013-C16 transaction.  Each of the other Whole Loans  will be serviced pursuant to other pooling and servicing agreements as described under “Description of the Mortgage Pool – The Veritas Multifamily Portfolio Whole Loan”, “—The Miracle Mile Shops Whole Loan”, “—The Hulen Mall Whole Loan” and “—The 1615 L Street Whole Loan” in the Free Writing Prospectus.

■ Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■ Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related companion loan, as a collective whole, taking into account the subordinate nature of any subordinate companion loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Free Writing Prospectus.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future), preferred equity or a Subordinate Companion Loan, the mezzanine lenders, preferred equity holder or Subordinate Companion Loan holder may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the Special Servicer does not receive an offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer (taking into account credit-worthiness of the purchaser and certainty of execution) received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person  (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the Special Servicer or any of its affiliates.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, if any (but not any Subordinate Companion Loan), and the prices will be adjusted accordingly.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

With respect to each of the Veritas Multifamily Portfolio mortgage loan, the Hulen Mall mortgage loan, the Miracle Mile Shops mortgage loan and the 1615 L Street mortgage loan, if the special servicer under the applicable pooling and servicing agreement determines to sell a Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the mortgage loan in the JPMCC 2013-C16 Trust and the Companion Loans (excluding the Subordinate Companion Loan related to the Veritas Multifamily Portfolio Whole Loan) as a single loan.  In connection with any such sale, the then applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Rights:

The Class E, Class F and Class NR Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Control Rights (continued):
With respect to each of the Hulen Mall Whole Loan, the Miracle Mile Shops Whole Loan and the 1615 L Street Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the applicable pooling and servicing agreement.

With respect to the Centura Tower I Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consent rights of the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement. In addition, the holder of the related Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

With respect to The Aire Whole Loan, pursuant to the related intercreditor agreement, the Directing Certificateholder (prior to the occurrence of a control event) may exercise certain rights granted to the holder of The Aire mortgage loan, and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the Master Servicer and/or Special Servicer with respect to various servicing matters, including mortgage loan modifications affecting the applicable mortgage loan in the related split loan structure.

With respect to the Veritas Multifamily Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consent rights of the holder of the related Subordinate Companion Loan pursuant to the related intercreditor agreement or, during the continuance of any control appraisal period with respect to the related Subordinate Companion Loan as described in the Free Writing Prospectus, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the applicable pooling and servicing agreement. In addition, the holder of the related Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

■ Directing Certificateholder:	BlackRock Financial Management Inc. (or an affiliate), is expected to be appointed the initial directing certificateholder.

■ Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■ Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Control Event (continued):
With respect to each of the Veritas Multifamily Portfolio Whole Loan and the Centura Tower I Whole Loan, pursuant to the related intercreditor agreement, the holder of the related Subordinate Companion Loan will lose its right to direct or consent to certain actions upon the occurrence of a control appraisal period with respect to such Subordinate Companion Loan, which will occur when the principal balance of such Subordinate Companion Loan (taking into account the application of realized losses, payments of principal and Appraisal Reductions to notionally reduce such balance) has been reduced to less than 25% of its initial principal balance as of the Closing Date.

In the case of each of the Veritas Multifamily Whole Loan and the Centura Tower I Whole Loan, the holders of the related Subordinate Companion Loan will also have the right to replace the related Special Servicer with respect to the related mortgage loan at any time prior to the occurrence and continuance of a control appraisal period with respect to such Subordinate Companion Loan.

■ Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, and the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Senior Trust Advisor:	The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans except with respect to the Centura Tower I Whole Loan unless a control appraisal period with respect to the related Subordinate Companion Loan has occurred and is continuing. The Senior Trust Advisor will have no obligations under the Pooling and Servicing Agreement with respect to the Veritas Multifamily Portfolio Whole Loan, the Hulen Mall Whole Loan, the Miracle Mile Shops Whole Loan or the 1615 L Street Whole Loan.

The Senior Trust Advisor will be responsible for:

■	after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■	after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. The annual report will be based on the Senior Trust Advisor’s knowledge of all of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

■	prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

■	after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Senior Trust Advisor(continued):	After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation) except with respect to the Centura Tower I Whole Loan unless a control appraisal period with respect to the related Subordinate Companion Loan has occurred and is continuing.

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (iii) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the Special Servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■ Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder; provided, however, that with respect to the Centura Tower I Whole Loan, the holder of the related Subordinate Companion Loan (prior to a control appraisal period with respect to such Subordinate Companion Loan) will have the right to replace the Special Servicer with respect to that Whole Loan.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Summary of Transaction Terms

■ Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

■ Replacement of Special Servicer by Vote of Certificateholders (continued):
With respect to each of the Whole Loans, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the applicable trustee or, prior to a Control Event, by the applicable Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the Centura Tower I Whole Loan, prior to a control appraisal period with respect to the related Subordinate Companion Loan, the holder of such Subordinate Companion Loan will have the right to terminate the Special Servicer with or without cause upon at least ten business days prior notice to the Special Servicer.

With respect to the Veritas Multifamily Portfolio Whole Loan, the Hulen Mall Whole Loan, the Miracle Mile Shops Whole Loan and the 1615 L Street Whole Loan, the JPMCC  2013-C16 trust as holder of a related mortgage loan, has a similar right in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which will be exercised by the Directing Certificateholder prior to a Control Event.

■ Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO Loan (including Specially Serviced mortgage loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus.  The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced mortgage loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Summary of Transaction Terms

■ Master Servicer and Special Servicer Compensation (continued):
In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.  The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan and Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (or serviced Whole Loan) is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected Mortgage Loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected Mortgage Loan (including the related Companion Loan, if applicable) that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan (or Whole Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected Mortgage Loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO Loan being a corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds; provided however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO Loan as additional compensation within the prior 12 months.

Similar fees to those described above will be payable to the applicable special servicer for each of the Veritas Multifamily Portfolio Whole Loan, the Hulen Mall Whole Loan, Miracle Mile Shops Whole Loan and the 1615 L Street Whole Loan under the applicable pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Summary of Transaction Terms

■ Master Servicer and Special Servicer Compensation (continued):
Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement.  In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a Specially Serviced Mortgage Loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■ Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
	■	special notices
	■	summaries of asset status reports
	■	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
	■	an “Investor Q&A Forum”
	■	a voluntary investor registry
	■	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Collateral Characteristics

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	20	66	$760,119,968	66.9%
GECC	21	22	220,423,639	19.4
RCMC	12	18	106,358,681	9.4
LCF	7	7	49,014,959	4.3
	60	113	$1,135,917,248	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$1,135,917,248
Number of Mortgage Loans:	60
Number of Mortgaged Properties:	113
Average Cut-off Date Balance per Mortgage Loan:	$18,931,954
Weighted Average Current Mortgage Rate:	5.02520%
10 Largest Mortgage Loans as % of IPB:	52.7%
Weighted Average Remaining Term to Maturity(1):	106 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.46x
Weighted Average UW NOI Debt Yield(2)(3):	10.0%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3)(4):	66.5%
Weighted Average Maturity Date LTV(1)(2)(3)(4):	58.2%

Other Statistics
% of Mortgage Loans with Additional Debt:	43.3%
% of Mortgaged Properties with Single Tenants:	0.7%

Amortization
Weighted Average Original Amortization Term(5):	354 months
Weighted Average Remaining Amortization Term(5):	354 months
% of Mortgage Loans with Amortizing Balloon:	47.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	40.3%
% of Mortgage Loans with Interest-Only:	11.2%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure:	1.3%

Cash Management(6)
% of Mortgage Loans with In-Place, Hard Lockboxes:	28.1%
% of Mortgage Loans with In-Place, CMA Lockboxes:	26.7%
% of Mortgage Loans with Soft Lockboxes:	20.8%
% of Mortgage Loans with Springing Lockboxes:	15.7%
% of Mortgage Loans with No Lockbox:	8.8%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	79.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	45.4%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	87.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	75.4%

(1)	In the case of the two mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 1, 2, 9, 10 and 11, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No. 2. In the case of Loan No. 5, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.

(3)	In the case of Loan Nos. 49 and 50, the loans are cross collateralized and cross defaulted with each other. As such, the calculations are based on the aggregate balance of those mortgage loans.
(4)
In the case of Loans Nos. 2, 3 and 34, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “as-stabilized”, “hypothetical as-is” and “hypothetical as-is” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(5)	Excludes two mortgage loans that are interest-only for the entire term.
(6)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(7)	CapEx Reserves include FF&E reserves for hotel properties.
(8)	Calculated only with respect to Cut-off Date Balance for retail, office and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Collateral Characteristics

Ten Largest Mortgage Loans

		Mortgage	No.	Cut-off					UW NOI	Cut-off	Maturity
		Loan	of	Date	% of	SF/Units	Property	UW NCF	Debt	Date	Date
No.	Loan Name	Seller	Prop.	Balance	IPB	/Rooms	Type	DSCR(1)	Yield(1)	LTV(1)(2)	LTV(1)(2)
1	The Aire(3)	JPMCB	1	$135,000,000	11.9%	310	Multifamily	1.15x	7.3%	61.6%	53.1%
2	Veritas Multifamily Portfolio	JPMCB	45	$92,500,000	8.1%	1,230	Multifamily	1.50x	8.4%	66.5%	66.5%
3	Energy Centre	JPMCB	1	$64,000,000	5.6%	757,275	Office	1.65x	12.5%	74.2%	65.6%
4	Oracle & International Centre	JPMCB	1	$50,750,000	4.5%	622,173	Office	1.53x	12.0%	69.1%	63.7%
5	Centura Tower I	JPMCB	1	$50,000,000	4.4%	412,248	Office	1.61x	11.0%	58.5%	53.5%
6	Hilton Garden Inn Downtown Atlanta(4)	JPMCB	3	$45,953,275	4.0%	242	Mixed Use	1.53x	10.2%	65.7%	54.4%
7	Hilton Richmond Hotel & Spa	JPMCB	1	$45,000,000	4.0%	254	Hotel	1.66x	10.6%	65.2%	53.5%
8	600 East Las Colinas Boulevard	JPMCB	1	$41,000,000	3.6%	510,753	Office	1.52x	12.5%	63.8%	52.9%
9	Hulen Mall	JPMCB	1	$39,949,652	3.5%	400,968	Retail	1.61x	10.2%	69.4%	63.4%
10	Miracle Mile Shops	JPMCB	1	$35,000,000	3.1%	448,835	Retail	1.24x	8.4%	62.7%	58.0%

	Top 3 Total / Weighted Average		47	$291,500,000	25.7%			1.37x	8.8%	65.9%	60.1%
	Top 5 Total / Weighted Average		49	$392,250,000	34.5%			1.42x	9.5%	65.4%	59.7%
	Top 10 Total / Weighted Average		56	$599,152,926	52.7%			1.46x	9.8%	65.4%	58.5%
(1)
In the case of Loan Nos. 1, 2, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loans, but exclude the mezzanine loans for Loan Nos. 1 and 3 and the Subordinate Companion Loans in the case of Loan Nos. 2 and 5.

(2)
In the case of Loan Nos. 2 and 3, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized” and “hypothetical as-is” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(3)	SF/Units/Rooms includes 310 residential units and 36,836 square feet of commercial space.
(4)	SF/Units/Rooms includes 242 hotel rooms and 30,850 square feet of commercial space.

Pari Passu Note Loan Summary

			Companion	Total
		Trust	Loan	Mortgage Loan	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement	Servicer	Servicer	Rights
1	The Aire(1)	$135,000,000	$90,000,000	$225,000,000	JPMCC 2013-C16	Wells Fargo	Midland	JPMCC 2013-C16
2	Veritas Multifamily Portfolio(2)	$92,500,000	$119,000,000	$211,500,000	JPMBB 2013-C15	Wells Fargo	LNR Partners, LLC	JPMBB 2013-C15
9	Hulen Mall	$39,949,652	$89,886,716	$129,836,367	JPMBB 2013-C15	Wells Fargo	LNR Partners, LLC	JPMBB 2013-C15
10	Miracle Mile Shops(3)	$35,000,000	$545,000,000	$580,000,000	COMM 2013-CCRE12	Midland	Situs Holdings, LLC	COMM 2013-CCRE12
11	1615 L Street	$34,250,000	$100,000,000	$134,250,000	JPMBB 2013-C15	Wells Fargo	LNR Partners, LLC	JPMBB 2013-C15
(1)	The Aire Total Mortgage Loan Cut-off Date Balance does not include the $25,000,000 mezzanine loan.
(2)
The Veritas Multifamily Portfolio Total Mortgage Loan Cut-off Date Balance does not include the $20,000,000 B-Note, which is subordinate to the A-1 note and A-2 note of $119,000,000 and $92,500,000, respectively.

(3)	For more information on the Miracle Mile Shops pari passu notes, see “Description of the Mortgage Pool—The Miracle Mile Shops Whole Loan” in the Free Writing Prospectus.

Additional Debt Summary(1)

			Subordinate	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Debt	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR(2)	DSCR	LTV(2)(3)	LTV(3)	Yield(2)	Debt Yield
1	The Aire	$135,000,000	$25,000,000	$250,000,000	1.15x	1.03x	61.6%	68.5%	7.3%	6.6%
2	Veritas Multifamily Portfolio(4)	$92,500,000	$20,000,000	$231,500,000	1.50x	1.32x	66.5%	72.8%	8.4%	7.7%
3	Energy Centre	$64,000,000	$8,700,000	$72,700,000	1.65x	1.34x	74.2%	84.2%	12.5%	11.0%
5	Centura Tower I	$50,000,000	$10,000,000	$60,000,000	1.61x	1.27x	58.5%	70.2%	11.0%	9.2%
16	GAI Building	$21,425,000	$3,000,000	$24,425,000	1.45x	1.14x	70.2%	80.1%	10.1%	8.9%
22	Hunter’s Cove Apartments	$14,500,000	$1,500,000	$16,000,000	1.31x	1.12x	74.0%	81.6%	8.9%	8.0%
45	Cambria Suites Indianapolis	$5,450,000	$850,000	$6,300,000	1.44x	1.11x	59.2%	68.5%	11.5%	9.9%
(1)	In the case of Loan Nos. 1, 3, 16, 22 and 45, subordinate debt represents mezzanine loans, and in the case of Loan Nos. 2 and 5, subordinate debt represents a Subordinate Companion Loan.
(2)
In the case of Loan Nos. 1 and 2, the UW NCF DSCR, UW NOI Debt Yield, and Cut-off Date LTV calculations include the related Pari Passu Companion Loan, but exclude the mezzanine loan and Subordinate Companion Loan, respectively.

(3)
In the case of Loan Nos. 2 and 3, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized” and “hypothetical as-is” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)
The Veritas Multifamily Portfolio Total Debt Cut-off Date Balance includes the Pari Passu Companion Loan. In addition, certain investors in the borrowers entered into two preferred equity arrangements totaling $182,500,000, which are subordinate to the Veritas Multifamily Portfolio Whole Loan. For more information on the preferred equity, please see “Veritas Multifamily Portfolio – Preferred Equity” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Collateral Characteristics

Previous Securitization History(1)

			Property	Previous
No.	Loan Name	Location	Type	Securitization
3	Energy Centre	New Orleans, LA	Office	CSFB 2004-C2
9	Hulen Mall	Fort Worth, TX	Retail	MSC 2005-IQ9
10	Miracle Mile Shops	Las Vegas, NV	Retail	BACM 2006-1, COMM 2006-C7, BACM 2006-2
11	1615 L Street	Washington, D.C.	Office	GSMS 2007-GG10
12	Bridgemarket	New York, NY	Retail	GMACC 2004-C1
21	Preston Del Norte	Dallas, TX	Multifamily	GECMC 2003-C2
24	Madison Plaza	El Cajon, CA	Retail	MSC 2005-HQ6
25	Samoa Village	Ontario, CA	Manufactured Housing	GECMC 2004-C1
29	The Hills	Richland, WA	Manufactured Housing	GECMC 2004-C1
35	San Pablo Towne Center	San Pablo, CA	Retail	BSCMS 2004-PWR3
39	Denbigh and Twin Ponds MHC	Various, VA	Manufactured Housing	GECMC 2004-C1
41	58-30 Grand Avenue	Maspeth, NY	Industrial	BSCMS 2005-T18
42	The Shoppes at Clemente Ranch	Chandler, AZ	Retail	JPMCC 2003-CIBC7
49	SES Retail - Royal Palm	Royal Palm Beach, FL	Retail	GECMC 2004-C3
50	SES Retail - Pace	Pace, FL	Retail	GECMC 2004-C2
51	Conway Circle	Orlando, FL	Manufactured Housing	GECMC 2004-C1
52	Mountain View	Lompoc, CA	Manufactured Housing	GECMC 2004-C1
53	Walgreens Maricopa	Maricopa, AZ	Retail	JPMCC 2005-LDP3
54	Walgreens Chicago	Chicago, IL	Retail	JPMCC 2005-LDP2
55	Tyrone Village	Tampa, FL	Manufactured Housing	GECMC 2005-C3
57	A-Sentry Storage	Anchorage, AK	Self Storage	MLMT 2002-KEY1
58	Moon Valley Estates	Phoenix, AZ	Manufactured Housing	BACM 2004-1
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Class A-2(1)

						% of	Original	Remaining	UW	UW NOI	Cut-off	Maturity
			Cut-off Date	% of	Maturity/ARD	Certificate	Loan	Loan	NCF	Debt	Date	Date/ARD
No.	Loan Name	Location	Balance	IPB	Balance	Class(2)	Term	Term	DSCR(3)(4)	Yield(3)(4)	LTV Ratio(3)(4)(5)	LTV Ratio(3)(4)(5)
2	Veritas Multifamily Portfolio	San Francisco, CA	$92,500,000	8.1%	$92,500,000	39.1%	60	59	1.50x	8.4%	66.5%	66.5%
5	Centura Tower I	Farmer’s Branch, TX	50,000,000	4.4	45,746,498	19.3	60	60	1.61x	11.0%	58.5%	53.5%
9	Hulen Mall	Fort Worth, TX	39,949,652	3.5	36,456,153	15.4	60	59	1.61x	10.2%	69.4%	63.4%
18	Byrd Corporate Park	Richmond, VA	19,076,880	1.7	17,458,338	7.4	60	59	1.48x	10.5%	73.4%	67.1%
21	Preston Del Norte	Dallas, TX	15,488,639	1.4	14,342,451	6.1	60	57	1.49x	10.4%	74.8%	69.2%
33	Mayton Lofts	Petersburg, VA	9,300,000	0.8	8,629,343	3.6	60	60	1.30x	9.1%	72.1%	66.9%
36	Fed Ex Ship Center	Moonachie, NJ	9,106,473	0.8	8,426,528	3.6	60	57	1.25x	8.5%	61.9%	57.3%
37	Peanut Factory Lofts Apartments	Petersburg, VA	8,765,000	0.8	8,132,924	3.4	60	60	1.30x	9.1%	70.7%	65.6%
45	Cambria Suites Indianapolis	Plainfield, IN	5,450,000	0.5	4,949,500	2.1	60	60	1.44x	11.5%	59.2%	53.8%

Total / Weighted Average:			$249,636,643	22.0%	$236,641,734	100.0%	60	59	1.51x	9.6%	66.4%	63.0%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.
(3)
In the case of Loan Nos. 2 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No. 2.

(4)	In the case of Loan No. 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV exclude the Subordinate Companion Loan.
(5)
In the case of Loan No. 2, the Cut-off Date LTV Ratio and the Maturity Date/ARD LTV Ratio is calculated using the appraisal’s “as-stabilized” appraised values for those units currently being remediated for fire damage at two of the properties. The “as-is” value assuming the units were not remediated is $313,910,000, which results in a Cut-off Date LTV and Maturity Date/ARD LTV Ratio of 67.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cut-off Date Principal Balance

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Range of Principal Balances			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
$1,596,719	-	$4,999,999	12	$38,593,965	3.4%	5.24116%	119	1.59x	10.9%	64.1%	54.1%
$5,000,000	-	$14,999,999	27	244,787,102	21.5	5.22048%	111	1.49x	10.5%	67.8%	57.1%
$15,000,000	-	$29,999,999	9	186,133,255	16.4	4.91577%	108	1.39x	9.9%	71.4%	60.8%
$30,000,000	-	$49,999,999	7	274,152,926	24.1	4.97921%	110	1.51x	10.1%	64.1%	55.9%
$50,000,000	-	$99,999,999	4	257,250,000	22.6	5.03583%	86	1.56x	10.6%	67.4%	63.2%
$100,000,000	-	$135,000,000	1	135,000,000	11.9	4.83334%	120	1.15x	7.3%	61.6%	53.1%
Total / Weighted Average:			60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%

Mortgage Interest Rates

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Mortgage Interest Rates			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
4.25350%	-	4.50000%	3	$109,026,531	9.6%	4.39376%	59	1.59x	10.6%	65.1%	59.5%
4.50001%	-	4.80000%	3	57,695,000	5.1	4.63736%	118	1.46x	8.5%	66.8%	63.0%
4.80001%	-	5.05000%	14	420,498,091	37.0	4.91431%	116	1.45x	10.0%	65.7%	57.1%
5.05001%	-	5.25000%	20	275,679,515	24.3	5.15414%	119	1.42x	10.1%	68.8%	57.6%
5.25001%	-	5.45000%	14	249,299,869	21.9	5.36381%	92	1.46x	9.9%	66.2%	59.6%
5.45001%	-	5.65000%	4	13,074,990	1.2	5.50972%	118	1.44x	10.8%	65.4%	52.8%
5.65001%	-	5.95000%	1	5,193,251	0.5	5.91400%	119	1.40x	10.8%	59.7%	46.1%
5.95001%	-	6.29700%	1	5,450,000	0.5	6.29700%	60	1.44x	11.5%	59.2%	53.8%
Total / Weighted Average:			60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Term to	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
60	9	$249,636,643	22.0%	4.94350%	59	1.51x	9.6%	66.4%	63.0%
120	51	886,280,605	78.0	5.04821%	119	1.44x	10.1%	66.6%	56.9%
Total / Weighted Average:	60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Term to			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity/ARD in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
57	-	60	9	$249,636,643	22.0%	4.94350%	59	1.51x	9.6%	66.4%	63.0%
61	-	120	51	886,280,605	78.0	5.04821%	119	1.44x	10.1%	66.6%	56.9%
Total / Weighted Average:			60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%
(1)
In the case of Loan Nos. 36 and 43, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 2, 9, 10 and 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No. 2.

(3)
In the case of Loan Nos. 49 and 50, the loans are cross collateralized and cross defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.

(4)	In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan Nos. 2, 5 and 34, the Cut-off Date LTV and the Maturity Date LTV is calculated using the appraisal’s “as-stabilized”, “hypothetical as-is” and “hypothetical as-is” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Original Amortization Term in Months

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Original Amortization	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
Interest Only	2	$126,750,000	11.2%	5.18242%	75	1.51x	8.3%	65.6%	65.6%
240	1	5,493,000	0.5	5.00000%	120	1.49x	12.0%	64.6%	40.7%
300	7	84,736,673	7.5	5.33880%	114	1.40x	10.7%	63.7%	50.0%
360	50	918,937,575	80.9	4.97474%	109	1.46x	10.1%	66.9%	58.0%
Total / Weighted Average:	60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%

Remaining Amortization Term in Months

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Remaining Amortization			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Term in Months			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
Interest Only			2	$126,750,000	11.2%	5.18242%	75	1.51x	8.3%	65.6%	65.6%
240	-	293	1	5,493,000	0.5	5.00000%	120	1.49x	12.0%	64.6%	40.7%
294	-	299	3	32,611,673	2.9	5.27709%	119	1.38x	11.0%	69.0%	52.2%
300	-	330	4	52,125,000	4.6	5.37740%	112	1.42x	10.6%	60.3%	48.6%
331	-	360	50	918,937,575	80.9	4.97474%	109	1.46x	10.1%	66.9%	58.0%
Total / Weighted Average:			60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%

Amortization Types

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Amortization Types	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
Balloon	39	$536,729,775	47.3%	5.02684%	103	1.53x	10.7%	66.9%	56.5%
IO-Balloon	17	457,838,000	40.3	4.98055%	119	1.37x	9.6%	66.5%	58.4%
Interest-Only	2	126,750,000	11.2	5.18242%	75	1.51x	8.3%	65.6%	65.6%
ARD-Balloon	2	14,599,473	1.3	5.00000%	81	1.34x	9.8%	62.9%	51.1%
Total / Weighted Average:	60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)(4)

						Weighted Average
Underwritten				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Net Cash Flow			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Debt Service Coverage Ratios			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
1.15x	-	1.30x	8	$249,095,594	21.9%	4.95444%	113	1.20x	7.9%	64.7%	56.8%
1.31x	-	1.40x	17	172,751,903	15.2	5.22923%	119	1.37x	10.2%	67.6%	55.6%
1.41x	-	1.50x	15	257,618,522	22.7	5.15774%	88	1.47x	9.5%	69.3%	62.7%
1.51x	-	1.60x	11	218,453,203	19.2	5.09121%	119	1.53x	10.9%	66.8%	58.4%
1.61x	-	1.75x	4	198,949,652	17.5	4.70487%	92	1.63x	11.2%	67.3%	59.4%
1.76x	-	2.00x	2	14,211,910	1.3	5.08201%	118	1.82x	12.2%	58.5%	48.3%
2.01x	-	2.25x	2	21,636,465	1.9	4.87348%	119	2.15x	14.2%	46.0%	39.5%
2.26x	-	3.02x	1	3,200,000	0.3	5.03000%	120	3.02x	20.3%	33.1%	27.3%
Total / Weighted Average:			60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%
(1)
In the case of Loan Nos. 36 and 43, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 2, 9, 10 and 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No. 2.

(3)
In the case of Loan Nos. 49 and 50, the loans are cross collateralized and cross defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.

(4)	In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan Nos. 2, 5 and 34, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “as-stabilized”, “hypothetical as-is” and “hypothetical as-is” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

LTV Ratios as of the Cut-off Date(2)(3)(4)(5)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Cut-off Date LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
33.1%	-	49.9%	3	$24,836,465	2.2%	4.89365%	119	2.26x	15.0%	44.3%	37.9%
50.0%	-	54.9%	2	11,245,940	1.0	5.20344%	120	1.57x	11.2%	53.4%	44.2%
55.0%	-	59.9%	4	93,643,251	8.2	4.96759%	83	1.51x	10.8%	58.0%	50.6%
60.0%	-	64.9%	10	277,606,422	24.4	4.96267%	117	1.31x	8.7%	62.3%	54.6%
65.0%	-	69.9%	13	363,749,745	32.0	5.05665%	97	1.52x	10.1%	67.3%	60.4%
70.0%	-	74.9%	26	345,460,425	30.4	5.05363%	110	1.44x	10.3%	72.8%	62.2%
75.0%	-	80.2%	2	19,375,000	1.7	5.16717%	119	1.40x	10.3%	77.3%	68.0%
Total / Weighted Average:			60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%

LTV Ratios as of the Maturity Date(1)(2)(3)(4)(5)

						Weighted Average
				Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
Range of			Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Maturity Date/ARD LTVs			of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
27.3%	-	44.9%	5	$34,075,405	3.0%	4.91369%	119	2.11x	14.3%	48.3%	38.8%
45.0%	-	49.9%	4	48,593,251	4.3	5.37925%	118	1.39x	10.4%	57.3%	46.4%
50.0%	-	54.9%	13	379,185,814	33.4	4.96677%	111	1.41x	9.7%	63.3%	53.3%
55.0%	-	59.9%	10	145,874,393	12.8	5.13289%	115	1.38x	9.7%	67.2%	57.6%
60.0%	-	64.9%	20	299,682,866	26.4	4.89768%	111	1.45x	9.9%	70.4%	62.4%
65.0%	-	69.7%	8	228,505,519	20.1	5.16197%	81	1.52x	10.1%	71.1%	66.6%
Total / Weighted Average:			60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%

Prepayment Protection

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Prepayment Protection	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
Yield Maintenance	17	$596,011,895	52.5%	4.93102%	99	1.45x	9.5%	65.3%	58.0%
Defeasance	43	539,905,353	47.5	5.12916%	113	1.47x	10.6%	67.8%	58.4%
Total / Weighted Average:	60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%

Loan Purpose

				Weighted Average
		Cut-off Date	%		Remaining	UW	UW	Cut-off	Maturity
	Number	Principal	of	Mortgage	Loan	NCF	NOI	Date	Date
Loan Purpose	of Loans	Balance	IPB	Rate	Term(1)	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(1)(2)(3)(4)(5)
Refinance	47	$888,653,276	78.2%	5.02551%	102	1.45x	9.6%	65.0%	57.2%
Acquisition	13	247,263,972	21.8	5.02408%	119	1.48x	11.2%	72.1%	62.0%
Total / Weighted Average:	60	$1,135,917,248	100.0%	5.02520%	106	1.46x	10.0%	66.5%	58.2%
(1)
In the case of Loan Nos. 36 and 43, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 1, 2, 9, 10 and 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No. 2.

(3)
In the case of Loan Nos. 49 and 50, the loans are cross collateralized and cross defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.

(4)	In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(5)
In the case of Loan Nos. 2, 5 and 34, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “as-stabilized”, “hypothetical as-is” and “hypothetical as-is” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Collateral Characteristics

Mortgaged Properties by Location(1)

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(2)(3)(4)(5)(6)
Texas	11	$197,499,541	17.4%	90.5%	1.54x	11.0%	66.1%	57.0%
New York	3	175,500,000	15.5	93.4%	1.20x	8.0%	60.4%	51.5%
California	49	130,882,405	11.5	97.9%	1.61x	9.6%	62.7%	60.5%
Virginia	6	90,508,656	8.0	79.6%	1.54x	10.3%	68.6%	59.3%
Florida	8	76,885,100	6.8	88.8%	1.38x	9.5%	69.7%	58.7%
Minnesota	2	72,991,118	6.4	89.4%	1.48x	11.7%	69.9%	60.7%
Louisiana	1	64,000,000	5.6	88.7%	1.65x	12.5%	74.2%	65.6%
Georgia	4	56,720,448	5.0	81.6%	1.53x	10.5%	67.2%	55.8%
Tennessee	3	42,393,788	3.7	90.8%	1.37x	9.4%	71.0%	62.1%
Arizona	6	37,901,118	3.3	91.4%	1.51x	10.3%	68.7%	57.5%
Nevada	1	35,000,000	3.1	98.1%	1.24x	8.4%	62.7%	58.0%
Washington, D.C.	1	34,250,000	3.0	89.4%	1.54x	8.1%	63.0%	63.0%
Illinois	2	28,540,044	2.5	86.5%	1.38x	10.7%	68.4%	57.4%
Indiana	3	21,552,121	1.9	91.5%	1.36x	10.0%	72.6%	62.6%
Pennsylvania	2	16,363,206	1.4	95.0%	1.41x	10.2%	74.3%	64.6%
Ohio	1	14,400,000	1.3	95.2%	1.40x	10.2%	73.8%	61.0%
Massachusetts	4	10,968,499	1.0	82.6%	1.45x	9.5%	72.9%	59.8%
Washington	1	10,467,655	0.9	95.7%	1.37x	9.4%	72.2%	60.2%
New Jersey	1	9,106,473	0.8	100.0%	1.25x	8.5%	61.9%	57.3%
Michigan	3	6,787,074	0.6	85.2%	1.45x	9.5%	72.9%	59.8%
Alaska	1	3,200,000	0.3	96.0%	3.02x	20.3%	33.1%	27.3%
Total / Weighted Average:	113	$1,135,917,248	100.0%	90.5%	1.46x	10.0%	66.5%	58.2%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 9, 10 and 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No. 2.

(3)	In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(4)
In the case of Loan Nos. 49 and 50, the loans are cross collateralized and cross defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.

(5)
In the case of Loan Nos. 2, 5 and 34, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “as-stabilized”, “hypothetical as-is” and “hypothetical as-is” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(6)
In the case of Loan Nos. 36 and 43, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Collateral Characteristics

Mortgaged Properties by Type(1)

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(2)(3)(4)	DY(2)(3)(4)	LTV(2)(3)(4)(5)	LTV(2)(3)(4)(5)(6)
Multifamily	High Rise/Retail	1	$135,000,000	11.9%	91.7%	1.15x	7.3%	61.6%	53.1%
	Mid Rise	44	90,462,619	8.0	98.4%	1.50x	8.4%	66.5%	66.5%
	Garden	6	79,043,457	7.0	95.5%	1.40x	9.7%	71.4%	63.3%
	Student	2	24,500,000	2.2	87.4%	1.32x	9.4%	75.3%	65.9%
	High Rise	1	7,602,121	0.7	98.8%	1.25x	8.8%	73.8%	61.0%
	Subtotal	54	$336,608,197	29.6%	94.2%	1.32x	8.3%	66.5%	60.2%

Office	CBD	4	$199,000,000	17.5%	91.8%	1.59x	11.2%	67.0%	61.6%
	Suburban	6	129,665,162	11.4	86.7%	1.44x	11.3%	68.8%	56.3%
	Subtotal	10	$328,665,162	28.9%	89.8%	1.53x	11.3%	67.7%	59.5%

Retail	Regional Mall	2	$74,949,652	6.6%	96.7%	1.44x	9.4%	66.3%	60.9%
	Anchored	4	63,906,708	5.6	98.9%	1.40x	10.2%	63.3%	52.6%
	Shadow Anchored	4	20,985,979	1.8	87.8%	1.83x	12.5%	56.9%	49.6%
	Unanchored	2	10,285,955	0.9	96.0%	1.51x	11.2%	65.1%	47.1%
	Freestanding	2	7,448,169	0.7	100.0%	1.34x	8.9%	68.1%	59.7%
	Subtotal	14	$177,576,462	15.6%	96.5%	1.47x	10.1%	64.1%	55.7%

Hotel	Full Service	3	$95,825,718	8.4%	71.2%	1.59x	10.4%	66.0%	53.8%
	Limited Service	2	10,643,251	0.9	71.5%	1.42x	11.2%	59.4%	50.0%
	Subtotal	5	$106,468,969	9.4%	71.2%	1.57x	10.5%	65.3%	53.4%

Manufactured Housing		13	$104,757,169	9.2%	91.1%	1.51x	10.1%	67.1%	56.3%

Industrial	Flex	2	$29,844,053	2.6%	89.3%	1.50x	10.9%	73.5%	65.2%
	Warehouse	2	16,606,473	1.5	97.7%	1.30x	9.4%	58.6%	52.0%
	Subtotal	4	$46,450,526	4.1%	92.3%	1.43x	10.4%	68.2%	60.4%

Self Storage		11	$32,243,780	2.8%	84.8%	1.60x	10.8%	68.0%	55.6%

Other	Parking Garage	1	$2,037,381	0.2%	100.0%	1.50x	8.4%	66.5%	66.5%

Mixed Use	Retail/Office	1	$1,109,602	0.1%	89.2%	1.53x	10.2%	65.7%	54.4%

	Total/Weighted Average:	113	$1,135,917,248	100.0%	90.5%	1.46x	10.0%	66.5%	58.2%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 1, 2, 9, 10 and 11, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans, but exclude the Subordinate Companion Loan in the case of Loan No. 2.

(3)	In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the Subordinate Companion Loan.
(4)
In the case of Loan Nos. 49 and 50, the loans are cross collateralized and cross defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.

(5)
In the case of Loans No. 2, 5 and 34, the Cut-off Date LTV and the Maturity Date LTV are calculated using the appraisal’s “as-stabilized”, “hypothetical as-is” and “hypothetical as-is” appraised values, respectively. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(6)
In the case of Loan Nos. 36 and 43, which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

The Aire

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

The Aire

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

The Aire

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$135,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$135,000,000	Property Type - Subtype:	Multifamily - High Rise/Retail
% of Pool by IPB:	11.9%	Net Rentable Area (Units / SF)(2):	310 Units / 292,270 SF
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	150 Amsterdam Avenue Holdings LLC	Year Built / Renovated:	2010 / N/A
Sponsors(3):	Various	Occupancy(4)(5):	91.7%
Interest Rate:	4.83334%	Occupancy Date:	10/17/2013
Note Date:	10/31/2013	Number of Tenants(6):	3
Maturity Date:	11/1/2023	2010 NOI:	N/A
Interest-only Period:	24 months	2011 NOI:	$9,951,047
Original Term:	120 months	2012 NOI:	$15,183,039
Original Amortization:	360 months	TTM NOI (as of 9/2013):	$15,255,913
Amortization Type:	IO-Balloon	UW Economic Occupancy(4)(5):	90.7%
Call Protection:	L(24),Grtr1%orYM(90),O(6)	UW Revenues(4)(5):	$21,541,381
Lockbox:	Soft	UW Expenses:	$5,060,180
Additional Debt:	Yes	UW NOI:	$16,481,201
Additional Debt Balance:	$90,000,000 / $25,000,000	UW NCF:	$16,419,201
Additional Debt Type:	Pari Passu / Mezzanine	Appraised Value / Per Unit(7):	$365,000,000 / $1,177,419
Appraisal Date:	9/10/2013

Escrows and Reserves(8)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(7):	$725,806
Taxes:	$402,838	$168,735	N/A	Maturity Date Loan / Unit(7):	$625,337
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.6%
Replacement Reserves:	$5,167	$5,167	N/A	Maturity Date LTV:	53.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR(4):	1.15x
Other:	$1,163,056	$100,000	N/A	UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$225,000,000	80.2%	Payoff Existing Debt	$277,027,566	98.8%
Mezzanine Loan	25,000,000	8.9	Closing Costs	1,786,300	0.6
Sponsor Equity	30,384,926	10.8	Upfront Reserves	1,571,060	0.6
Total Sources	$280,384,926	100.0%	Total Uses	$280,384,926	100.0%
(1)
The Aire is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $225.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $225.0 million The Aire Whole Loan.

(2)	The Net Rentable Area of 292,270 square feet represents 255,434 square feet of multifamily space (310 units) and 36,836 square feet of commercial space.
(3)	For a full description of the sponsors, please refer to “The Sponsors” below.
(4)
Occupancy, UW Economic Occupancy and UW Revenues excludes two master leases provided by the sponsors. Please refer to “Master Lease” below. Including the master leases the Occupancy, UW Economic Occupancy and UW NCF DSCR are 92.3%, 95.5% and 1.23x, respectively.

(5)
Occupancy, UW Economic Occupancy and UW Revenues include a 9,174 square foot lease to Flywheel Sports, Inc. and a 8,202 square foot lease to Winthrop University Hospital, which have been executed, but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in December 2013 and February 2014, respectively.

(6)	Number of tenants reflects commercial tenants only and does not include the master lease for 4,460 square feet from the sponsors. Please refer to “Master Lease” below.
(7)
Appraised Value / Per Unit, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are each calculated based on 310 multifamily units; however, an additional 10.9% of the underwritten net rental income is attributable to the commercial and parking components of the property.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

The Aire

The Loan. The loan is secured by a first mortgage lien on a 310-unit multifamily property with 36,836 square feet of commercial space and a 115-space underground parking garage located in New York, New York. The loan has an outstanding principal balance of $225.0 million (the “The Aire Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, which has an outstanding principal balance as of the Cut-off Date of $135.0 million is being contributed to the JPMCC 2013-C16 Trust.  Note A-2, with an outstanding principal balance as of the Cut-off Date of $90.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of the Note A-1 (the “The Aire Controlling Noteholder”) will be the Trustee of the JPMCC 2013-C16 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related The Aire Whole Loan; however, the holder of Note A-2 will be entitled under certain circumstances, to be consulted with respect to certain major decisions. The Aire Whole Loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The previously existing debt was construction financing provided by affiliates of Wells Fargo.

The Borrower. The borrowing entity for the loan is 150 Amsterdam Avenue Holdings LLC, a New York limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Albert Kalimian, Edna Kalimian Amirian and Rita Kalimian Sakhaie. The loan’s sponsors are affiliated with The Kalimian Organization, which is a privately held New York based real estate investment, development and management firm focusing on new developments and restoration of historical and underutilized properties. The Kalimian Organization currently owns 12 properties located in New York City with a total net rentable area of approximately 1.4 million square feet.

The Property. The Aire is a Class A multifamily apartment building that was constructed in 2010 for approximately $356.2 million by the sponsors. The property is located at the intersection of West 67th Street and Amsterdam Avenue on the Upper West Side of Manhattan. The property was built on a 1.15 acre site and consists of a 42-story luxury apartment tower with 310 multifamily units, an adjacent three-story building with 36,836 square feet of primarily retail space located along Amsterdam Avenue and a 115-space underground parking garage located below the apartment tower that is leased to an affiliate of Icon Parking.

The property is located on Manhattan’s Upper West Side, generally known as the area bounded by Central Park on the east, the Hudson River on the west, West 59th Street on the south and 110th Street on the north. The property is within a two block walk of the Lincoln Center for the Performing Arts, the Metropolitan Opera House, the Juilliard School, Central Park and Riverside Park. Residents have transportation access to the rest of Manhattan by way of the 1 subway line one block to the east and the West Side Highway two blocks to the west.

The multifamily portion of the property consists of 310 units including studio, one-bedroom, two-bedroom and three-bedroom layouts that were 92.3% leased as of October 17, 2013. Amenities at the property include a 24-hour attended lobby, fitness center, yoga studio, indoor and outdoor children’s play areas, soundproof music rehearsal rooms, library, 25,000 square foot landscaped private park with reflecting pool and an outdoor terrace with a kitchen and wet bar. Unit features include General Electric Profile stainless steel appliances, quartz stone countertops, mahogany wood floors, ceramic tile flooring in the kitchen and bathrooms and washers and dryers in the two and three bedroom units.  According to REIS, the overall New York market reported a multifamily vacancy rate of 2.0% with average asking rents of $3,071 per unit as of the second quarter of 2013. The Upper West Side submarket reported a vacancy rate of 2.0% with average asking rents of $4,402 per unit, which is up from $4,333 in the second quarter of 2012. The appraisal identified 15 competitive properties ranging from 136 units to 542 units that were constructed between 1925 and 2011. The competitive set reported an average annual rent per square foot of $76.77 for studios, $67.65 for one-bedrooms, $80.13 for two-bedrooms and $88.76 for three-bedrooms.

Due to a 421-a tax abatement currently benefiting the property (please refer to “421-a Tax Abatement” below for additional details), all of the multifamily units are considered “rent stabilized” and are governed by New York City housing laws until the tax abatement expires in June 2022. Of the 287 occupied multifamily units at the property, 247 units are currently renting at a rate that is below their maximum legal rent as calculated by the Rent Guidelines Board. On average, those units have in-place rents 16.1% below their maximum legal rent level for the 2013/2014 year. Upon lease expiration or renewal for these 247 units the sponsor may increase the annual rent by any amount up to the maximum legal level for the current year. The remaining 40 occupied units are currently renting at a level equal to the maximum legal rent for the 2013/2014 year and future rent increases, if any, are subject to an annual amount set by the Rent Guidelines Board. Since 1988, annual increases for units at their maximum legal rent have ranged from 2.0% to 6.0% with an average of 3.4%. When a tenant vacates one of the units that was renting at its maximum legal rent and the unit is re-leased, the increase over the previous rent is also subject to levels set by the Rent Guidelines Board. Over the past 15 years, rent increases for re-leased units have ranged from 16.0% to 18.0% and have averaged 17.3%. The Rent Guidelines Board recently announced the rent increase for the 2013/2014 year. For leases that are executed after October 1, 2013 on units that are at their maximum legal rent, the one year rent increase is 4.0% for renewals and 16.3% for new leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

The Aire

As of October 17, 2013, the 36,836 square feet of commercial space was 87.9% leased by three tenants. These tenants include the Mandell School, Winthrop University Hospital (“Winthrop”) and Flywheel Sports, Inc., (“Flywheel Sports”). The largest commercial tenant, Mandell School leases 40.7% of the commercial net rentable area on a lease through July 2027. It occupies the entire second floor of the commercial building and uses the space for one of its three pre-schools within Manhattan. The second largest tenant, Flywheel Sports, leases 24.9% of the commercial net rentable area on a lease through May 2023. Flywheel Sports is expected to take occupancy by December 2013 and will occupy street level and below grade space for a cycle studio and its New York corporate offices. The third largest retail tenant, Winthrop, executed a lease in October 2013 for 22.3% of the commercial net rentable area through July 2028. Winthrop is expected to take occupancy by February 2014 and will occupy street and below grade space. Winthrop will operate a CyberKnife cancer treatment facility at this site and according to the sponsors is reportedly investing approximately $10.0 million in its space. The two vacant spaces totaling approximately 4,460 square feet are at street level with frontage on Amsterdam Avenue and West 66th Street. The sponsors are expected to start marketing the spaces for lease in December once Flywheel Sports has opened for business. At closing the sponsors entered into a master lease for the vacant commercial space, however the income from the master lease has not been included in the underwritten income.

The property also includes a 115-space underground parking garage located below the apartment tower. The garage is leased to and operated by an affiliate of Icon Parking. The 10-year lease runs through June 2021 and has a current rental rate of $649,000.

Historical and Current Occupancy(1)
Property Component	2010(2)	2011	2012	TTM(3)	Current(4)(5)(6)
Residential	34.7%	88.7%	96.5%	95.7%	92.3%
Commercial	0.0%	0.0%	30.5%	55.0%	87.9%
Total / Wtd. Avg.(7)	30.3%	77.6%	88.1%	90.6%	91.7%
(1)	Historical Occupancies are the average for each respective year.
(2)	Construction on the property was completed in 2010 and leasing began in June of 2010.
(3)	TTM Occupancy is as of October 17, 2013.
(4)	Current Residential Occupancy is based on the October 17, 2013 underwritten rent roll.
(5)
Current Commercial Occupancy includes a 9,174 square foot lease to Flywheel Sports and an 8,202 square foot lease to Winthrop University Hospital, which have been executed, but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in December 2013 and February 2014, respectively.

(6)	Current Commercial Occupancy excludes 4,460 square feet master leased by an affiliate of the sponsor. Please refer to “Master Lease” below.
(7)	Total / Wtd. Avg Occupancy is based on total square feet. The 310 multifamily units account for 255,434 square feet of the property’s 292,270 square feet of net rentable area.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)	In-Place Rents	% of Total	Average Monthly Rents Per Unit(3)	Average Unit SF	Average Annual Rent PSF(3)
Studio	70	22.6%	67	95.5%	$2,281,261	12.8%	$2,837	459	$74.43
1 Bedroom	160	51.6	145	90.4%	7,484,787	42.0	$4,302	742	$69.78
2 Bedroom	35	11.3	32	89.5%	2,807,695	15.8	$7,312	1,110	$80.75
3 Bedroom	45	14.5	43	95.7%	5,246,392	29.4	$10,167	1,463	$83.30
Total / Wtd. Avg.	310	100.0%	287	92.3%	$17,820,134	100.0%	$5,174	824	$75.61
(1)	Multifamily Unit Mix is based on the underwritten rent roll.
(2)	Occupancy based on occupied square footage.
(3)	Average Monthly Rents Per Unit and Average Annual Rent PSF are based on occupied units only.

Commercial Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Annual Rent	Lease Expiration Date
Mandell School(2)	NA / NA / NA	15,000	40.7%	$61.53	$922,983	7/31/2027
Flywheel Sports(3)	NA / NA / NA	9,174	24.9	$47.27	433,661	5/13/2023
Winthrop University Hospital(4)	NA / NA / NA	8,202	22.3	$71.32	585,000	7/31/2028
Vacant / Master Lease(5)	NA / NA / NA	4,460	12.1	N/A	0	11/1/2023
Total		36,836	100.0%		$1,941,644
(1)	Based on the underwritten rent roll.
(2)	Mandell School has two, five-year extension options remaining.
(3)	Flywheel Sports has one, five-year extension option remaining.
(4)
Winthrop University Hospital has the right to terminate its lease as of the last day of the 10th year with 12 months notice and payment of a termination fee. In addition, Winthrop University Hospital has one five-year extension option remaining.

(5)	Please refer to “Master Lease” below for additional details. The sponsors are paying $727,500 per year in base rent, however this income has been excluded from the underwritten rents in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

The Aire

Commercial Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	4,460	12.1%	NAP	NAP	4,460	12.1%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	4,460	12.1%	$0	0.0%
2014	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2015	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2016	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2017	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2018	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2019	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2020	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2021	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2022	0	0	0.0	0	0.0	4,460	12.1%	$0	0.0%
2023	1	9,174	24.9	433,661	22.3	13,634	37.0%	$433,661	22.3%
2024 & Beyond	2	23,202	63.0	1,507,983	77.7	36,836	100.0%	$1,941,644	100.0%
Total	3	36,836	100.0%	$1,941,644	100.0%
(1)	Based on the underwritten rent roll.
(2)	Please refer to “Master Lease” below for additional details. The sponsors are paying $727,500 per year in base rent, however this income has been excluded from the underwritten rents in place.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Unit(2)	%(3)
Multifamily Rents in Place(4)	$15,085,284	$18,141,650	$17,920,945	$17,820,134	$57,484	75.1%
Commercial Rents in Place(4)(5)	0	609,000	883,050	1,941,644	6,263	8.2
Multifamily Vacant Income	0	0	0	1,452,468	4,685	6.1
Commercial Vacant Income	0	0	0	727,500	2,347	3.1
Gross Potential Rent	$15,085,284	$18,750,650	$18,803,995	$21,941,746	$70,780	92.5%
Commercial Reimbursement	0	0	99,602	168,045	542	0.7
Other Multifamily Income	137,203	282,016	317,074	317,074	1,023	1.3
421-a Income(6)	0	49,297	325,415	653,218	2,107	2.8
Parking Income	325,002	649,500	648,996	649,000	2,094	2.7
Net Rental Income	$15,547,489	$19,731,463	$20,195,082	$23,729,083	$76,545	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,197,188)	(7,088)	(9.3)
Other Income	(31,563)	(31,503)	9,486	9,486	31	0.0
Effective Gross Income	$15,515,926	$19,699,960	$20,204,568	$21,541,381	$69,488	90.8%

Total Expenses	$5,564,879	$4,516,921	$4,948,655	$5,060,180	16,323	23.5%

Net Operating Income	$9,951,047	$15,183,039	$15,255,913	$16,481,201	$53,165	76.5%

Total TI/LC, Capex/RR	0	0	0	62,000	200	0.3
Net Cash Flow	$9,951,047	$15,183,039	$15,255,913	$16,419,201	$52,965	76.2%

Rent Per Unit(7)	$4,055 / $0.00	$4,877 / $16.53	$4,817 / $23.97	$4,790 / $52.71
(1)	TTM represents the trailing twelve month period ending September 30, 2013.
(2)	Per Unit is based on 310 multifamily units. The collateral for the loan also includes 36,836 square feet of commercial space and a 115-space underground parking garage.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)
Underwritten Multifamily Rents In Place and Commercial Rents in Place exclude $1,289,304 of additional rent from two master leases which were entered into by the sponsors at closing. Please refer to “Master Lease” below.

(5)
Underwritten Commercial Rents in Place includes a 9,174 square foot lease to Flywheel Sports and a 8,202 square foot lease to Winthrop University Hospital, which have been executed, but the tenants have not yet taken occupancy. The tenants are expected to take occupancy in December 2013 and February 2014, respectively.

(6)	Underwritten 421-a Income based on the underwritten rent roll. Please refer to “421-a Tax Abatement” below for additional details.
(7)
Rent Per Unit reflects the average monthly rent per unit for all multifamily units and the average annual rent per square foot all commercial square footage for each respective period. 2010 Rent Per Unit was $577 for the multifamily units and $0.00 for the commercial space.

Property Management. The property is managed by Rose Associates, Inc., a New York City based real estate firm founded in 1928 that currently manages a portfolio of approximately 27,000 residential units. Rose Associates, Inc.'s, services include residential and commercial management and leasing and development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

The Aire

Master Lease. At closing, the sponsors entered into two master leases covering a portion of the commercial space and a portion of the multifamily space at the property. The total monthly master lease payment (which is not included in the underwritten income) is $107,442 which consists of $60,625 for the commercial component and $46,817 for the multifamily component. The sponsors entered into a master lease for two vacant commercial spaces totaling 4,460 square feet at an average rent of $163.12 per square foot. Portions of the commercial master lease will be terminated when the borrower executes one or more leases for the individual vacant spaces with aggregate base rental income of at least $320,000 ($110.35 per square foot) for the 2,900 square foot space and $150,000 ($96.15 per square foot) for the 1,560 square foot space for lease terms of at least five years. The multifamily master lease will remain in place until the borrower provides a monthly rent roll with total collections of $1,586,263.  Occupancy including the master leased commercial space is 92.3% and the UW NCF DSCR including the cash flow from the master leases for The Aire Whole Loan is 1.23x and 1.11x for The Aire Whole Loan and related Mezzanine Loan, respectively.

421-a Tax Abatement. The property currently benefits from a New York City Department of Housing Preservation and Development 421-a property tax exemption, which ends in June 2022. The program allows for the property’s increase in assessed value resulting from the construction of new multifamily housing to be 100% exempt until the 2014/2015 tax year and phased in by 20% every two years beginning in that year. Full taxes are not incurred until the 2022/2023 tax year. The underwritten real estate taxes of $1.1 million reflect current taxes for the 2013/2014 tax year. Property taxes are projected to increase to approximately $6.4 million when the 421-a exemption is fully phased out in June 2022.

In addition to the tax exemption, the 421-a program allows a landlord to charge an additional fee to tenants that can be increased annually during the tax exemption period to help offset the declining tax savings that results from the phasing out of the abatement.  These fees are typically 2.2% of the rental amount when the property first comes online. These fees can be increased by an additional 2.2% annually up to a maximum fee equal to 19.8% of a unit’s initial rental rate.

Escrows and Reserves. At closing, the borrowers deposited into escrow approximately $599,636 for outstanding rent abatements associated with two commercial tenants, $563,420 for outstanding tenant improvement and leasing commissions for commercial tenants, $402,838 for real estate taxes and $5,167 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $168,735.

Insurance Escrows - The requirement that the borrower make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,167 for replacement reserves.

Master Lease Reserve - During the first three months of 2014, the borrower is required to escrow $100,000 monthly to be held as a reserve for as long as the multifamily master lease is outstanding.

Lockbox / Cash Management. The loan is structured with a soft lockbox with respect to the residential units and a hard lockbox with respect to the commercial units and in-place cash management. The borrower and property manager are required to deposit all rents from residential units into a lockbox account. Additionally, the borrower and property manager were required to send tenant direction letters to commercial tenants requiring them to pay all rents directly to the lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated under the loan documents based on the trailing six-month period falls below 1.05x (including the mezzanine loan), (ii) there is an event of default under the loan documents or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Additional Debt. A mezzanine loan of $25.0 million secured by the equity interests in the borrower was provided by JPMCB and is anticipated to be sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 6.50000% coupon. Including the mezzanine loan, the Cut-off date LTV is 68.5%, the UW NCF DSCR is 1.03x and the UW NOI Debt Yield is 6.6%.

Additionally, an upstream owner of the borrower has incurred two unsecured loans from affiliates of the sponsors. There is no current payment obligation for the loans, and the loans are due to mature in 2030. The holders of the unsecured loans have signed a subordination and standstill agreement.

Current Litigation. A trust which formerly owned indirect equity interests in the sole member of the mezzanine borrower (the “Company”) has filed a lawsuit against the Company and one of the sponsors and guarantors of the mortgage loan in his individual capacity. The lawsuit alleges, among other claims, that certain capital calls required by the Company were defective under the Company’s operating agreement and that the plaintiff’s equity interests in the Company were inappropriately diluted to 0% as a result of such capital calls. The lawsuit also alleges that the defendant sponsor and guarantor breached his fiduciary duty and engaged in self-dealing in connection with the Company’s business.  See “Description of the Mortgage Pool – Mortgaged Property Considerations - Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Veritas Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Veritas Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Veritas Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Veritas Multifamily Portfolio

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$92,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$92,500,000	Property Type - Subtype:	Multifamily - Mid Rise
% of Pool by IPB:	8.1%	Net Rentable Area (Units / SF)(2):	1,230 Units / 678,131 SF
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Yat-Pang Au	Occupancy(4):	97.9%
Interest Rate:	5.39585225%	Occupancy Date:	7/17/2013
Note Date:	9/16/2013	Number of Tenants(5):	22
Maturity Date:	10/1/2018	2011 NOI(6):	N/A
Interest-only Period:	60 months	2012 NOI:	$15,073,311
Original Term:	60 months	TTM NOI (as of 5/2013):	$14,984,195
Original Amortization:	None	UW Economic Occupancy(4):	96.1%
Amortization Type:	Interest Only	UW Revenues(4):	$25,577,089
Call Protection(7):	L(13),Grtr1%orYM(34),O(13)	UW Expenses:	$7,866,544
Lockbox:	Soft	UW NOI:	$17,710,545
Additional Debt(8):	Yes	UW NCF:	$17,344,223
Additional Debt Balance:	$119,000,000 / $20,000,000	Appraised Value / Per Unit(9):	$317,810,000 / $258,382
Additional Debt Type:	Pari Passu / B-Note	Appraisal Date:	Various

Escrows and Reserves(10)	Financial Information
Initial	Monthly	Initial Cap	A-Note(1)	Whole Loan
Taxes:	$2,029,850	$225,539	N/A	Cut-off Date Loan / Unit(9):	$171,951	$188,211
Insurance:	$393,152	$39,315	N/A	Maturity Date Loan / Unit(9):	$171,951	$188,211
Replacement Reserves:	$25,998	$25,998	N/A	Cut-off Date LTV(11):	66.5%	72.8%
TI/LC:	$0	$0	N/A	Maturity Date LTV(11):	66.5%	72.8%
Other:	$4,965,883	$0	N/A	UW NCF DSCR(4):	1.50x	1.32x
UW NOI Debt Yield:	8.4%	7.7%

Sources and Uses(8)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)	$211,500,000	91.4%	Payoff Existing Debt	$145,835,550	63.0%
B-Note	20,000,000	8.6	Return of Equity	70,025,702	30.2
Closing Costs	8,223,865	3.6
Upfront Reserves	7,414,883	3.2
Total Sources	$231,500,000	100.0%	Total Uses	$231,500,000	100.0%
(1)
The Veritas Multifamily Portfolio is part of a loan evidenced by two pari passu senior notes (“A-Note”) and a subordinate B-note (“B-Note”), with an aggregate principal balance of $231.5 million. The A-Note Financial Information presented in the chart above reflects the entire $211.5 million senior portion of the Veritas Multifamily Portfolio Whole Loan.

(2)	The Net Rentable Area of 678,131 square feet represents 656,345 square feet of multifamily space (1,230 units) and 21,786 square feet of commercial space.
(3)	For a full description of the borrowers, please refer to “The Borrowers” below.
(4)
Occupancy, UW Economic Occupancy and UW Revenues include 75 residential units that are currently offline and are under renovation but are covered by a master lease provided by the sponsor. Please refer to “Master Lease” below. Occupancy excluding the 75 multifamily units is 92.6% and the UW NCF DSCR excluding the master lease cash flow for the A-Note and Whole Loan is 1.32x and 1.17x, respectively.

(5)	Number of tenants reflects commercial tenants only.
(6)	The portfolio was acquired in three separate transactions that occurred in 2011 and as a result full year 2011 NOI is not available.
(7)
$34.725 million of the Veritas Multifamily Portfolio Whole Loan is voluntarily prepayable at any time without a prepayment penalty. Any prepayment is applied pro rata among Note A-1, Note A-2 and the subordinate B-Note. Mandatory prepayments will not reduce the $34.725 million that is freely prepayable.

(8)
In conjunction with the origination of the loan, the borrowers entered into two preferred equity arrangements totaling $182.5 million. For a full description of the preferred equity arrangements, please refer to “Preferred Equity” below.

(9)
Appraised Value Per Unit, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are each calculated based on 1,230 multifamily units, however an additional 2.7% of the Gross Potential Rent is attributable to the commercial component of the portfolio.

(10)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(11)
The Cut-off Date LTV and Maturity Date LTV are calculated using the “as-stabilized” appraised values for those units currently being remediated for fire damage at the 601 O’Farrell Street property and 540 Leavenworth Street property. The “as-is” value assuming the units were not remediated is $313,910,000, which results in a Cut-off Date LTV and Maturity Date LTV of 67.4% for the A-Notes and 73.7% for the Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Veritas Multifamily Portfolio

The Loan. The loan is secured by a first mortgage lien on a portfolio of 44 multifamily properties and one parking garage located in San Francisco, California. The loan has an outstanding principal balance of $231.5 million (the “Veritas Multifamily Portfolio Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2, and a $20.0 million subordinate B-Note. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $92.5 million is being contributed to the JPMCC 2013-C16 Trust.  Note A-1, has an outstanding principal balance as of the Cut-off Date of $119.0 million and was securitized in the JPMBB 2013-C15 Trust. The subordinate B-Note was sold to a third party investor. Prior to a control appraisal period with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to the Veritas Multifamily Portfolio Whole Loan and to replace the special servicer with or without cause. After a control event with respect to the subordinate B-Note, the holder of Note A-1 which is the Trustee of the JPMBB 2013-C15 Trust (or, prior to the occurrence and continuance of a control event under the JPMBB 2013-C15 pooling and servicing agreement, the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the controlling noteholder with respect to the Veritas Multifamily Portfolio Whole Loan; however, the holder of Note A-2 will be entitled under certain circumstances, to be consulted with respect to certain major decisions. The Veritas Multifamily Portfolio Whole Loan has a five-year term and will be interest-only for the entire term of the loan. The previously existing debt was held by multiple balance sheet lenders.

The Borrowers. The borrowing entities for the loan consist of 45 special purpose entities, each a Delaware limited liability company.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Yat-Pang Au. Mr. Au is the CEO and Founder of Veritas Investments Inc. (“Veritas”). Veritas is a privately held real estate investment and management company headquartered in San Francisco, California that currently owns over 100 apartment buildings in San Francisco totaling approximately 2,600 units. The borrowers are owned by a joint venture between Veritas and affiliates of The Baupost Group (“Baupost”), a hedge fund founded and run by Seth Klarman. Veritas is the operating partner of the joint venture.

The Properties. The portfolio consists of 44 mixed-use multifamily and retail buildings and one parking garage with a total of 1,230 multifamily units and 21,786 square feet of commercial space. The properties were built between 1890 and 1976 and range in size from 4 to 79 units. The portfolio is located entirely within San Francisco, with a majority of the properties located in notable and highly in-fill neighborhoods including Pacific Heights, Russian Hill, Marina, Mission District, Haight Ashbury and Downtown. As of July 2013, the portfolio was approximately 97.9% leased with the multifamily component and commercial component 98.7% and 87.9% leased, respectively. Due to San Francisco rent control laws which limit the annual increase in rents for an apartment, approximately 52.8% of the portfolio has an average monthly rent below the market average, which the sponsor believes represents potential cash flow upside above the underwritten cash flow to the extent units turnover, are renovated and then re-leased at market rents.

The portfolio consists of properties formerly owned by affiliates of the Lembi Group, a San Francisco based real estate company. The previous owner defaulted on a number of loans leading to multiple foreclosures across its portfolio due to the recessionary effect on the properties in conjunction with the previous manager’s operations and total debt encumbering the portfolio. The current 45-property portfolio was assembled through three separate transactions that occurred in 2011 as part of a larger acquisition by the sponsor. The sponsor acquired various debt positions held by multiple lenders for an aggregate purchase price of approximately $222.6 million which led to their subsequent acquisition of the portfolio.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	In-Place Rents	% of Total	Average Monthly Rents Per Unit(2)	Square Feet	Average Annual Rent PSF(2)
Studio	723	58.8%	712	98.5%	$12,094,683	49.6%	$1,416	301,258	$40.98
1 Bedroom	404	32.8	400	99.0%	9,401,421	38.5	$1,959	264,798	$35.83
2 Bedroom	100	8.1	99	99.0%	2,741,325	11.2	$2,308	85,932	$32.23
3/4 Bedroom	3	0.2	3	100.0%	161,938	0.7	$4,498	4,357	$37.17
Total	1,230	100.0%	1,214	98.7%	$24,399,366	100.0%	$1,675	656,345	$37.71
(1)   Multifamily Unit Mix is based on the underwritten rent roll.
(2)   Average Monthly Rents Per Unit and Average Annual Rent PSF are based on occupied units only.

Historical and Current Occupancy(1)
2011(2)	2012	TTM(3)	Current(4)
97.3%	96.8%	95.7%	97.9%
(1)	Historical Occupancies are the average for each respective year and include both the multifamily and commercial portions of the portfolio.
(2)	2011 Historical Occupancy based on the average occupancy during the months the sponsor owned the assets.
(3)	TTM Occupancy represents the trailing twelve months ending in May 2013.
(4)
Current Occupancy based on the July 17, 2013 borrower provided rent roll and includes 75 master leased units. Occupancy excluding the 75 master leased units is 92.6%. Please refer to “Master Lease” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Veritas Multifamily Portfolio

Since acquiring the portfolio in 2011, the borrowers have spent approximately $11.7 million on capital improvements across the portfolio including $4.5 million on building improvements and $6.0 million on unit renovations. Building improvements include roof repairs, electrical system upgrades, lobby renovations and solar energy/green enhancements. Since acquisition, approximately 565 of the 1,230 units (45.9% of the portfolio) have undergone various levels of renovations. When a tenant vacates an apartment, the sponsor will typically perform one of two renovation plans:, a “Full Renovation” or a “Paint and Clean” renovation. A full renovation is generally performed on un-renovated or deeply stabilized apartments and includes renovating all aspects of the apartment including flooring, cabinetry, appliances, bathrooms, fixtures, re-painting and electrical. An average full renovation costs approximately $36,000 per unit and takes approximately 120 days to complete. A paint and clean renovation is typically performed on apartments that are already achieving rents near market and includes painting, cleaning and minor repairs. An average paint and clean renovation costs approximately $6,000 per unit and takes approximately two weeks to complete. After renovating a unit, the sponsor typically sees an increase in rent levels.

Since acquiring the portfolio, the sponsor has achieved an annual turnover of approximately 30.7% of total units. Due to the nature of the San Francisco rent control laws it is difficult for the sponsor to forecast future tenant turnover as tenants are permitted to remain in their apartments upon renewal at a nominal increase to their current rent. All apartment rental units constructed before 1979 are subject to San Francisco’s Rent Control Ordinance (the “Ordinance”). The Ordinance provides that the annual allowable increase in rent may be no more than 60% of the percentage increase in CPI for all urban consumers in the San Francisco Oakland-San Jose region. When an existing tenant vacates, the rent can be raised to market levels, but future increases are subject to the provisions of the Ordinance. All of the properties in the portfolio were built prior to 1979 and are subject to the Ordinance.

The portfolio’s multifamily units are grouped into three categories based upon their current renovation status and rental rates. “Renovated” units include units that have been renovated by the sponsor since acquiring the portfolio or are currently under renovation. “Non-Renovated – Near Market Units” have not been renovated by the sponsor since the portfolio was acquired but are generally considered in good condition and are typically achieving rents below but near market levels. “Non-Renovated – Deeply Stabilized Units” units have not been renovated by the sponsor since acquiring the portfolio and are currently achieving average rents significantly below market levels. These units are typically occupied by long term tenants who are benefiting from the Ordinance.

Multifamily Unit Status(1)
Unit Type	# of Units	% of Total	Square Feet	In-Place Rents	% of Total	Average Monthly Rents Per Unit(2)	Average Annual Rent PSF(2)	Current Tenants Average Tenure (yrs)
Renovated(3)	565	45.9%	268,975	$13,976,361	57.3%	$2,061	$51.96	1.0
Non-Renovated – Near Market	332	27.0	191,122	6,624,758	27.2	$1,663	$34.66	4.6
Non-Renovated – Deeply Stabilized	317	25.8	186,866	3,798,248	15.6	$998	$20.33	19.3
Down for Renovation	6	0.5	4,187	-	-	-	-	-
Vacant	10	0.8	5,195	-	-	-	-	-
Total / Wtd. Avg.	1,230	100.0%	656,345	$24,399,366	100.0%	$1,675	$37.71
(1) As of the July 17, 2013 rent roll.
(2) Average Monthly Rents Per Unit and Average Annual Rent PSF are based on occupied units only.
(3) Renovated units include 75 master leased units. Please refer to “Master Lease” below.

From January through July 17, 2013, 183 new multifamily leases have been executed. The resetting of rents to market levels for these units resulted in average rental increases of 8.3%, 30.5% and 465.9% respectively for Renovated, Non-Renovated – Near Market and Non-Renovated – Deeply Stabilized units.

2013 Year-to-Date New Multifamily Leasing
Previous Unit Type	Units Turned	Previous In-Place Rents	Previous Average Monthly Rent Per Unit	New In-Place Rents	New Average Monthly Rent Per Unit	% Increase in Average Monthly Rent Per Unit
Renovated	106	$2,370,488	$1,864	$2,566,882	$2,018	8.3%
Non-Renovated – Near Market	33	$663,388	$1,675	$865,592	$2,186	30.5%
Non-Renovated – Deeply Stabilized	3	$22,457	$624	$127,080	$3,530	465.9%
Down for Renovation	25	-	-	$801,120	$2,670	NA
Vacant	16	-	-	$406,620	$2,118	NA
Total	183

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Veritas Multifamily Portfolio

All of the properties within the portfolio are located in the San Francisco market. According to the appraisal, as of the first quarter of 2013, the San Francisco apartment market reported a 3.2% vacancy rate and contained 136,978 rental units in 1,499 buildings that are located in 11 submarkets.

Multifamily Market Summary
Submarket	MF Units	% of Total Multifamily Units	Portfolio Vacancy(1)	Submarket Vacancy(2)	Average In- Place Rents Per Month(3)	Submarket Average Asking Rents Per Month(2)	Underwritten Net Cash Flow(4)	% of Underwritten Net Cash Flow
Civic Center / Downtown	617	50.2%	2.3%	3.5%	$1,465	$1,604	$7,343,035	42.3%
Haight Ashbury / Western Addition	336	27.3	0.3%	3.5%	$1,897	$2,163	5,498,648	31.7
Marina / Pacific Heights	138	11.2	0.0%	2.0%	$2,057	$2,368	2,438,618	14.1
Russian Hill / Embarcadero	71	5.8	0.0%	2.5%	$1,590	$2,767	1,034,694	6.0
West San Francisco	56	4.6	1.8%	4.0%	$1,764	$2,108	804,932	4.6
South of Market	12	1.0	0.0%	5.0%	$1,718	$2,157	224,295	1.3
Total / Wtd. Avg.	1,230	100.0%	1.3%				$17,344,223	100.0%
(1)	Portfolio Vacancy based on the underwritten rent roll.
(2)	Submarket Vacancy and Submarket Average Asking Rents Per Month as of the first quarter of 2013 per the appraisals.
(3)	Average In-Place Rents Per Month based on occupied units.
(4)	Underwritten Net Cash Flow includes income and expenses from 21,786 square feet of commercial space which accounts for approximately 2.7% of the gross potential rent.

Multifamily Renovation Status By Market(1)
Submarket	Total Units	Renovated(2)	% of Total	Non- Renovated – Near Market	% of Total	Non- Renovated – Deeply Stabilized	% of Total	Down for Renovation	% of Total	Vacant	% of Total
Civic Center / Downtown	617	301	53.3%	154	46.4%	148	46.7%	6	100.0%	8	80.0%
Haight Ashbury / Western Addition	336	151	26.7	98	29.5	86	27.1	0	0.0	1	10.0
Marina / Pacific Heights	138	68	12.0	39	11.7	31	9.8	0	0.0	0	0.0
Russian Hill / Embarcadero	71	32	5.7	13	3.9	26	8.2	0	0.0	0	0.0
West San Francisco	56	11	1.9	25	7.5	19	6.0	0	0.0	1	10.0
South of Market	12	2	0.4	3	0.9	7	2.2	0	0.0	0	0.0
Total	1,230	565	100.0%	332	100.0%	317	100.0%	6	100.0%	10	100.0%
(1)	Based on the underwritten rent roll.
(2)	Renovated units include 75 master leased units. Please refer to “Master Lease” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Veritas Multifamily Portfolio

Property Summary(1)
#	Property Address	Year Built	Multifamily Units	Commercial Square Feet	Occupancy(2)	Allocated Loan Amount	% of Portfolio Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Portfolio Underwritten NCF
1	400 Duboce Avenue	1905	79	0	98.7%	$6,286,775	6.8%	$21,600,000	$1,281,438	7.4%
2	1801 Gough Street	1928	41	0	100.0%	4,598,660	5.0	15,800,000	881,631	5.1
3	601 O’Farrell Street(3)	1928	79	1,490	97.5%	4,540,449	4.9	15,600,000	991,587	5.7
4	845 California Street	1931	58	0	94.8%	4,074,762	4.4	14,000,000	730,131	4.2
5	100 Broderick Street	1928	35	0	100.0%	3,230,704	3.5	11,100,000	645,142	3.7
6	676 Geary Street	1923	56	3,185	90.0%	3,172,493	3.4	10,900,000	631,039	3.6
7	2600 Van Ness Avenue	1926	32	0	100.0%	2,939,650	3.2	10,100,000	480,593	2.8
8	355 Fulton Street	1926	41	0	100.0%	2,677,700	2.9	9,200,000	502,908	2.9
9	655 Stockton Street	1927	35	0	100.0%	2,503,068	2.7	8,600,000	517,713	3.0
10	2363 Van Ness Avenue	1926	19	1,209	95.2%	2,503,068	2.7	8,600,000	373,045	2.2
11	1660 Bay Street	1939	24	0	100.0%	2,473,962	2.7	8,500,000	425,420	2.5
12	1520 Gough Street	1928	38	0	100.0%	2,444,857	2.6	8,400,000	454,325	2.6
13	621 Stockton Street	1917	23	0	100.0%	2,415,752	2.6	8,300,000	419,950	2.4
14	540 Leavenworth Street(3)	1914	44	0	100.0%	2,357,541	2.5	8,100,000	692,753	4.0
15	840 California Street	1908	31	0	96.8%	2,328,435	2.5	8,000,000	431,466	2.5
16	1126 Bush Street	1926	33	0	100.0%	2,241,119	2.4	7,700,000	467,245	2.7
17	691 O’Farrell Street	1916	36	1,935	92.3%	2,182,908	2.4	7,500,000	420,905	2.4
18	925 Geary Street	1913	48	0	97.9%	2,153,803	2.3	7,400,000	414,157	2.4
19	2975 Van Ness Avenue	1925	21	0	100.0%	2,037,381	2.2	7,000,000	350,483	2.0
20	1320 Washington Street(4)	1934	0	0	100.0%	2,037,381	2.2	7,000,000	78,901	0.5
21	1020 Post Street	1915	43	0	100.0%	2,008,275	2.2	6,900,000	340,579	2.0
22	1547 Clay Street	1911	27	0	100.0%	1,920,959	2.1	6,600,000	386,826	2.2
23	1840 Clay Street	1927	20	0	100.0%	1,833,643	2.0	6,300,000	327,022	1.9
24	106 Sanchez	1914	18	0	100.0%	1,833,643	2.0	6,300,000	327,670	1.9
25	755 O’Farrell Street	1922	34	288	94.3%	1,760,879	1.9	6,050,000	344,943	2.0
26	2038 Divisadero Street	1964	12	0	100.0%	1,746,326	1.9	6,000,000	328,240	1.9
27	1440 Sutter Street	1976	15	0	100.0%	1,659,010	1.8	5,700,000	334,468	1.9
28	1690 North Point Street	1937	18	0	100.0%	1,629,905	1.8	5,600,000	289,141	1.7
29	411 15th Avenue	1920	14	1,392	100.0%	1,455,272	1.6	5,000,000	216,496	1.2
30	1753 Mason Street	1906	14	2,100	100.0%	1,443,630	1.6	4,960,000	215,769	1.2
31	915 Pierce Street	1934	18	0	100.0%	1,367,956	1.5	4,700,000	261,946	1.5
32	50 Joice Street	1948	13	0	100.0%	1,309,745	1.4	4,500,000	280,676	1.6
33	1855 10th Avenue	1961	18	0	100.0%	1,309,745	1.4	4,500,000	246,108	1.4
34	124 Mason Street	1913	31	2,497	100.0%	1,280,640	1.4	4,400,000	287,636	1.7
35	1260 Broadway	1928	18	0	100.0%	1,280,640	1.4	4,400,000	224,556	1.3
36	340 Church Street	1962	12	0	100.0%	1,222,428	1.3	4,200,000	239,304	1.4
37	2500 Van Ness Avenue	1922	12	0	100.0%	1,193,323	1.3	4,100,000	191,695	1.1
38	520 Buchanan Street	1924	19	0	100.0%	1,164,218	1.3	4,000,000	242,794	1.4
39	449 O’Farrell Street	1912	28	4,854	83.9%	1,106,007	1.2	3,800,000	196,630	1.1
40	3715 California Street	1927	12	0	100.0%	1,047,796	1.1	3,600,000	174,260	1.0
41	325 9th Avenue	1924	12	0	91.7%	1,018,690	1.1	3,500,000	168,069	1.0
42	346 Leavenworth Street	1924	25	0	100.0%	814,952	0.9	2,800,000	175,624	1.0
43	1656 Leavenworth Street	1916	12	0	100.0%	771,294	0.8	2,650,000	128,643	0.7
44	3264-3274 Mission Street	1906	8	2,836	100.0%	771,294	0.8	2,650,000	137,277	0.8
45	500-506 Bartlett Street	1890	4	0	100.0%	349,265	0.4	1,200,000	87,018	0.5
Total			1,230	21,786	97.9%	$92,500,000	100.0%	$317,810,000	$17,344,223	100.0%
(1)	Per the appraisal and the underwriting.
(2)	Occupancy includes 75 master leased units that are currently offline and are under renovation but are covered by a master lease provided by the sponsor. Please refer to “Master Lease” below.
(3)
Appraised Values for the 601 O’Farrell Street property and the 540 Leavenworth Street property reflect “as-stabilized” values for those units currently being remediated for fire damage. The “as-is” values assuming the properties are not remediated are $14,300,000 and $5,500,000, respectively.

(4)	1320 Washington Street is currently operated as a parking facility but is zoned and eligible to be converted to an apartment building with 47 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Veritas Multifamily Portfolio

Operating History and Underwritten Net Cash Flow(1)
	2012	TTM(2)	Underwritten	Per Unit(3)	%(4)
Multifamily Rents in Place(5)	$22,407,124	$23,238,333	$24,399,366	$19,837	91.7%
Retail Rents in Place	481,535	493,735	415,743	338	1.6
Multifamily Vacant Income	0	0	371,040	302	1.4
Retail Vacant Income	0	0	292,534	238	1.1
Gross Potential Rent	$22,888,659	$23,732,068	$25,478,683	$20,714	95.7%
Other Income(6)	998,391	949,767	1,124,527	914	4.2
Retail Reimbursements	12,906	9,525	9,525	8	0.0
Net Rental Income	$23,899,956	$24,691,360	$26,612,735	$21,636	100.0%
(Vacancy/Credit Loss)	(1,437,615)	(1,928,143)	(1,035,646)	(842)	(3.9)
Effective Gross Income	$22,462,341	$22,763,217	$25,577,089	$20,794	96.1%

Total Expenses	$7,389,029	$7,779,023	$7,866,544	$6,396	30.8%

Net Operating Income	$15,073,311	$14,984,195	$17,710,545	$14,399	69.2%

Total TI/LC, Capex/RR	0	0	366,322	298	1.4
Net Cash Flow	$15,073,311	$14,984,195	$17,344,223	$14,101	67.8%
(1)	Due to the timing of the acquisitions in 2011, year-end financials for 2011 are not available.
(2)	TTM column represents the trailing twelve months ending May 31, 2013.
(3)	Per unit is based on 1,230 multifamily units. The collateral for the loan also includes 21,786 square feet of commercial space and one parking garage.
(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)
The increase in Underwritten Multifamily Rents in Place from historical levels is primarily due to the cash flow associated with 75 residential units that are currently offline and are under renovation but are covered by a master lease that was entered into with the sponsor at the closing of the loan. Please refer to “Master Lease” below.

(6)	Other Income includes parking, storage, RUBS and other miscellaneous income.

Property Management. The portfolio is managed by GreenTree Property Management, Inc., an affiliate of the sponsor.

Master Lease. At closing, the sponsor entered into a master lease for 75 residential units that are currently offline and are under renovation. Of the 75 units, 56 are offline due to fire damage at two of the properties (601 O’Farrell Street and 540 Leavenworth Street) and are in the process of being remediated. Casualty insurance proceeds are covering the full replacement cost and business interruption costs which are estimated to total approximately $4.5 million by the time the properties are fully repaired, which is anticipated to occur by the end of 2013. The remaining 19 units are offline for standard renovations and are expected to be back online by November 2013.  Each unit is covered under the master lease at a specific monthly rent. Once a unit is re-leased it is no longer covered by the master lease. The total monthly master lease payment is $168,724, which consists of $121,409 for the fire damaged units and $47,315 for the units under renovation. At closing, the sponsor reserved six months of master lease payments for the fire damaged units and two months for the units under renovation. Occupancy excluding the master leased units is 92.6% and the UW NCF DSCR excluding the master lease cash flow for the A-Note and Veritas Multifamily Portfolio Whole Loan is 1.32x and 1.17x respectively.

Escrows and Reserves. At closing, the borrowers deposited into escrow approximately $3.5 million for deferred maintenance, $2.0 million for real estate taxes, $823,084 for initial master lease payments, $393,152 for insurance premiums, $349,375 for environmental remediation, $217,860 for future commercial tenant improvement and leasing commissions, $98,000 for outstanding leasing commissions for commercial tenants and $25,998 for the initial deposit to the replacement reserve.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $225,539.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $39,315.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $25,998 (approximately $250 per multifamily unit and $0.20 per square foot for commercial space annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Veritas Multifamily Portfolio

Lockbox / Cash Management. The loan is structured with a soft lockbox and in-place cash management. The borrowers and property manager are required to have all collected rents deposited into a lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated under the loan documents based on the trailing six-month period falls below 1.30x, (ii) there is an event of default under the loan documents or (iii) the borrowers or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Release of Properties. The borrowers may release one or more individual properties from the collateral for the loan at any time during the term of the loan and prepay a portion of the loan subject to certain terms and conditions  including, without limitation (i) the payment of the applicable adjusted allocated release amount described below, and (ii) after giving effect to the applicable release, the debt yield of the loan must equal or exceed the applicable debt yield required by the loan documents, as described below.  No yield maintenance premium is due in connection with the release of the first $34.725 million (the “Free Prepayment Amount”) of the Veritas Multifamily Portfolio Whole Loan. Any prepayment is applied pro rata among Note A-1, Note A-2 and the subordinate B-Note. Once the borrowers prepay the loan up to the Free Prepayment Amount, then no additional partial releases are permitted until the date that is one year after the first payment date, and any additional releases may require the payment of a yield maintenance premium as described below.  Mandatory prepayments on the loan will not count against the Free Prepayment Amount.

The adjusted allocated release amounts will be equal to (i) with respect to any release occurring on or before the payment date in October 2016 (a) for an amount up to the Free Prepayment Amount, 120% of the allocated loan amount and (b) for releases in excess of the Free Prepayment Amount: (1) 110% of the allocated loan amount if the debt yield is equal to or exceeds the debt yield for the trailing twelve month period immediately preceding the release of the applicable property; or (2) 125% of the allocated loan amount if the debt yield is equal to or exceeds 8.5% but is less than the debt yield for the trailing twelve month period immediately preceding the release of the applicable individual property, (ii) with respect to any release occurring after the payment date in October 2016 and on or before the payment date occurring in October 2017 (a) 110% of the allocated loan amount if the debt yield is equal to or exceeds the debt yield for the trailing twelve month period immediately preceding the release of the applicable individual property or (b) 125% of the allocated loan amount if the debt yield is equal to or exceeds 8.5% but is less than the debt yield for the trailing twelve month period immediately preceding the release of the applicable individual property, and (iii) with respect to any release occurring after the payment date in October 2017 (a) 110% of the allocated loan amount if the debt yield is equal to or exceeds the debt yield for the trailing twelve month period immediately preceding the release of the applicable individual property or (b) 130% of the allocated loan amount if the debt yield is equal to or exceeds 9.0% but is less than the debt yield for the trailing twelve month period immediately preceding the release of the applicable individual property.

Preferred Equity. The joint venture entity that owns the borrowers of the Veritas Multifamily Portfolio Whole Loan has also issued two tranches of preferred equity, the “Senior Preferred Equity” and the “Junior Preferred Equity” (and together with the Senior Preferred Equity, the “Veritas Preferred Equity”) which consists of equity investments in the joint venture as well as equity investments in the direct owners of 18 additional assets that are not collateral for the Veritas Multifamily Portfolio Whole Loan (the “Other Veritas Mortgaged Properties”). The Other Veritas Mortgaged Properties are located in San Francisco, total 623 multifamily and commercial units and have an estimated value of $223.7 million. The Other Veritas Mortgaged Properties were financed in a separate transaction by an affiliate of JPMCB with $158.3 million of mortgage debt with a maturity date of September 2043. The properties and the Other Veritas Mortgaged Properties have an aggregate UW NCF DSCR of 1.02x through the Senior Preferred Equity and 0.83x through the Junior Preferred Equity. Approximately 56.8% of the underwritten cash flow is derived from the 45 properties.

In connection with the Veritas Preferred Equity, a reserve was escrowed (that is not collateral for the Veritas Multifamily Portfolio Whole Loan) of $7.0 million for any potential cash shortfalls on the Junior Preferred Equity required monthly distributions which is required to be replenished by the sponsor if the balance falls below $3.5 million. In addition, an $8.83 million reserve (that is not collateral for the Veritas Multifamily Portfolio Whole Loan) was escrowed to cover future unit turnover, renovation and capital expenditure costs associated with the properties.

The Senior Preferred Equity consists of a $118.5 million investment with a preferred investor current pay yield rate of 10.0%. The Senior Preferred Equity is required to be redeemed in October 2018. The Junior Preferred Equity consists of a $64.0 million investment with a preferred investor current pay yield rate of 11.0%. In addition, the Junior Preferred Equity is entitled to participate in 15.0% of the excess cash flow after senior obligations are paid. The Junior Preferred Equity is required to be redeemed in December 2018. Distributions are required to be made monthly on the Veritas Preferred Equity.  Additionally, certain early redemptions of the Veritas Preferred Equity are required (a) in the case of the Senior Preferred Equity, upon the sale of the last underlying property and (b) upon the occurrence of certain material defaults under the joint venture agreements and/or the loan documents or a default under the debt encumbering the Other Veritas Mortgaged Properties, including the failure to make current payments or distributions to the holders of the Veritas Preferred Equity when due (a “Removal Event”).

Although day to day management and decisions will be initially delegated to an affiliate of the sponsor as the managing member, the Veritas Preferred Equity investors have certain rights including but not limited to (a) the right to approve certain major decisions and actions, (b) the right to cure events of default under the Veritas Multifamily Portfolio Whole Loan documents and (c) the right to purchase the Veritas Multifamily Portfolio Whole Loan after default for a price generally equal to all outstanding interest and principal plus certain expenses.  Upon the occurrence of a Removal Event, the holders of the Veritas Preferred Equity also have the right to convert their interest to the managing member interest and remove the sponsor as the managing member.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Energy Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Energy Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Energy Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Energy Centre

Mortgage Loan Information				Property Information
	Mortgage Loan Seller:	JPMCB		Single Asset / Portfolio:	Single Asset
	Original Principal Balance:	$64,000,000		Title:	Fee
	Cut-off Date Principal Balance:	$64,000,000		Property Type - Subtype:	Office - CBD
	% of Pool by IPB:	5.6%		Net Rentable Area (SF):	757,275
	Loan Purpose:	Acquisition		Location:	New Orleans, LA
	Borrower:	New Orleans I Holdings, LLC		Year Built / Renovated(1):	1984, 2003 / 2009
	Sponsors:	William Hertz, Isaac Hertz and Sarah Hertz		Occupancy:	88.7%
				Occupancy Date:	9/30/2013
	Interest Rate:	4.99550%		Number of Tenants:	88
	Note Date:	9/12/2013		2010 NOI:	$7,253,246
	Maturity Date:	10/1/2023		2011 NOI:	$7,945,066
	Interest-only Period:	36 months		2012 NOI:	$8,033,938
	Original Term:	120 months		TTM NOI (as of 6/2013)(2):	$7,595,875
	Original Amortization:	360 months		UW Economic Occupancy:	90.8%
	Amortization Type:	IO-Balloon		UW Revenues:	$14,659,044
	Call Protection:	L(25),Def(92),O(3)		UW Expenses:	$6,677,961
	Lockbox:	Hard		UW NOI(2):	$7,981,083
	Additional Debt:	Yes		UW NCF:	$6,807,306
	Additional Debt Balance:	$8,700,000		Appraised Value / Per SF(3):	$86,300,000 / $114
	Additional Debt Type:	Mezzanine Loan		Appraisal Date:	8/2/2013

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$85
Taxes:	$530,653	$57,100	N/A	Maturity Date Loan / SF:	$75
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	74.2%
Replacement Reserves:	$12,261	$12,621	N/A	Maturity Date LTV(3):	65.6%
TI/LC:	$1,000,000	$85,193	N/A	UW NCF DSCR:	1.65x
Other:	$4,086,537	$0	N/A	UW NOI Debt Yield:	12.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$64,000,000	74.0%	Net Purchase Price	$78,875,261	91.3%
Sponsor Equity	13,731,408	15.9	Upfront Reserves	5,629,451	6.5
Mezzanine Loan	8,700,000	10.1	Closing Costs	1,926,696	2.2
Total Sources	$86,431,408	100.0%	Total Uses	$86,431,408	100.0%
(1)	2003 Year Built pertains to the parking garage.
(2)	UW NOI is higher than TTM NOI primarily due to 11 new or renewal leases totaling 49,045 square feet that account for approximately $0.9 million of annual rent.
(3)
Based on the as-is “hypothetical as-is” value, which assumes that the elevator and common area deferred maintenance is completed. At closing, $2.0 million was escrowed to cover the full cost of the renovations. The “as-is” value assuming the deferred maintenance was not completed is $83,600,000, which results in a Cut-off Date LTV of 76.6% and Maturity Date LTV of 67.8%.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Energy Centre loan has an outstanding principal balance of $64.0 million and is secured by a first mortgage lien on a 757,275 square foot, 39-story high-rise office building, located in the central business district of New Orleans, Louisiana. The loan has a 10-year term, and subsequent to a 36-month interest-only period, amortizes on a 30-year schedule.

The Borrower.  The borrowing entity for the loan is New Orleans I Holdings, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Energy Centre

The Sponsors. The loan’s sponsors and nonrecourse guarantors are William Hertz, Isaac Hertz and Sarah Hertz. The borrower is controlled by an affiliate of the Hertz Investment Group. Founded in 1979, Hertz Investment Group is a national real estate investment company specializing in the acquisition, marketing and management of properties throughout the country, including office, hotel, retail and multifamily properties. The Hertz Investment Group’s current portfolio includes 39 office buildings located in various markets including Columbus, Ohio, Indianapolis, Indiana and Pittsburgh, Pennsylvania, as well as approximately 1.8 million square feet in the New Orleans, Louisiana market.

The Property. Energy Centre is a 39-story, Class A, Energy Star rated office building totaling approximately 757,275 square feet located on the corner of Poydras Street and Loyola Avenue in the central business district of New Orleans, Louisiana. The building also includes two parking garages, one of which is connected to the building and contains 248 spaces, and the other is adjacent to the building and contains 768 spaces, resulting in a parking ratio of 1.3 spaces per 1,000 square feet of net rentable area.  Poydras Street serves as New Orleans’ primary office corridor. The property is located five blocks from Interstate 10 (Pontchartrain Expressway), an east/west interstate, which provides regional access to the property and connects directly to the New Orleans International Airport approximately 15 miles to the west. The property is located within three blocks of the Superdome, six blocks from the historic French Quarter district and 16 blocks from the 3.1 million square foot convention center. Additionally, the property is located less than half a mile from City Hall, the US Court of Appeals Fifth Circuit building, the Boggs Federal Building and Court House and the Orleans Parish Civil District Court.

As of September 30, 2013, the property was 88.7% leased by 88 tenants, and has maintained an occupancy above 88.6% since 2003. Over the past 36 months, 32 tenants have executed new leases or renewals at the property for a total of approximately 173,394 square feet (22.9% of net rentable area). The property’s tenant concentration is granular with the largest tenant at the property, Chaffe McCall, representing 7.1% of the net rentable area. Chaffe McCall, founded in 1826, is New Orleans’ oldest law firm and provides legal services in a variety of fields including business and taxation, commercial litigation, health care and real estate. Chaffe McCall has been at the property since 1987 and currently leases 53,414 square feet through January 2020. The second largest tenant at the property, Frilot Partridge, is a law firm that provides full service representation in areas of litigation, labor and employment matters. Frilot Partridge has been in occupancy since 1994 and currently leases approximately 6.4% of the net rentable area through January 2022. The third largest tenant at the property, Simon, Peragine, Smith & Redfeam, is a New Orleans based law firm that has been at the property since 1984 and currently leases 29,785 square feet through December 2023. No other tenant at the property accounts for more than 3.7% of the net rentable area.

The property is located within the New Orleans central business district/French Quarter submarket, which is the largest submarket within the broader New Orleans market with over half of the total available square footage. As of the third quarter of 2012, the New Orleans central business district/French Quarter office market was comprised of approximately 12.2 million square feet of office space.  The appraiser identified a micro-market for the property consisting of Class A office properties in the immediate vicinity which reported a vacancy rate of 12.7% with average asking rents ranging from $17.82 per square foot to $18.46 per square foot, as of the second quarter of 2013. The appraisal identified five competitive properties that were built between 1972 and 1987 and range in size from approximately 521,268 to 1.3 million square feet. The competitive set reported a weighted average occupancy of approximately 90.8%.

Historical and Current Occupancy(1)
2010	2011	2012	Current(2)
89.7%	91.1%	88.8%	88.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 30, 2013.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Chaffe McCall	NA / NA / NA	53,414	7.1%	$17.85	1/31/2020
Frilot Partridge	NA / NA / NA	48,090	6.4%	$17.25	1/31/2022
Simon, Peragine, Smith & Redfeam	NA / NA / NA	29,785	3.9%	$21.00	12/31/2023
Morgan Stanley Smith Barney	Baa1 / A- / A	28,016	3.7%	$18.00	4/30/2022
Montgomery Barnett LLP	NA / NA / NA	25,059	3.3%	$21.00	12/31/2021
The Kullman Firm	NA / NA / NA	24,294	3.2%	$16.50	8/31/2019
Leake & Andersson, LLP	NA / NA / NA	24,241	3.2%	$18.00	11/30/2014
Baldwin Haspel Burke & Mayer	NA / NA / NA	20,911	2.8%	$17.50	2/28/2022
Carver Darden Koretzky Tess	NA / NA / NA	20,721	2.7%	$17.25	10/31/2015
FINRA	NA / NA / NA	18,175	2.4%	$16.65	1/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Energy Centre

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	85,649	11.3%	NAP	NAP	85,649	11.3%	NAP	NAP
2013 & MTM	8	13,793	1.8	$239,721	2.0%	99,442	13.1%	$239,721	2.0%
2014	24	126,586	16.7	2,127,837	17.8	226,028	29.8%	$2,367,557	19.8%
2015	20	125,183	16.5	2,278,270	19.1	351,211	46.4%	$4,645,827	38.9%
2016	11	40,276	5.3	673,655	5.6	391,487	51.7%	$5,319,482	44.6%
2017	4	25,007	3.3	419,052	3.5	416,494	55.0%	$5,738,533	48.1%
2018	8	68,733	9.1	1,178,725	9.9	485,227	64.1%	$6,917,258	57.9%
2019	2	31,680	4.2	522,720	4.4	516,907	68.3%	$7,439,978	62.3%
2020	2	60,013	7.9	1,075,521	9.0	576,920	76.2%	$8,515,500	71.3%
2021	1	25,059	3.3	526,239	4.4	601,979	79.5%	$9,041,739	75.7%
2022	4	102,566	13.5	1,838,508	15.4	704,545	93.0%	$10,880,247	91.1%
2023	3	49,516	6.5	1,007,060	8.4	754,061	99.6%	$11,887,307	99.6%
2024 & Beyond	1	3,214	0.4	53,031	0.4	757,275	100.0%	$11,940,338	100.0%
Total	88	757,275	100.0%	$11,940,338	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$11,573,432	$11,932,807	$11,943,205	$11,444,362	$11,940,338	$15.77	73.9%
Vacant Income	0	0	0	0	1,494,938	1.97	9.3
Gross Potential Rent	$11,573,432	$11,932,807	$11,943,205	$11,444,362	$13,435,275	$17.74	83.2%
Total Reimbursements	2,327,235	2,254,120	2,244,965	2,643,898	2,715,737	3.59	16.8
Net Rental Income	$13,900,667	$14,186,927	$14,188,170	$14,088,260	$16,151,012	$21.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,492,213)	(1.97)	(9.2)
Other Income	46,566	3,631	247,619	86,211	245	0.00	0.0
Effective Gross Income	$13,947,233	$14,190,558	$14,435,789	$14,174,471	$14,659,044	$19.36	90.8%

Total Expenses	$6,693,987	$6,245,492	$6,401,851	$6,578,596	$6,677,961	$8.82	45.6%

Net Operating Income	$7,253,246	$7,945,066	$8,033,938	$7,595,875	$7,981,083	$10.54	54.4%

Total TI/LC, Capex/RR	0	0	0	0	1,173,776	1.55	8.0
Net Cash Flow	$7,253,246	$7,945,066	$8,033,938	$7,595,875	$6,807,306	$8.99	46.4%
(1)	TTM represents the trailing twelve-month period ending June 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is higher than historical years primarily due to 11 new or renewal leases totaling 49,045 square feet that account for approximately $0.9 million of annual rent.

Property Management. The property is managed by Hertz Investment Group, LLC, a Delaware limited liability company and an affiliate of the sponsors.

Escrows and Reserves. At closing, the borrower deposited into escrow $2.0 million for required repairs related to the elevator and common areas, approximately $1.8 million for outstanding tenant improvement and leasing commission obligations for eight tenants, $1.0 million for future tenant improvements and leasing commissions, $530,653 for real estate taxes, $314,558 for outstanding free rent obligations for six tenants and $12,261 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $57,100.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $12,621 (approximately $0.20 per square foot annually) to the replacement reserves escrow.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $85,193 (approximately $1.35 per square foot annually) to the TI/LC escrow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Energy Centre

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR based on the trailing three-month period falls below 1.15x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Additional Debt. A mezzanine loan of $8.7 million secured by the equity interests in the borrower was provided by JPMCB and has been sold to a third party investor. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 10.75000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 84.2%, the UW NCF DSCR is 1.34x and the UW NOI Debt Yield is 11.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Oracle & International Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Oracle & International Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Oracle & International Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Oracle & International Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Oracle & International Centre

Mortgage Loan Information				Property Information
	Mortgage Loan Seller:	JPMCB		Single Asset / Portfolio:	Single Asset
	Original Principal Balance:	$50,750,000		Title:	Fee
	Cut-off Date Principal Balance:	$50,750,000		Property Type - Subtype:	Office - CBD
	% of Pool by IPB:	4.5%		Net Rentable Area (SF):	622,173
	Loan Purpose:	Acquisition		Location:	Minneapolis, MN
	Borrower:	900-920 2nd LL, LLC		Year Built / Renovated:	1984, 1986 / N/A
	Sponsor:	Investcorp US Real Estate, LLC		Occupancy:	89.2%
	Interest Rate:	4.96650%		Occupancy Date:	9/1/2013
	Note Date:	9/20/2013		Number of Tenants:	41
	Maturity Date:	10/1/2023		2010 NOI:	$4,172,843
	Interest-only Period:	60 months		2011 NOI:	$4,054,980
	Original Term:	120 months		2012 NOI:	$5,073,346
	Original Amortization:	360 months		TTM NOI (as of 9/2013)(1):	$5,222,563
	Amortization Type:	IO-Balloon		UW Economic Occupancy:	88.9%
	Call Protection:	L(25),Def(91),O(4)		UW Revenues:	$12,193,486
	Lockbox:	Hard		UW Expenses:	$6,119,184
	Additional Debt:	N/A		UW NOI(1):	$6,074,302
	Additional Debt Balance:	N/A		UW NCF:	$4,988,444
	Additional Debt Type:	N/A		Appraised Value / Per SF:	$73,400,000 / $118
				Appraisal Date:	9/3/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$82
Taxes:	$160,498	$155,750	N/A	Maturity Date Loan / SF:	$75
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$449,750	Springing	N/A	Maturity Date LTV:	63.7%
TI/LC:	$2,300,000	Springing	N/A	UW NCF DSCR:	1.53x
Other:	$4,562,476	$0	N/A	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,750,000	65.2%	Net Purchase Price	$65,357,199	84.0%
Sponsor Equity	27,059,250	34.8	Upfront Reserves	7,472,724	9.6
			Closing Costs	4,979,328	6.4
Total Sources	$77,809,250	100.0%	Total Uses	$77,809,250	100.0%
(1)	UW NOI is higher than TTM NOI primarily due to eight new or renewal leases totaling 137,781 square feet that account for approximately $1.9 million in annual rent.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Oracle & International Centre loan has an outstanding principal balance of $50.75 million and is secured by a first mortgage lien on two adjacent office buildings totaling 622,173 square feet that are located in the central business district of Minneapolis, Minnesota. The loan has a 10-year term, and subsequent to a five-year interest-only period, amortizes on a 30-year schedule. The loan is structured to comply with Islamic law (Shari’ah), therefore the borrower master leases the property to an affiliate.

The Borrower. The borrowing entity for the loan is 900-920 2nd LL, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Investcorp US Real Estate, LLC (“Investcorp”). Investcorp is a real estate investment and management company based in New York. Since 1995, the real estate investment arm of Investcorp has acquired approximately 200 properties with a total estimated value of approximately $10.0 billion. Investcorp currently has more than $4.0 billion of property and debt funds under management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Oracle & International Centre

The Property. Oracle & International Centre is comprised of two adjacent office buildings, Oracle Centre and International Centre, which are located within the central business district of Minneapolis, Minnesota. The two buildings total 622,173 square feet and are 89.2% occupied by 41 tenants as of September 1, 2013. The properties are connected to an enclosed pedestrian skyway system which links the properties to adjacent properties including the AT&T building as well as the 821-room Hilton Minneapolis hotel. Amenities at the properties include several retail and restaurant tenants, conference facilities, a fitness center as well as a shared three-level, subterranean, heated parking garage with 401 spaces. The buildings have been Energy Star rated since 2010 and International Centre recently received an approximately $3.5 million upgrade to its elevator system.

The Oracle Centre, constructed in 1984, is a 20-story, 338,669 square foot office building that was 88.3% occupied as of September 1, 2013. The building is comprised of 331,672 square feet of office space and 6,997 square feet of retail space that is located on the second floor. International Centre, constructed in 1986, is a 17-story, 283,504 square foot office building that was 90.2% occupied as of September 1, 2013. The building is comprised of 267,866 square feet of office space and 15,638 square feet of retail space that is located on the ground and second floor.

The largest tenant at the property, Oracle USA, Inc. (“Oracle”), leases 25.0% of the net rentable area through December 2020 with two, five-year extension options remaining. Oracle has been a tenant in the Oracle Centre since 2006 and recently expanded its space by 40,065 square feet, bringing its leased area to 155,844 square feet. Founded in 1977, Oracle is a world leader in the development and manufacture of computer software and hardware. Oracle uses the property as a field office for Oracle Direct, a division of the company that provides customers with a point of contact within Oracle Corporation in order to manage existing accounts’ needs. Oracle also houses a 5,000 square foot server room at the property. The second largest tenant, The Lacek Group, leases approximately 9.7% of the net rentable area through December 2016. The Lacek Group has been a tenant at the property since 2002 and has expanded its space multiple times from 25,417 square feet to 60,096 square feet currently, with its most recent expansion occurring in July 2013. The Lacek Group is a specialty agency of Ogilvy & Mather, providing clients with precision marketing solutions. The third largest tenant at the property, Surescripts, leases 8.5% of the net rentable area at the property through June 2019. Surescripts is a clinical health information network that enables healthcare professionals to e-prescribe and access clinical information. No other tenant at the property occupies more than 4.8% of the net rentable area.

Oracle & International Centre are located within the heart of the central business district of Minneapolis. The property is connected to the Minneapolis skyway system which consists of more than eight miles of continuous enclosed walkways that connect 80 blocks of offices, shops and restaurants. Regional access to the area is provided by Interstates 94 and 35. There are also several state highways and main roadways offering direct access to the area including Highways 55, 47 and 65.  Public transportation is provided by Metro Transit which serves the entire “Twin Cities” area including downtown Minneapolis, St. Paul and the nearby campuses of the University of Minnesota.  In addition, a new light rail transit system connects various stops in the central business district to the Minneapolis-St. Paul International Airport and the Mall of America.

According to the appraisal, the property is located in the Minneapolis central business district submarket which contained approximately 27.2 million square feet of office space and had a total vacancy of 14.4%, as of the second quarter of 2013. As of the second quarter of 2013, the Minneapolis central business district submarket consisted of approximately 16.3 million square feet of Class A office space with an average vacancy of 14.5%. The appraisal identified five competitive properties built between 1981 and 1991 and ranging in size from 287,785 to 724,734 square feet. The competitive set reported an average occupancy of approximately 88.0%.

Historical and Current Occupancy(1)
2010	2011	2012	Current(2)
75.0%	73.0%	74.0%	89.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Oracle & International Centre

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Oracle USA, Inc.(3)	A1 / A+ / A+	155,844	25.0%	$9.60	12/31/2020
The Lacek Group(4)	Baa2 / BBB / BBB+	60,096	9.7%	$15.25	12/31/2016
Surescripts	NA / NA / NA	52,650	8.5%	$9.00	6/30/2019
GSA – HUD	Aaa / AA+ / AAA	30,061	4.8%	$25.05	9/30/2015
M. Little & Company	NA / NA / NA	27,980	4.5%	$9.97	11/30/2015
Foster, Klima & Company, LLC	NA / NA / NA	21,212	3.4%	$11.00	7/31/2017
CPA Global Support Services(5)	NA / NA / NA	20,849	3.4%	$12.10	1/31/2018
Redbrick Health Corporation	NA / NA / NA	20,025	3.2%	$10.75	2/28/2014
Westman, Champlin & Kelly	NA / NA / NA	19,567	3.1%	$11.00	10/31/2019
DST-TASS, LLC	NA / NA / NA	15,070	2.4%	$10.10	9/30/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Oracle USA, Inc. has right to terminate its lease on July 31, 2019 with nine months’ notice and payment of a termination fee.
(4)	The Lacek Group has the right to terminate its lease on December 31, 2014 with 12 months’ notice and payment of a termination fee.
(5)	CPA Global Support Services has the right to contract its space by 3,312 square feet at any time after December 31, 2013 with six months’ notice and payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	67,198	10.8%	NAP	NAP	67,198	10.8%	NAP	NAP
2013 & MTM	2	4,647	0.7	$28,360	0.4%	71,845	11.5%	$28,360	0.4%
2014	6	32,196	5.2	341,788	5.2	104,041	16.7%	$370,147	5.6%
2015	6	72,056	11.6	1,284,771	19.5	176,097	28.3%	$1,654,918	25.2%
2016	4	67,442	10.8	982,346	14.9	243,539	39.1%	$2,637,264	40.1%
2017	7	43,255	7.0	459,065	7.0	286,794	46.1%	$3,096,329	47.1%
2018	6	47,673	7.7	526,078	8.0	334,467	53.8%	$3,622,407	55.1%
2019	4	85,172	13.7	817,884	12.4	419,639	67.4%	$4,440,291	67.6%
2020	2	170,914	27.5	1,648,309	25.1	590,553	94.9%	$6,088,600	92.6%
2021	2	16,493	2.7	338,436	5.1	607,046	97.6%	$6,427,036	97.8%
2022	1	13,113	2.1	127,196	1.9	620,159	99.7%	$6,554,232	99.7%
2023	1	2,014	0.3	18,126	0.3	622,173	100.0%	$6,572,358	100.0%
2024 & Beyond	0	0	0.0	0	0.0	622,173	100.0%	$6,572,358	100.0%
Total	41	622,173	100.0%	$6,572,358	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,183,134	$5,289,290	$5,948,907	$5,937,061	$6,572,358	$10.56	48.0%
Vacant Income	0	0	0	0	823,848	1.32	6.0
Gross Potential Rent	$5,183,134	$5,289,290	$5,948,907	$5,937,061	$7,396,206	$11.89	54.0%
Total Reimbursements	4,532,551	4,701,861	4,676,954	5,540,099	6,306,877	10.14	46.0
Net Rental Income	$9,715,685	$9,991,151	$10,625,861	$11,477,160	$13,703,083	$22.02	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,526,358)	(2.45)	(11.1)
Other Income	195,744	17,236	18,098	772	16,761	0.03	0.1
Effective Gross Income	$9,911,429	$10,008,387	$10,643,959	$11,477,932	$12,193,486	$19.60	89.0%

Total Expenses	$5,738,586	$5,953,407	$5,570,613	$6,255,369	$6,119,184	$9.84	50.2%

Net Operating Income	$4,172,843	$4,054,980	$5,073,346	$5,222,563	$6,074,302	$9.76	49.8%

Total TI/LC, Capex/RR	0	0	0	0	1,085,858	1.75	8.9
Net Cash Flow	$4,172,843	$4,054,980	$5,073,346	$5,222,563	$4,988,444	$8.02	40.9%
(1)	TTM represents the trailing twelve-month period ending September 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is higher than TTM primarily due to eight new or renewal leases totaling 137,781 square feet that account for approximately $1.9 million in annual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Oracle & International Centre

Property Management. The property is managed by Welsh Companies, LLC, a Delaware limited liability company. Welsh Companies, LLC, a subsidiary of Colliers International, was established in 1977 in Minneapolis with a portfolio of approximately 28.0 million square feet of space under management.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $3.1 million for outstanding tenant improvements and leasing commissions associated with Oracle and six other tenants, $2.3 million to prefund the TI/LC reserve, $1.4 million for free rent obligations associated with five tenants, $449,750 to prefund the replacement reserve, $160,498 for real estate taxes and $50,250 for required repairs.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $155,750.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - At origination, the borrower deposited $449,750 to prefund the replacement reserve account. At any time during the loan term when the amount in the replacement reserve account is less than $125,000, the borrower will be required to deposit approximately $10,370 monthly ($0.20 per square foot annually) to the replacement reserve account until the amount in the account is equal to or greater than $500,000.

TI/LC Reserves - At origination, the borrower deposited $2.3 million to prefund the TI/LC reserve account. At any time during the loan term when the amount in the TI/LC reserve account is less than $750,000, the borrower will be required to deposit approximately $51,848 monthly ($1.00 per square foot annually) to the TI/LC reserves account until the amount in the account equal to or greater than $1.5 million.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR based on the trailing three-month period falls below 1.20x, (ii) there is an event of default under the loan documents, (iii) the borrower or master lessee becomes the subject of a bankruptcy, insolvency or similar action, (iv), an Oracle Trigger occurs or (v) the borrower fails to replace the property manager pursuant to the loan documents after a bankruptcy action by the property manager, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

“Oracle Trigger” means the date that is the earlier of (a) Oracle not renewing its lease by January 1, 2020 or (b) Oracle exercising its termination option.

Release of Property. The borrower may release the 338,669 square foot Oracle Centre property from the collateral for the loan through a partial defeasance provided that, among other things, (i) no event of default exists; (ii) the borrower defeases 125% of the applicable release amount; (iii) the DSCR as calculated in the loan documents (including any future mezzanine loan) for the property then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.35x and (b) the DSCR as calculated in the loan documents immediately preceding the release of the individual property; (iv) after giving effect to the release for the applicable individual property, (a) the LTV for the property then remaining is equal to or less than 70.0% and (b) the LTV of the properties immediately preceding the release of the individual property; and (v) at least 80% of the net rentable area of the International Centre building is leased to one or more tenants in occupancy and paying rent, without any concessions (unless the applicable concessions have been deposited with the lender).

Future Additional Debt. In connection with the sale of the property, a mezzanine loan is permitted to be obtained, provided that, among other things, (i) no event of default exists, (ii) the combined LTV ratio is less than or equal to 75.0% and (iii) the combined DSCR as calculated under the terms of the loan agreement is greater than or equal to 1.30x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Centura Tower I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Centura Tower I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Centura Tower I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Centura Tower I

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$50,000,000			Title:	Fee
Cut-off Date Principal Balance:	$50,000,000			Property Type - Subtype:	Office - CBD
% of Pool by IPB:	4.4%			Net Rentable Area (SF):	412,248
Loan Purpose:	Refinance			Location:	Farmer’s Branch, TX
Borrower:	Garden Centura, L.P.			Year Built / Renovated:	1999 / N/A
Sponsor:	Liberty Bankers Life Insurance Company			Occupancy:	100.0%
				Occupancy Date:	8/20/2013
Interest Rate:	4.49180%			Number of Tenants:	23
Note Date:	10/24/2013			2010 NOI:	$3,018,816
Maturity Date:	11/1/2018			2011 NOI:	$4,044,830
Interest-only Period:	None			2012 NOI:	$4,026,594
Original Term:	60 months			TTM NOI (as of 8/2013)(1):	$4,182,717
Original Amortization:	360 months			UW Economic Occupancy:	90.0%
Amortization Type:	Balloon			UW Revenues:	$9,354,725
Call Protection:	L(25),Grtr1%orYM(23),O(12)			UW Expenses:	$3,848,474
Lockbox:	Hard			UW NOI(1):	$5,506,251
Additional Debt:	Yes			UW NCF:	$4,895,614
Additional Debt Balance:	$10,000,000			Appraised Value / Per SF:	$85,500,000 / $207
Additional Debt Type:	B-Note			Appraisal Date:	9/4/2013

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap		A-Note	AB Whole Loan
Taxes:	$0	$110,823	N/A	Cut-off Date Loan / SF:	$121	$146
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$111	$135
Replacement Reserves:	$6,871	$6,871	N/A	Cut-off Date LTV:	58.5%	70.2%
TI/LC:	$35,000	$35,000	N/A	Maturity Date LTV:	53.5%	65.2%
Other:	$862,529	$57,000	$2,329,175	UW NCF DSCR:	1.61x	1.27x
				UW NOI Debt Yield:	11.0%	9.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
A-Note	$50,000,000		83.3%	Payoff Existing Debt	$41,282,327	68.8%
B-Note	10,000,000		16.7	Return of Equity	15,946,139	26.6
				Closing Costs	1,867,135	3.1
				Upfront Reserves	904,400	1.5
Total Sources:	$60,000,000		100.0%	Total Uses:	$60,000,000	100.0%
(1)	UW NOI is higher than TTM NOI primarily due to five new or renewal leases totaling 36,968 square feet that account for approximately $0.6 million of annual rent as well as the burn off of free rent.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Centura Tower I loan is secured by a first mortgage lien on a 15-story, 412,248 square foot office building located in Farmer’s Branch, Texas. The loan has an outstanding principal balance of $60.0 million (the “AB Whole Loan”), which consists of a $50.0 million A-Note and a $10.0 million B-Note. Only the A-Note is an asset of the Trust. The AB Whole Loan has a five-year term and the A-Note amortizes on a 30-year schedule while the B-Note is interest only. The previously existing debt was provided by a life insurance company.

The Borrower. The borrowing entity for the loan is Garden Centura, L.P., a Texas limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Liberty Bankers Life Insurance Company (“LBL”). LBL is a Dallas based insurance company with over $957.4 million in total assets as of December 31, 2012. Headquartered in Dallas, Texas, LBL offers life insurance and annuity products to individuals and businesses. Approximately 10.0% of LBL’s portfolio is comprised of real estate located in select markets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Centura Tower I

The Property. Centura Tower I is a 412,248 square foot Class A office building located in Farmer’s Branch, Texas, approximately 12 miles north of downtown Dallas. The 15-story property is situated on approximately 2.2 acres and includes an adjacent 11-story parking garage. The property was constructed in 1999 by a former affiliate of the sponsor and was acquired outright by the sponsor in December 2011. The property offers tenants various amenities, including dining options, a full-time concierge, 24-hour on-site security, a full-service bank and a 1,501-space parking garage that results in a parking ratio of 3.64 spaces per 1,000 square feet of net rentable area.

As of August 2013, the property was 100.0% leased by 23 tenants. Approximately 35.3% of the net rentable area, accounting for 36.4% of the underwritten rent, is leased to investment grade tenants. The largest tenant at the property, Coca-Cola Refreshment (“Coca-Cola”), leases 32.6% of the net rentable area through multiple leases with 93,167 square feet expiring in November 2014, and the remaining 41,148 square feet expiring in November 2016. Coca-Cola has two, five-year extension options for both spaces. Coca-Cola uses its space for administrative and marketing personnel. The second largest tenant, Dallas Copart Salvage AA, which leases 17.0% of the net rentable area through May 2024, is a publicly traded online automobile auction site that uses the property as its corporate headquarters. The third largest tenant at the property, Remington Hotel Corp. (“Remington”) leases 13.8% of the net rentable area through April 2019 and uses the property as its corporate headquarters. Remington is an independent hotel management company with a current portfolio of 79 properties. No other tenant at the property occupies more than 7.3% of the net rentable area.

The property is located in Farmer’s Branch, Texas, a suburb located just north of the Dallas city limits, at the intersection of Dallas Parkway/Tollway and Spring Valley Road. The Dallas Parkway/Tollway is a north/south highway, which connects the property directly to Dallas 12 miles to the south, as well as to Interstate 635 to the south. Interstate 635 forms a ring around northern Dallas and provides access to the Dallas Fort Worth International Airport approximately 18 miles to the west. The property is also located in close proximity to several upscale, full-service hotels, three major shopping malls, including the Galleria Dallas Mall one block south, and numerous restaurant options. Galleria Dallas Mall is an approximately 1.8 million square foot mall anchored by Nordstrom’s, Macy’s and Saks Fifth Avenue. According to the appraisal, the property is located in the Far North Dallas submarket. As of the second quarter of 2013, the Far North Dallas submarket consisted of approximately 37.0 million square feet of Class A office space with an average vacancy of 12.9%. The appraiser identified six competitive properties built between 1986 and 2002 and ranging in size from 351,165 to 540,514 square feet. The competitive set an average vacancy rate of 11.4%.

Historical and Current Occupancy(1)
2010	2011	2012	Current(2)
73.5%	72.4%	90.5%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 20, 2013.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Coca-Cola Refreshment(3)	Aa3 / AA- / A+	134,315	32.6%	$22.59	11/30/2014
Dallas Copart Salvage AA	NA / NA / NA	70,060	17.0%	$19.22	5/31/2024
Remington Hotel Corp.	NA / NA / NA	56,892	13.8%	$22.68	4/30/2019
Peopleanswers, Inc.	NA / NA / NA	30,005	7.3%	$23.30	10/31/2015
Town North Bank, N.A.	NA / NA / NA	28,193	6.8%	$21.75	8/31/2022
Towerstone / IMA of Texas	NA / NA / NA	19,665	4.8%	$24.00	6/30/2022
TriNet	NA / NA / NA	10,117	2.5%	$21.00	6/30/2018
Murray Hill Center SW	NA / NA / NA	9,062	2.2%	$22.00	5/31/2021
Equis Corporation	NA / NA / NA	7,538	1.8%	$22.00	6/30/2015
Beta Business Ventures	NA / NA / NA	6,799	1.6%	$28.00	5/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Coca-Cola Refreshment has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space that Coca-Cola Refreshment occupies. In total, Coca-Cola Refreshment has 93,167 square feet expiring in November 2014 and 41,148 square feet expiring in November 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Centura Tower I

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013 & MTM	1	2,180	0.5	$0	0.0%	2,180	0.5%	$0	0.0%
2014	6	110,429	26.8	2,532,970	27.8	112,609	27.3%	$2,532,970	27.8%
2015	3	43,692	10.6	1,017,644	11.2	156,301	37.9%	$3,550,614	39.0%
2016	2	44,929	10.9	1,028,148	11.3	201,230	48.8%	$4,578,762	50.2%
2017	1	5,150	1.2	131,325	1.4	206,380	50.1%	$4,710,087	51.7%
2018	2	13,861	3.4	302,313	3.3	220,241	53.4%	$5,012,400	55.0%
2019	3	63,503	15.4	1,434,789	15.7	283,744	68.8%	$6,447,189	70.7%
2020	1	1,524	0.4	37,338	0.4	285,268	69.2%	$6,484,527	71.1%
2021	1	9,062	2.2	199,364	2.2	294,330	71.4%	$6,683,891	73.3%
2022	2	47,858	11.6	1,085,158	11.9	342,188	83.0%	$7,769,049	85.2%
2023	0	0	0.0	0	0.0	342,188	83.0%	$7,769,049	85.2%
2024 & Beyond	1	70,060	17.0	1,346,579	14.8	412,248	100.0%	$9,115,628	100.0%
Total	23	412,248	100.0%	$9,115,628	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,818,126	$9,780,172	$9,594,980	$9,379,142	$9,115,628	$22.11	89.4%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$9,818,126	$9,780,172	$9,594,980	$9,379,142	$9,115,628	$22.11	89.4%
Total Reimbursements	803,173	570,292	704,426	603,442	1,080,590	2.62	10.6
Net Rental Income	$10,621,299	$10,350,464	$10,299,406	$9,982,584	$10,196,218	$24.73	100.0%
(Vacancy/Credit Loss)	(4,127,047)	(2,906,884)	(3,048,698)	(2,528,129)	(1,019,622)	(2.47)	(10.0)
Other Income	228,069	216,231	181,543	178,129	178,129	0.43	1.7
Effective Gross Income	$6,722,321	$7,659,811	$7,432,251	$7,632,584	$9,354,725	$22.69	91.7%

Total Expenses	$3,703,505	$3,614,981	$3,405,657	$3,449,867	$3,848,474	$9.34	41.1%

Net Operating Income(3)	$3,018,816	$4,044,830	$4,026,594	$4,182,717	$5,506,251	$13.36	58.9%

Total TI/LC, Capex/RR	0	0	0	0	610,637	1.48	6.5
Net Cash Flow	$3,018,816	$4,044,830	$4,026,594	$4,182,717	$4,895,614	$11.88	52.3%
(1)	TTM column represents the trailing twelve-month period ending in August 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten NOI is higher than TTM primarily due to five new or renewal leases totaling 36,968 square feet that account for approximately $0.6 million of annual rent. as well as the burn off of free rent.

Property Management. The property is managed by Regis Realty I, LLC (“Regis”). Regis currently manages 34 properties with a total net rentable area of approximately 6.0 million square feet. The properties under management range from office, warehouse, industrial and retail shopping centers.

Escrows and Reserves. At origination, the borrower deposited into escrow $407,362 for free rent associated with four tenants, $356,092 for outstanding tenant improvements and leasing commissions associated with four tenants, $57,000 for the initial deposit to the Coca Cola Reserve, $42,075 for required repairs, $35,000 for rollover reserves and $6,871 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $110,823.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,871 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $35,000 (approximately $1.02 per square foot annually) into the TI/LC escrow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Centura Tower I

Coca Cola Reserve - On a monthly basis, until the occurrence of a Coca Cola Trigger Event Cure, the borrower is required to deposit $57,000 ($7.34 per square foot of Coca-Cola space annually) to cover potential tenant improvement and leasing commission costs that could result from the Coca-Cola space expiring. The reserve covers only the space expiring in 2014 which accounts for 93,167 square feet. The reserve is capped at $25.00 per square foot of Coca Cola space that has not been renewed or leased to other tenants.

“Coca Cola Trigger Event Cure” means either (a) Coca Cola exercises its renewal option or (b) all of the Coca Cola space has been leased to Coca Cola or one or more replacement tenants on new leases.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR based on the trailing three month period falls below 1.10x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 118

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Garden Inn Downtown Atlanta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Garden Inn Downtown Atlanta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Garden Inn Downtown Atlanta

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$46,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,953,275	Property Type - Subtype:	Mixed Use - Hotel/Retail/Office
% of Pool by IPB:	4.0%	Net Rentable Area (Rooms / SF)(1):	242 Rooms / 30,850 SF
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Legacy Pavilion Hotel, LLC	Year Built / Renovated:	Various / N/A
Sponsor:	David D. Marvin	Occupancy(2):	74.3%
Interest Rate:	5.19000%	Occupancy Date:	8/31/2013
Note Date:	9/27/2013	Number of Tenants(3):	8
Maturity Date:	10/1/2023	2010 NOI:	$4,346,267
Interest-only Period:	None	2011 NOI:	$3,931,152
Original Term:	120 months	2012 NOI:	$4,096,673
Original Amortization:	360 months	TTM NOI (as of 8/2013):	$4,682,739
Amortization Type:	Balloon	UW Economic Occupancy(2):	74.3%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$14,389,179
Lockbox:	CMA	UW Expenses:	$9,702,933
Additional Debt:	N/A	UW NOI:	$4,686,246
Additional Debt Balance:	N/A	UW NCF:	$4,619,918
Additional Debt Type:	N/A	Appraised Value / Per Room(4)(5):	$69,990,000 / $289,215
Appraisal Date:	August / September 2013

Escrows and Reserves(6)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Room(5):	$189,890
Taxes:	$0	$50,418	N/A	Maturity Date Loan / Room(5):	$157,227
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.7%
FF&E Reserves:	$43,800	4% of Gross Revenue	$1,620,000	Maturity Date LTV:	54.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.53x
Other:	$75,400	$400	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,000,000	100.0%	Payoff Existing Debt	$44,575,947	96.9%
Closing Costs	1,118,138	2.4
Return of Equity	186,715	0.4
Upfront Reserves	119,200	0.3
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%
(1)	The Net Rentable area includes 242 hotel rooms and 30,850 square feet of commercial space.
(2)	Occupancy and UW Economic Occupancy reflect the hotel component of the collateral only.
(3)	Number of Tenants reflects commercial tenants only.
(4)	The Appraised Value consists of $61,000,000 (approximately $252,066 per room) for the hotel component of the collateral and $8,990,000 ($291 per square foot) for the commercial component.
(5)
The Appraised Value / Per Room, Cut-off Date Loan / Room and Maturity Date Loan / Room are each calculated using 242 hotel rooms; however, an additional 10.9% of the Underwritten Total Revenue and 12.8% of the total Appraised Value is attributable to the commercial component of the property.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hilton Garden Inn Downtown Atlanta has an outstanding principal balance of approximately $46.0 million and is secured by a first mortgage lien on the interests in two separate condominiums in a mixed-use project comprised of a 242-room full service Hilton Garden Inn and 30,850 square feet of commercial space located in downtown Atlanta, Georgia. The loan has a 10-year term and amortizes on a 30-year schedule. The previously existing debt was held by affiliates of BB&T Corporation.

The Borrower. The borrowing entity for the loan is Legacy Pavilion Hotel, LLC, a Georgia limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Garden Inn Downtown Atlanta

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is David D. Marvin. Mr. Marvin is the founder and president of the Legacy Property Group. Established in 1994, the Legacy Property Group is an Atlanta based real estate development and management firm with a focus on hotel, retail, residential and senior housing. The Legacy Property Group currently manages approximately 1.0 million square feet of real estate in the Atlanta market and owns an additional 1.5 million square feet that includes hotels, retail, restaurants and parking.

The Properties. The Hilton Garden Inn Downtown Atlanta loan is secured by a 242-room, full service Hilton Garden Inn and 30,850 square feet of retail and office space located in downtown Atlanta, Georgia. The properties are part of the Park Pavilion mixed-use development which also includes a 670-space public parking garage and an additional 21,400 square feet of retail space that are not part of the collateral for the loan. The properties were developed by the sponsor in 2008 at an initial development cost of approximately $67.2 million and the sponsor reports a current cost basis of $76.6 million.

The properties are located within the Luckie-Marietta District of downtown Atlanta and are adjacent to multiple local demand generators and area attractions including Centennial Olympic Park, the World of Coca-Cola and the Coca-Cola Global Headquarters, the Georgia Aquarium, CNN Center, Phillips Arena, Georgia Dome, the American Cancer Society National Home Office and the Georgia World Congress Center. In addition, the area is expected to benefit from the completion of the College Football Hall of Fame and the National Center for Civil and Human Rights, which are both under construction and are expected to open in 2014.

Hotel Component. The Hilton Garden Inn Downtown Atlanta is a 242-room, 15-story, full service hotel that opened for business in March 2008. Amenities at the hotel include a fitness center, indoor and outdoor swimming pools, business center, guest laundry, approximately 22,000 square feet of meeting space and four restaurant and lounge options. The property also features downtown Atlanta’s first public helipad. Each of the guestrooms feature a 32” LCD television, desk, lounge chair, Garden Sleep System bed, microwave and mini-fridge as well as complementary Wi-Fi.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Garden Inn Downtown Atlanta(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	65.3%	$131.35	$85.81	72.3%	$149.03	$107.71	110.7%	113.5%	125.5%
2011	64.4%	$128.13	$82.46	72.2%	$144.91	$104.66	112.1%	113.1%	126.9%
2012	68.3%	$133.16	$90.97	73.0%	$148.65	$108.57	106.9%	111.6%	119.3%
TTM(4)	66.1%	$135.46	$89.60	74.3%	$153.96	$114.44	112.4%	113.7%	127.7%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Hyatt Place Atlanta Downtown, Holiday Inn Atlanta Downtown Centennial Park, Hampton Inn Atlanta Georgia Tech Downtown, Hampton Inn Suites Atlanta Downtown, DoubleTree Atlanta Downtown, Autograph Collection Glenn Hotel and Twelve Centennial Park.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.
(4)	TTM represents the trailing twelve-month period ending August 31, 2013.

The Hilton Garden Inn Downtown Atlanta’s competitive set, as defined in the appraisal, consists of nine hotels totaling 1,705 rooms. The table below provides a summary of the Hilton Garden Inn Downtown Atlanta and the properties in the competitive set’s estimated performance. Additionally, according to the appraisal, there is a 250-room Aloft Hotel that is currently under construction and is expected to be completed in January 2014. The Aloft Hotel is a conversion of a former 263-room Days Inn and is approximately half a mile from the property. The sponsor also has plans to develop a 129-room Homewood Suites on a parcel of land adjacent to the property that would target extended-stay customers. Construction of the Homewood Suites has not begun and there is not currently a targeted opening date.

Competitive Hotels Profile(1)
				2012 Estimated Market Mix		2012 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Occupancy	ADR	RevPAR
Hilton Garden Inn Downtown Atlanta	242	2008	22,000	67%	33%	73%	$148.65	$108.57
Hyatt Place Atlanta Downtown	94	1977	400	85%	15%	71%	$128.00	$90.24
Holiday Inn Centennial Park	260	1985	2,500	70%	30%	62%	$107.00	$66.55
W Downtown	237	1997	9,000	75%	25%	67%	$194.00	$130.56
Hampton Inn & Suites	119	1999	1,300	85%	15%	72%	$137.00	$98.64
DoubleTree Atlanta Downtown	312	1962	14,200	75%	25%	57%	$144.00	$82.51
Autograph Collection Glenn Hotel	110	2006	1,700	85%	15%	77%	$148.00	$114.25
Courtyard by Marriott	150	2011	2,200	75%	25%	70%	$128.00	$89.34
Embassy Suites	321	1999	9,500	60%	40%	71%	$169.00	$119.99
Twelve Centennial Park	102	2007	4,500	85%	15%	84%	$145.00	$121.80
Total(2)	1,705
(1)	Based on the appraisal.
(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Garden Inn Downtown Atlanta

Commercial Component. The commercial component of the property includes 30,850 square feet of retail and office space that was 96.5% occupied by eight tenants as of August 2013. Approximately 20,918 square feet of the space is located on the lower levels of the Hilton Garden Inn and the remaining 9,932 square feet is located on the ground floor of an adjacent eight-story condominium building. The commercial components were built in 2008 and 2002, respectively.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(2)	Occupancy Costs	Lease Expiration Date
Game-X(3)	NA / NA / NA	10,310	33.4%	$30.00	N/A	N/A	3/31/2018
Legal Sea Foods	NA / NA / NA	8,429	27.3%	$54.99	$569	N/A	8/31/2018
Baja Fresh	NA / NA / NA	2,763	9.0%	$22.31	$204	N/A	11/30/2014
Johnny Rockets	NA / NA / NA	2,179	7.1%	$42.44	$495	N/A	8/31/2018
City Segway Tours	NA / NA / NA	1,701	5.5%	$25.00	N/A	N/A	10/25/2014
Legacy Restaurant Partners	NA / NA / NA	1,667	5.4%	$12.00	N/A	N/A	2/28/2015
Hello Atlanta	NA / NA / NA	1,530	5.0%	$36.77	$277	N/A	2/29/2016
Subway	NA / NA / NA	1,200	3.9%	$37.89	$351	N/A	3/31/2014
(1)	Based on the underwritten rent roll.
(2)	Sales PSF represents sales for the twelve-month period ending July 31, 2013 for all tenants.
(3)	Game-X is affiliated with the sponsor.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	1,071	3.5%	NAP	NAP	1,071	3.5%	NAP	NAP
2013	0	0	0.0	$0	0.0%	1,071	3.5%	$0	0.0%
2014	3	5,664	18.4	149,627	13.7	6,735	21.8%	$149,627	13.7%
2015	1	1,667	5.4	20,004	1.8	8,402	27.2%	$169,631	15.5%
2016	1	1,530	5.0	56,261	5.2	9,932	32.2%	$225,892	20.7%
2017	0	0	0.0	0	0.0	9,932	32.2%	$225,892	20.7%
2018	3	20,918	67.8	865,314	79.3	30,850	100.0%	$1,091,206	100.0%
2019	0	0	0.0	0	0.0	30,850	100.0%	$1,091,206	100.0%
2020	0	0	0.0	0	0.0	30,850	100.0%	$1,091,206	100.0%
2021	0	0	0.0	0	0.0	30,850	100.0%	$1,091,206	100.0%
2022	0	0	0.0	0	0.0	30,850	100.0%	$1,091,206	100.0%
2023	0	0	0.0	0	0.0	30,850	100.0%	$1,091,206	100.0%
2024 & Beyond	0	0	0.0	0	0.0	30,850	100.0%	$1,091,206	100.0%
Total	8	30,850	100.0%	$1,091,206	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Garden Inn Downtown Atlanta

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	72.3%	72.2%	73.0%	74.3%	74.3%
ADR	$149.03	$144.91	$148.65	$153.96	$153.96
RevPAR	$107.71	$104.66	$108.57	$114.44	$114.44

Room Revenue	$9,513,822	$9,245,043	$9,615,972	$10,108,689	$10,108,689	$41,771	70.3%
Food and Beverage	2,195,521	1,676,001	1,104,438	1,966,784	2,268,045	9,372	15.8
Other Department Revenues	296,160	322,529	353,605	437,512	437,512	1,808	3.0
Retail Rental Income(4)	1,118,607	777,150	781,926	834,396	1,117,973	N/A	7.8
Retail Reimbursements	561,557	465,468	516,442	624,944	561,664	N/A	3.9
Retail Vacant Income	0	0	0	0	(104,704)	N/A	(0.7)
Total Revenue	$13,685,667	$12,486,191	$12,372,383	$13,972,325	$14,389,179	$59,459	100.0%

Room Expense	$1,604,201	$1,609,561	$1,769,058	$1,899,280	$1,920,651	$7,937	19.0%
Food and Beverage Expense	1,598,832	1,291,069	704,846	1,516,401	1,761,261	7,278	77.7
Other Departmental Expenses	227,393	314,107	335,917	401,403	401,403	1,659	91.7
Retail Operating, Tax & Insurance	585,151	587,059	587,909	707,068	633,454	N/A	37.7
Departmental Expenses	$4,015,577	$3,801,796	$3,397,730	$4,524,152	$4,716,769	$19,491	32.8%

Departmental Profit	$9,670,090	$8,684,395	$8,974,653	$9,448,173	$9,672,410	$39,969	67.2%

Operating Expenses	$3,645,709	$3,413,462	$3,570,608	$3,463,584	$3,461,070	$14,302	24.1%
Gross Operating Profit	$6,024,381	$5,270,933	$5,404,045	$5,984,589	$6,211,340	$25,667	43.2%

Fixed Expenses	$941,724	$667,223	$642,047	$552,941	$628,097	$2,595	4.4%
Management Fee	282,235	258,688	255,290	263,977	384,427	1,589	2.7
FF&E	454,155	413,870	410,035	484,932	512,570	2,118	3.6
Total Other Expenses	$1,678,114	$1,339,781	$1,307,372	$1,301,850	$1,525,094	$6,302	10.6%

Net Operating Income	$4,346,267	$3,931,152	$4,096,673	$4,682,739	$4,686,246	$19,365	32.6%

Total TI/LC, Capex RR	0	0	0	0	66,328	N/A	0.5

Net Cash Flow	$4,346,267	$3,931,152	$4,096,673	$4,682,739	$4,619,918	$19,091	32.1%
(1)	TTM column represents the trailing twelve-month period ending August 31, 2013.
(2)	Per Room values based on 242 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense, Other Departmental Expenses and Retail Operating, Tax and Insurance are based on their corresponding revenue line item.
(4)	Underwritten Retail Rental Income is higher than the TTM primarily due to a new lease with Game-X which took occupancy in April 2013.

Property Management. The hotel is managed by LHP HGI1, LLC, which is an affiliate of the sponsor. The hotel management agreement is dated July 30, 2012, and has an initial five-year term and may be extended for three year periods thereafter. The hotel management agreement calls for a base management fee of 2.5% of gross hotel revenues per year and an incentive fee equal to 10.0% of the amount, if any, the net operating income for the hotel exceeds $5.0 million (as calculated in the hotel management agreement).

Franchise Agreement. The property has a franchise agreement with HLT Existing Franchise Holding LLC, a subsidiary of Hilton Hotels Corporation, for use of the Hilton Garden Inn flag through September 1, 2028, with no extension options. The franchise agreement provides for an aggregate program and royalty fee of 9.3% of the hotel’s gross rooms revenue.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $75,000 for condominium assessments, $43,800 for FF&E reserves and $400 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $50,418.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $400 (approximately $0.16 per square foot of commercial space annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Garden Inn Downtown Atlanta

FF&E Reserves - On a monthly basis, the borrower is required to escrow an amount equal to 4.0% of gross revenue from the hotel for the calendar month two months prior to such payment date for FF&E. The FF&E Reserve is capped at the greater of (i) $1,620,000 or (ii) three years of deposits to the FF&E Reserve as adjusted annually on any payment date.

Condominium Assessment Reserve - On a monthly basis, the borrower is required to escrow an amount such that the balance in the Condominium Assessment Reserve account is at all times equal at least the aggregate amount of condominium assessments due from the borrower for the next two monthly periods.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and the manager were required to direct all credit card companies and retail tenants to send all revenues and rents payable directly to the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at origination and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. A “Cash Sweep Event” means: (i) the occurrence of an event of default; (ii) any bankruptcy action of the borrower or the manager or (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period immediately preceding the date of such determination falls below 1.15x. Upon the occurrence of a Cash Sweep Event, all excess cash flow deposited into the cash management account will be held as additional security for the loan.

Release of the Commercial Component. The borrower may release the 9,932 square feet of retail space located at the property adjacent to the Hilton Garden Inn from the collateral for the loan after November 1, 2015 subject to satisfaction of certain conditions set forth in the loan documents, which include but are not limited to the following: (i) no event of default exists; (ii) payment of $2,112,500 (125.0% of the current “as-is” appraised value of the retail space) and any applicable yield maintenance fees; (iii) after giving effect to the release, the debt yield for the property is equal to or greater than 10.5%; and (iv) after giving effect to the release, the LTV based on a recent appraisal is not greater than 65.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Richmond Hotel & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Richmond Hotel & Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Richmond Hotel & Spa

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	4.0%	Rooms:	254
Loan Purpose:	Refinance	Location:	Richmond, VA
Borrower:	Henley SPW, LLC	Year Built / Renovated:	2009 / N/A
Sponsor:	Neil Amin	Occupancy:	69.0%
Interest Rate:	4.92900%	Occupancy Date:	9/30/2013
Note Date:	10/11/2013	Number of Tenants:	N/A
Maturity Date:	11/1/2023	2010 NOI:	$2,807,586
Interest-only Period:	None	2011 NOI:	$4,440,751
Original Term:	120 months	2012 NOI:	$4,532,819
Original Amortization:	360 months	TTM NOI (as of 9/2013):	$4,775,427
Amortization Type:	Balloon	UW Economic Occupancy:	69.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$14,284,258
Lockbox:	Springing	UW Expenses:	$9,504,640
Additional Debt:	N/A	UW NOI:	$4,779,618
Additional Debt Balance:	N/A	UW NCF:	$4,779,618
Additional Debt Type:	N/A	Appraised Value / Per Room:	$69,000,000 / $271,654
Appraisal Date:	6/1/2013

Escrows and Reserves(1)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$177,165
Taxes:	$0	$17,645	N/A	Maturity Date Loan / Room:	$145,295
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.2%
FF&E Reserves:	$47,650	4% of Gross Revenue	$1,715,400	Maturity Date LTV:	53.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.66x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Payoff Existing Debt	$28,986,468	64.4%
Return of Equity	15,293,768	34.0
Closing Costs	672,114	1.5
Upfront Reserves	47,650	0.1
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hilton Richmond Hotel & Spa loan has an outstanding principal balance of $45.0 million and is secured by a first mortgage lien on a 254-room full service hotel in Richmond, Virginia. The loan has a 10-year term and amortizes on a 30-year schedule. The previously existing debt consisted of construction financing that was provided by Wells Fargo Bank.

The Borrower. The borrowing entity for the loan is Henley SPW, LLC, a Virginia limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Neil Amin. Mr. Amin is the CEO of Shamin Hotels, Inc, (“Shamin”) a privately owned hotel company that currently owns and manages more than 36 properties totaling more than 4,000 rooms. Shamin currently operates hotels under the Hilton, Hilton Garden Inn, Homewood Suites, Hampton Inn, Countyard by Marriott, Fairfied Inn By Marriot, Residence Inn by Marriot, Holiday Inn Express, Holiday Inn, Comfort Suites and Quality Inn flags.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Richmond Hotel & Spa

The Property. The Hilton Richmond Hotel & Spa is a 254-room, eight-story, full service hotel located in Richmond, Virginia. The property was built in 2009 by the sponsor for approximately $54.5 million and is one of the newest properties in the hotel’s competitive set. The property was awarded the AAA Four Diamond Hotel designation during the first year of operation and for each subsequent year thereafter.  Amenities at the hotel include a fitness center, indoor swimming pool, business center, Shula’s Steak House and the Aroma Café. The property offers 21,700 square feet of meeting space spread among seven rooms. The property’s ballroom totals approximately 10,475 square feet and is the second largest ballroom in central Virginia. The property also features an Aura Spa & Salon, which has six treatment rooms and offers a full range of treatment offerings. The 254 guestrooms include 150 king bedrooms, 99 queen bedrooms and 5 suites. Guestrooms feature a Hilton Suites Dreams bed, LCD flat screen television, complimentary high-speed internet, work desk and lounge chair.

The property is located approximately 15 miles northwest of downtown Richmond, Virginia in the Short Pump submarket. The property is located off of Interstate 64 and is immediately east of Route 288 and is less than a mile west of Interstate 295. Commercial and group demand is generated by the property’s proximity to a number of office parks in the area, coupled with the property’s 21,700 square feet of meeting space, which is larger than any other competitive property in the area. The property is located approximately 5 miles west of the West Creek Business Park, a 3,500 acre mixed-use business park containing over 2.0 million square feet of office space. The park is home to Capital One’s national operations center, the Federal Reserve Bank of Richmond, CarMax and the Farm Bureau of Virginia. The property is also adjacent to the Short Pump Town Center which is a 1.3 million square foot, two level, open air retail center. The center has over 140 stores and is anchored by Nordstrom’s, Macy’s, Dick’s Sporting Goods and Dillard’s and has the highest per square foot sales in the central Virginia area.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Richmond Hotel & Spa(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	58.9%	$114.75	$67.62	48.6%	$106.92	$51.96	82.5%	93.2%	76.8%
2011	62.4%	$117.03	$73.01	68.3%	$115.86	$79.14	109.5%	99.0%	108.4%
2012	63.9%	$119.19	$76.11	67.5%	$123.69	$83.47	105.6%	103.8%	109.7%
TTM(4)	65.3%	$121.05	$78.99	69.0%	$127.21	$87.79	105.7%	105.1%	111.1%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Embassy Suites Richmond, Hampton Inn Richmond West, Hilton Garden Inn Richmond Innsbrook, Marriott Richmond West, Westin Richmond, Hyatt House Richmond West.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.
(4)	TTM represents the trailing twelve-month period ending August 31, 2013.

The Hilton Richmond Hotel & Spa’s primary competitive set, as defined in the appraisal, consists of seven hotels totaling 1,264 rooms. Additionally, according to the appraisal, there is no new supply anticipated in the market.

Competitive Hotels Profile(1)
				2012 Estimated Market Mix			2012 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hilton Richmond Hotel & Spa	254	2009	21,700	50%	27%	23%	68%	$123.69	$83.47
Hilton Garden Inn Richmond Innsbrook	155	2000	4,000	55%	25%	20%	65%	$115.00	$74.75
Aloft Hotel Richmond West	135	2009	564	55%	15%	30%	65%	$105.00	$68.25
Marriott Richmond West	242	2001	7,100	50%	35%	15%	60%	$120.00	$72.00
Hyatt Place Richmond Innsbrook	124	1991	2,394	55%	25%	20%	63%	$105.00	$66.15
Westin Richmond	250	2008	17,000	55%	30%	15%	65%	$125.00	$81.25
Hyatt House Richmond West	134	2009	1,750	50%	20%	30%	68%	$120.00	$81.60
Embassy Suites Richmond	224	1986	12,000	55%	25%	20%	60%	$115.00	$69.00
Total(2)	1,264
(1)	Based on the appraisal.
(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hilton Richmond Hotel & Spa

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	48.6%	68.3%	67.5%	69.0%	69.0%
ADR	$106.92	$115.86	$123.69	$127.91	$127.91
RevPAR	$51.96	$79.14	$83.47	$88.27	$88.27

Room Revenue	$4,817,543	$7,337,086	$7,738,486	$8,183,530	$8,183,530	$32,219	57.3%
Food and Beverage	4,490,152	5,482,922	5,290,713	5,575,366	5,575,366	21,950	39.0
Other Department Revenues	308,388	440,355	532,493	525,362	525,362	2,068	3.7
Total Revenue	$9,616,083	$13,260,363	$13,561,692	$14,284,258	$14,284,258	$56,237	100.0%

Room Expense	$1,705,086	$2,133,570	$2,233,563	$2,364,598	$2,364,598	$9,309	28.9%
Food and Beverage Expense	2,425,178	2,982,312	2,900,038	2,977,022	2,977,022	11,721	53.4
Other Departmental Expenses	324,471	384,900	382,093	388,446	388,446	1,529	73.9
Departmental Expenses	$4,454,734	$5,500,782	$5,515,694	$5,730,066	$5,730,066	$22,559	40.1%

Departmental Profit	$5,161,349	$7,759,581	$8,045,998	$8,554,192	$8,554,192	$33,678	59.9%

Operating Expenses	$1,432,048	$2,154,733	$2,317,864	$2,481,000	$2,481,000	$9,768	17.4%
Gross Operating Profit	$3,729,301	$5,604,848	$5,728,134	$6,073,192	$6,073,192	$23,910	42.5%

Fixed Expenses	$248,589	$235,871	$245,997	$297,867	$293,676	$1,156	2.1%
Management Fee	288,482	397,811	406,851	428,528	428,528	1,687	3.0
FF&E	384,643	530,415	542,468	571,370	571,370	2,249	4.0
Total Other Expenses	$921,714	$1,164,097	$1,195,315	$1,297,765	$1,293,574	$5,093	9.1%

Net Operating Income	$2,807,586	$4,440,751	$4,532,819	$4,775,427	$4,779,618	$18,817	33.5%
Net Cash Flow	$2,807,586	$4,440,751	$4,532,819	$4,775,427	$4,779,618	$18,817	33.5%
(1)	TTM column represents the trailing twelve-month period ending September 30, 2013.
(2)	Per Room values based on 254 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The hotel is managed by Shamin Hotels, Inc, an affiliate of the sponsor.

Franchise Agreement. The property has a franchise agreement with HLT Existing Franchise Holding LLC, a subsidiary of Hilton Hotels Corporation, for use of the Hilton flag through August 30, 2027 with no extension options. The franchise agreement provides for an aggregate program and royalty fee of 9.0% of the hotel’s gross rooms revenue.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $47,650 for FF&E reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $17,645.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserves - The borrower is required to escrow a monthly amount equal to 4.0% of gross revenue for the calendar month two months prior to the payment date for FF&E. The FF&E Reserve is capped at the greater of (i) $1,715,400 or (ii) three years of deposits to the FF&E Reserve based on the most recent trailing calendar year.

Lockbox / Cash Management. The loan is structured with a springing lockbox. After the occurrence of a Cash Sweep Event or the date that the DSCR based on the trailing twelve months falls below 1.45x, the borrower and the manager are required to direct all credit card companies to send all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrower except during the existence of a Cash Sweep Event. During a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at origination and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account. A “Cash Sweep Event” means: (i) the occurrence of an event of default; (ii) any bankruptcy action of the borrower or the manager or (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period immediately preceding the date of such determination falls below 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

600 East Las Colinas Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

600 East Las Colinas Boulevard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

600 East Las Colinas Boulevard

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$41,000,000	Title:	Fee
Cut-off Date Principal Balance:	$41,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	3.6%	Net Rentable Area (SF):	510,753
Loan Purpose:	Refinance	Location:	Irving, TX
Borrower:	TCI 600 Las Colinas, Inc.	Year Built / Renovated:	1982 / 2007
Sponsor:	Transcontinental Realty Investors, Inc.	Occupancy:	82.3%
Interest Rate:	5.31150%	Occupancy Date:	9/1/2013
Note Date:	10/11/2013	Number of Tenants:	28
Maturity Date:	11/1/2023	2010 NOI:	$3,974,062
Interest-only Period:	None	2011 NOI:	$3,280,585
Original Term:	120 months	2012 NOI:	$3,067,537
Original Amortization:	360 months	TTM NOI (as of 6/2013)(1):	$3,173,232
Amortization Type:	Balloon	UW Economic Occupancy:	83.1%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$9,465,898
Lockbox:	Hard	UW Expenses:	$4,344,803
Additional Debt:	N/A	UW NOI(1):	$5,121,095
Additional Debt Balance:	N/A	UW NCF:	$4,171,703
Additional Debt Type:	N/A	Appraised Value / Per SF:	$64,300,000 / $126
Appraisal Date:	8/12/2013

Escrows and Reserves(2)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$80
Taxes:	$0	$148,308	N/A	Maturity Date Loan / SF:	$67
Insurance:	$11,656	$11,656	N/A	Cut-off Date LTV:	63.8%
Replacement Reserves:	$9,778	$9,750	$351,000	Maturity Date LTV:	52.9%
TI/LC:	$58,333	$58,333	$2,100,000	UW NCF DSCR:	1.52x
Other:	$3,947,111	$0	N/A	UW NOI Debt Yield:	12.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$41,000,000	99.9%	Payoff Existing Debt	$31,175,716	76.0%
Sponsor Equity	35,000	0.1	Closing Costs	5,832,405	14.2
Upfront Reserves	4,026,879	9.8
Total Sources	$41,035,000	100.0%	Total Uses	$41,035,000	100.0%
(1)	UW NOI is higher than TTM NOI primarily due to seven new leases totaling 92,843 square feet that account for $1.9 million of annual rent, which were signed over the past ten months.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 600 East Las Colinas Boulevard loan has an outstanding principal balance of $41.0 million and is secured by a first mortgage lien on a 22-story, 510,753 square foot office building located in Irving, Texas. The 600 East Las Colinas Boulevard loan has a 10-year term and amortizes on a 30-year schedule. The previously existing debt was provided by a life insurance company.

The Borrower. The borrowing entity for the loan is TCI 600 Las Colinas, Inc., a Nevada corporation and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Transcontinental Realty Investors, Inc. (“Transcontinental”). Transcontinental is a publicly traded real estate company that acquires, develops and owns residential and commercial real estate properties throughout the United States. As of December 2012, Transcontinental owned 47 multifamily communities, 13 commercial properties and 4,133 acres of land in 10 states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

600 East Las Colinas Boulevard

The Property. 600 East Las Colinas Boulevard is a 510,753 square foot Class A office building located in the Las Colinas/Freeport submarket of Irving, Texas. The 22-story building is situated on approximately 5.0 acres and also includes an adjacent five-story parking garage. The property was constructed in 1982 and was renovated in 2007 after being acquired by the sponsor in 2005 for approximately $63.0 million. The property offers tenants various amenities, including a full-service fitness center, a ground floor sundry shop and café, on-site dry cleaning and a 1,648-space parking garage that results in a parking ratio of 3.23 spaces per 1,000 square feet of net rentable area. The property also has direct access to the Area Personal Transit Rail System monorail which provides local transportation as well as connection to the Dallas Area Rapid Transportation (“DART”) line.

As of September 2013, the property was 82.3% leased by 28 tenants. The largest tenant at the property, Horizon Lines, LLC (“Horizon”), leases 10.2% of the net rentable area through January 2019. Horizon has been a tenant at the property since 2007 and uses the property as its regional headquarters. Horizon is a publicly traded, American domestic ocean shipping and logistics company headquartered in Charlotte, North Carolina. The second largest tenant, JP Energy Partners, leases 9.3% of the net rentable area through February 2020, and uses the property as its headquarters. JP Energy Partners recently expanded into an additional 23,781 square feet in August 2013, bringing its total square footage at the property to 47,562 square feet. Founded in 2010, JP Energy Partners is a provider of midstream services throughout the crude oil value chain, including the supply and logistics, storage and marketing of crude oil, refined products and natural gas liquids. No other tenant at the property occupies more than 9.2% of the net rentable area.

The property is located in the Urban Center of Las Colinas, a master planned mixed-use development in Irving, Texas along John W. Carpenter Freeway (State Highway 114). John W. Carpenter Freeway provides regional access to downtown Dallas, approximately 11 miles southeast of the property, and the Dallas Fort Worth International Airport, approximately 11 miles northwest of the property. The property is located along the DART orange line that runs between Dallas Fort Worth Airport and downtown Dallas. The monorail stop at the property connects directly to the DART station that is located approximately 200 yards from the property.

According to the appraisal, the property is located in the Las Colinas/Freeport submarket which is the largest non-central business district submarket in Dallas, with approximately 28.0 million square feet. As of the second quarter of 2013, the Las Colinas/Freeport submarket consisted of approximately 12.1 million square feet of Class A office space with an average vacancy of 17.3% and asking rents of $23.57 per square foot. Additionally the appraiser provided 23 comparable properties that serve as the competitive “micro market” for the property. The comparable properties range from 43,579 to 614,527 square feet and were constructed between 1978 and 1988. The competitive micro market had an average rent per square foot of $8.00 to $27.50 and an average vacancy rate of 17.0%. The appraisal concluded a market rent for office space at the property of approximately $21.00.

Historical and Current Occupancy(1)
2010	2011	2012	Current(2)
67.6%	66.7%	66.4%	82.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 1, 2013.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Horizon Lines, LLC	NA / NA / NA	51,989	10.2%	$21.50	1/19/2019
JP Energy Partners(3)	NA / NA / NA	47,562	9.3%	$20.50	2/29/2020
Young President’s Organization	NA / NA / NA	46,772	9.2%	$21.55	4/30/2019
FleetPride Inc.	NA / NA / NA	46,764	9.2%	$21.25	6/30/2023
Greystar Mgmt Services	NA / NA / NA	37,924	7.4%	$19.25	9/30/2014
TDI Residential	NA / NA / NA	23,950	4.7%	$11.60	8/31/2014
Berkeley Specialty Underwriting(4)	NA / NA / NA	23,386	4.6%	$20.75	8/31/2025
Improved Petroleum Recovery(5)	NA / NA / NA	15,002	2.9%	$20.00	1/31/2016
Kronos Incorporated	NA / NA / NA	14,995	2.9%	$20.75	7/23/2014
BNY Asset Solutions	Aa3 / A+ / AA-	14,986	2.9%	$23.75	7/31/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	JP Energy Partners has the right to terminate its lease on February 1, 2018 with nine months’ notice and payment of a termination fee.
(4)	Berkeley Specialty Underwriting has the right to terminate its lease on August 31, 2021 with 12 months’ notice and payment of a termination fee.
(5)	Improved Petroleum Recovery has the right to terminate its lease on August 31, 2014 with nine months’ notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

600 East Las Colinas Boulevard

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	90,228	17.7%	NAP	NAP	90,228	17.7%	NAP	NAP
2013 & MTM	3	5,924	1.2	$124,366	1.4%	96,152	18.8%	$124,366	1.4%
2014	8	108,039	21.2	2,059,475	24.0	204,191	40.0%	$2,183,841	25.4%
2015	0	0	0.0	0	0.0	204,191	40.0%	$2,183,841	25.4%
2016	5	48,791	9.6	980,393	11.4	252,982	49.5%	$3,164,234	36.9%
2017	2	11,346	2.2	228,689	2.7	264,328	51.8%	$3,392,923	39.5%
2018	2	11,556	2.3	241,388	2.8	275,884	54.0%	$3,634,311	42.3%
2019	3	108,752	21.3	2,350,498	27.4	384,636	75.3%	$5,984,808	69.7%
2020	2	53,048	10.4	1,087,484	12.7	437,684	85.7%	$7,072,292	82.4%
2021	0	0	0.0	0	0.0	437,684	85.7%	$7,072,292	82.4%
2022	0	0	0.0	0	0.0	437,684	85.7%	$7,072,292	82.4%
2023	2	49,683	9.7	1,026,749	12.0	487,367	95.4%	$8,099,041	94.3%
2024 & Beyond	1	23,386	4.6	485,260	5.7	510,753	100.0%	$8,584,301	100.0%
Total	28	510,753	100.0%	$8,584,301	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,272,578	$6,575,401	$6,468,043	$6,315,238	$8,584,301	$16.81	76.6%
Vacant Income	0	0	0	0	1,894,788	3.71	16.9
Gross Potential Rent	$7,272,578	$6,575,401	$6,468,043	$6,315,238	$10,479,089	$20.52	93.5%
Total Reimbursements	786,080	699,868	577,018	490,032	725,477	1.42	6.5
Net Rental Income	$8,058,658	$7,275,269	$7,045,061	$6,805,270	$11,204,566	$21.94	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,894,787)	(3.71)	(16.9)
Other Income	377,940	246,646	181,690	280,322	156,120	0.31	1.4
Effective Gross Income	$8,436,598	$7,521,915	$7,226,751	$7,085,592	$9,465,898	$18.53	84.5%

Total Expenses	$4,462,536	$4,241,330	$4,159,214	$3,912,360	$4,344,803	$8.51	45.9%

Net Operating Income	$3,974,062	$3,280,585	$3,067,537	$3,173,232	$5,121,095	$10.03	54.1%

Total TI/LC, Capex/RR	0	0	0	0	949,392	1.86	10.0
Net Cash Flow	$3,974,062	$3,280,585	$3,067,537	$3,173,232	$4,171,703	$8.17	44.1%
(1)	TTM column represents the trailing twelve month period ending in June 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is higher than TTM primarily due to seven new leases totaling 92,843 square feet that account for $1.9 million of annual rent were signed over the past ten months.

Property Management. The property is managed by Regis Realty Prime, LLC (“Regis”). Regis currently manages 34 properties with a total of approximately 6.0 million square feet of net rentable area. Properties range from office, warehouse, industrial and retail shopping centers.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1.9 million for a performance reserve (described below), $1.1 million for free rent associated with five tenants, $800,316 for outstanding tenant improvements and leasing commissions associated with five tenants, $62,500 for environmental obligations, $58,333 for rollover reserves, $23,375 for immediate repairs, $11,656 for insurance premiums and $9,778 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $148,308.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $11,656.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $9,750 (approximately $0.23 per square foot annually) for replacement reserves. The reserve is subject to a cap of $351,000 ($0.69 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $58,333 (approximately $1.37 per square foot annually) into the TI/LC escrow.  The reserve is subject to a cap of $2.1 million (approximately $4.11 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

600 East Las Colinas Boulevard

Performance Reserve - The loan is structured with a $1.9 million performance reserve that will be released (less the amount equal to any free rent, tenant improvements or leasing commissions then outstanding) to the borrower at such time as (i) no event of default exists and (ii) the property becomes 88.0% occupied based on new leases that are signed at terms outlined in the loan agreement. Any remaining amounts will be released for tenant improvements and leasing commissions in accordance with the loan agreement and for rent or rent abatements.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR based on the trailing three-month period falls below 1.30x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Future Additional Debt. In connection with the sale of the property, the transferee may obtain a mezzanine loan, provided that, among other things, (i) no event of default exists, (ii) the combined LTV ratio is less than or equal to 70.0%, (iii) the combined DSCR as calculated under the terms of the loan agreement is greater than or equal to 1.52x and (iv) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hulen Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hulen Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hulen Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hulen Mall

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$39,949,652	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	400,968
Loan Purpose:	Refinance	Location:	Fort Worth, TX
Borrower:	Hulen Mall, LLC	Year Built / Renovated:	1976 / 2011
Sponsor:	GGP Limited Partnership	Occupancy(2):	95.4%
Interest Rate:	4.25350%	Occupancy Date:	7/31/2013
Note Date:	9/6/2013	Number of Tenants(2):	112
Maturity Date:	10/1/2018	2010 NOI:	$11,571,236
Interest-only Period:	None	2011 NOI:	$11,471,245
Original Term:	60 months	2012 NOI:	$11,982,497
Original Amortization:	360 months	TTM NOI (as of 7/2013):	$12,335,566
Amortization Type:	Balloon	UW Economic Occupancy:	96.9%
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Revenues:	$19,866,556
Lockbox:	CMA	UW Expenses:	$6,580,437
Additional Debt:	Yes	UW NOI(3):	$13,286,120
Additional Debt Balance:	$89,886,716	UW NCF:	$12,364,816
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$187,000,000 / $466
Appraisal Date:	7/27/2013

Escrows and Reserves(4)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$324
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$295
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	63.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.61x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$130,000,000	100.0%	Payoff Existing Debt	$103,066,086	79.3%
Return of Equity	26,043,797	20.0
Closing Costs	890,117	0.7
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%
(1)
Hulen Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $130.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of approximately $129.8 million Hulen Mall Whole Loan.

(2)
Occupancy and Number of Tenants includes temporary tenants. Seven tenants accounting for 15,200 square feet are considered temporary tenants by the borrower. Excluding temporary tenants, occupancy is 91.6%. No income has been underwritten for the temporary tenants.

(3)	UW NOI is higher than TTM NOI primarily due to twelve new leases totaling 36,370 square feet that account for approximately $1.1 million in annual rent.
(4)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hulen Mall loan is secured by a first mortgage lien on 400,968 square feet of a regional mall totaling 997,538 square feet located in Fort Worth, Texas. The whole loan has an outstanding principal balance of approximately $129.8 million (the “Hulen Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of approximately $39.9 million and is being contributed to the JPMCC 2013-C16 Trust. The holder of Note A-1 (the “Hulen Mall Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of approximately $89.9 million, is the trustee of the JPMBB 2013-C15 Trust. The trustee of the JPMBB 2013-C15 Trust (or, prior to the occurrence and continuance of a control event under the JPMBB 2013-C15 pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Hulen Mall Controlling Noteholder with respect to the related Hulen Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Hulen Mall Whole Loan has a five-year term and amortizes on a 30-year schedule. The previously existing debt was securitized in the MSC 2005-IQ9 transaction.

The Borrower. The borrowing entity for the Hulen Mall Whole Loan is Hulen Mall, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hulen Mall

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is GGP Limited Partnership, an affiliate of General Growth Properties, Inc. (“GGP”). GGP (NYSE: GGP) is a publicly traded, self-managed and self-administered real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. GGP currently owns, or has an interest in, 123 regional shopping malls comprising approximately 128 million square feet of gross leasable area. GGP is headquartered in Chicago, Illinois.

The Property.  Hulen Mall is an approximately one million square foot enclosed regional mall, of which 400,968 square feet serves as collateral for the loan. The property is situated on approximately 25.0 acres in southwest Fort Worth, Texas, adjacent to Interstate 20 and approximately four miles from Interstate 35, both of which provide access to the Fort Worth area. The property is anchored by Dillard’s (230,000 square feet), Macy’s (214,000 square feet) and Sears (152,570 square feet). Each of the three anchors owns its own land and improvements and is excluded from the collateral for the Hulen Mall Whole Loan. There are 4,764 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 4.78 spaces per 1,000 square feet of net rentable area. Constructed in 1976, the property was purchased by an affiliate of GGP as part of its 2004 acquisition of Rouse Properties, Inc. The property underwent an approximately $8.5 million renovation in 2011 which included interior upgrades such as LED lighting, as well as the addition of three outparcel restaurants.

As of July 31, 2013, the property was approximately 95.4% occupied by 112 tenants, seven of which are considered temporary tenants. The property’s tenancy caters to a mid-price point customer, with tenants that include Charlotte Russe, Express, Forever 21, Hollister and Victoria’s Secret. Gross mall sales for all tenants that reported as of the trailing twelve-month period ending June 30, 2013 were approximately $105.1 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $328, $344 and $347 in 2011, 2012 and the trailing twelve-month period ending June 30, 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 15.0%, 14.4% and 14.6%, respectively.

Hulen Mall is located immediately off of Interstate 20, approximately ten miles southwest of downtown Fort Worth, Texas. Interstate 20 is a major highway linking the Fort Worth area to southern Dallas approximately 35 miles to the east. The property is also approximately four miles west of Interstate 35 which provides north/south access to the region. Additionally, work is currently underway on the construction of a 27 mile tollway that will connect downtown Fort Worth to Cleburne. The tollway, which is expected to be completed during the spring of 2014, will have a dedicated exit to the property and is anticipated to improve access from the southern portion of the property’s trade area. According to the appraisal, the property has a primary trade area consisting of a 15-mile radius that contains approximately 1.1 million people, with an average household income of $63,619 as of 2013. The secondary trade area, defined as being within a 25-mile radius of the property, contains approximately 2.3 million people with an average household income as of 2013 of $69,658. The appraisal concluded per square foot market rents of $70.00 for spaces less than 1,000 square feet, $38.00 for spaces between 1,000 and 2,499 square feet, $28.00 for spaces between 2,500 and 4,999 square feet and $20.00 for spaces between 5,000 and 9,999. According to the appraisal, the property’s primary competition consists of the four properties that are detailed in the table below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Ridgmar Mall	1976 / 2003	1,273,734	$319	91.0%	5 miles	Dillard’s, JCPenney, Macy’s, Neiman Marcus

Northeast Mall	1971 / 2000	1,644,211	$399	98.0%	15 miles	Dillard’s, Macy’s, JCPenney, Sears, Nordstrom

The Parks at Arlington Mall(2)	1987 / 2002	1,510,402	$471	99.0%	16 miles	Dillard’s, Macy’s, JCPenney, Sears

Irving Mall	1971 / 1999	1,294,626	$250	91.0%	25 miles	Dillard’s Clearance Center, Macy’s, Sears, Burlington Coat Factory
Total / Weighted Average		5,722,973	$366	95.1%
(1)	Per the appraisal.
(2)	The Parks at Arlington Mall is a GGP controlled property.

Historical Occupancy, In-line Sales and Occupancy Costs
	2010	2011	2012	TTM(1)
Occupancy(2)(3)	98.5%	99.6%	95.2%	95.4%
In-line Sales PSF(4)	$325	$328	$344	$347
Occupancy Costs(4)	14.8%	15.0%	14.4%	14.6%
(1)	TTM Occupancy is as of July 31, 2013. TTM In-line Sales PSF and Occupancy Costs represent the trailing twelve-months ending June 30, 2013.
(2)	Historical Occupancies are as of December 31 of each respective year.
(3)	Occupancy includes temporary tenants. Seven tenants accounting for 15,200 square feet are considered temporary tenants by the borrower. No income has been underwritten for these tenants.
(4)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hulen Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillard’s(4)	Ba3 / BB+ / BBB-	230,000	N/A	N/A	N/A	N/A	N/A
Macy’s(4)	Baa3 / BBB / NR	214,000	N/A	N/A	N/A	N/A	N/A
Sears(4)	B3 / CCC+ / B-	152,570	N/A	N/A	N/A	N/A	N/A
Total:		596,570

Top 10 Collateral Tenants
The Movie Tavern(5)	NA / NA / NA	52,420	13.1%	$9.95	$456,264	7.9%	1/31/2028
Gap	Baa3 / BBB- / BBB-	17,265	4.3%	$37.56	$168	22.3%	1/31/2016
The Shoe Dept(6)	NA / NA / NA	9,136	2.3%	$4.77	$100	9.2%	6/30/2016
BJ’s Restaurant & Brewery	NA / NA / NA	9,130	2.3%	$14.00	$442	5.4%	12/31/2031
Deb(7)	NA / NA / NA	9,078	2.3%	$19.28	$89	20.4%	1/31/2019
Express(8)	NA / BB / NA	8,793	2.2%	$21.37	$306	15.1%	1/31/2024
Victoria’s Secret(9)	Baa2 / BB+ / BB+	8,600	2.1%	$31.37	$746	6.3%	1/31/2024
Abercrombie & Fitch	NA / NA / NA	8,039	2.0%	$21.00	$162	29.2%	1/31/2016
Charlotte Russe	NA / NA / NA	6,918	1.7%	$23.85	$173	13.2%	3/31/2014
Abuelo’s	NA / NA / NA	6,892	1.7%	$22.16	$435	9.7%	1/31/2027
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending June 30, 2013 for all tenants.
(4)	Each tenant owns its own land and improvements and is excluded from the collateral for the Hulen Mall Whole Loan.
(5)
Sales PSF reflects sales per screen for The Movie Tavern. Sales per screen is based on a total of 13 screens.  In November 2012, The Movie Tavern expanded from ten screens to 13 screens, therefore sales per screen reflect eight months of sales with 13 screens and four months with ten screens.

(6)	The Shoe Dept has the option to terminate its lease with 60 days notice.
(7)
Deb has the right to terminate its lease from March 1, 2013 through February 28, 2014 with 60 days notice if gross sales are below $1.3 million. Gross sales for the TTM period ending June 30, 2013 were $808,845.

(8)	Express sales and occupancy costs reflect year-end 2012 numbers and are based on a 7,501 square foot store. Express expanded their space to an 8,793 square foot store which opened June 6, 2013.
(9)
Victoria’s Secret sales and occupancy costs reflect year-end 2012 numbers and are based on a 5,248 square foot store. Victoria’s Secret expanded their space to an 8,600 square foot store which opened July 4, 2013, however during part of 2013 they occupied a temporary space and did not report sales for that period.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	18,367	4.6%	NAP	NAP	18,367	4.6%	NAP	NAP
2013 & MTM(2)	9	19,610	4.9	$115,985	1.0%	37,977	9.5%	$115,985	1.0%
2014	18	39,409	9.8	1,653,791	14.9	77,386	19.3%	$1,769,775	16.0%
2015	11	28,797	7.2	996,814	9.0	106,183	26.5%	$2,766,589	25.0%
2016	13	58,677	14.6	1,543,960	14.0	164,860	41.1%	$4,310,549	39.0%
2017	7	26,077	6.5	742,887	6.7	190,937	47.6%	$5,053,436	45.7%
2018	17	40,280	10.0	1,610,958	14.6	231,217	57.7%	$6,664,395	60.2%
2019	4	16,770	4.2	362,138	3.3	247,987	61.8%	$7,026,533	63.5%
2020	5	5,163	1.3	424,101	3.8	253,150	63.1%	$7,450,634	67.3%
2021	5	17,244	4.3	612,963	5.5	270,394	67.4%	$8,063,597	72.9%
2022	6	17,537	4.4	719,715	6.5	287,931	71.8%	$8,783,312	79.4%
2023	11	23,771	5.9	902,760	8.2	311,702	77.7%	$9,686,072	87.5%
2024 & Beyond	6	89,266	22.3	1,377,978	12.5	400,968	100.0%	$11,064,050	100.0%
Total	112	400,968	100.0%	$11,064,050	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes seven tenants accounting for 15,200 square feet that are considered temporary tenants by the borrower. No income has been underwritten for these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Hulen Mall

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$9,251,629	$9,299,246	$9,926,038	$10,195,656	$11,064,050	$27.59	59.4%
Vacant Income	0	0	0	0	392,984	0.98	2.1
Gross Potential Rent	$9,251,629	$9,299,246	$9,926,038	$10,195,656	$11,457,034	$28.57	61.5%
Total Reimbursements	6,553,671	6,577,159	6,554,928	6,760,351	7,159,380	17.86	38.5
Net Rental Income	$15,805,300	$15,876,405	$16,480,966	$16,956,007	$18,616,414	$46.43	100.0%
(Vacancy/Credit Loss)	27,383	8,713	(54,203)	(64,252)	(578,984)	(1.44)	(3.1)
Other Income	1,879,952	2,021,809	1,949,432	1,829,126	1,829,126	4.56	9.8
Effective Gross Income	$17,712,635	$17,906,927	$18,376,195	$18,720,881	$19,866,556	$49.55	106.7%

Total Expenses	$6,141,399	$6,435,682	$6,393,698	$6,385,315	$6,580,437	$16.41	33.1%

Net Operating Income	$11,571,236	$11,471,245	$11,982,497	$12,335,566	$13,286,120	$33.14	66.9%

Total TI/LC, Capex/RR	0	0	0	0	921,304	2.30	4.6
Net Cash Flow	$11,571,236	$11,471,245	$11,982,497	$12,335,566	$12,364,816	$30.84	62.2%
(1)	TTM column represents the trailing twelve-month period ending July 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is higher than TTM primarily due to twelve new leases totaling 36,370 square feet which account for approximately $1.1 million in annual rent.

Property Management. The property is managed by an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Event exists.

A “Cash Sweep Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the property manager not dismissed within 90 days or (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period falls below 1.25x.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no Cash Sweep Event exists. Following the occurrence and during the continuance of a Cash Sweep Event, the borrower is required to deposit $14,257 per month ($0.43 per square foot annually) for replacement reserves. The reserve is subject to a cap of $171,083 ($0.43 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no Cash Sweep Event exists. Following the occurrence and during the continuance of a Cash Sweep Event, the borrower is required to deposit $66,311 per month ($1.98 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $795,734 ($1.98 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account are swept daily to a segregated cash management account under control of the lender. During a Cash Sweep Event, all rents swept to the segregated cash management account will be held in trust for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account.

Future Additional Debt. A mezzanine loan may be obtained by the borrower’s affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists; (ii) the LTV of the mortgage and mezzanine loans does not exceed 62.6% based on a recent appraisal; (iii) the DSCR as calculated in the loan documents is not less than 1.62x (taking into account the mezzanine loan); (iv) the debt yield (taking into account the mezzanine loan) is not less than 9.14%; (v) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the mortgage loan or is freely prepayable from and after the maturity date of the mortgage loan and (vi) after securitization, the borrower is required to deliver a confirmation from the rating agencies that such mezzanine loan will not result in the downgrade, qualification or withdrawal of the current ratings of the certificates with respect to the mezzanine loan. Additionally, the sponsor and certain of its affiliates are permitted to pledge their direct or indirect equity interests in the borrower as part of a corporate financing.  In connection with this financing, the loan documents require, among other things, that the net asset value of the pledgor (together with any other co-borrowers or guarantors) be at least $600 million, and that there be no change in the property management as a result of the pledge or the exercise of any remedies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Miracle Mile Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Miracle Mile Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Miracle Mile Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Miracle Mile Shops

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	3.1%	Net Rentable Area (SF)(2):	448,835
Loan Purpose:	Refinance	Location:	Las Vegas, NV
Borrower:	Boulevard Invest LLC	Year Built / Renovated:	2000 / 2008
Sponsors:	Aby Rosen, Michael Fuchs and David Edelstein	Occupancy:	98.1%
		Occupancy Date:	7/3/2013
Interest Rate:	5.25000%	Number of Tenants:	142
Note Date:	9/3/2013	2010 NOI:	$37,839,974
Maturity Date:	9/6/2023	2011 NOI:	$41,869,045
Interest-only Period:	60 months	2012 NOI:	$43,644,243
Original Term:	120 months	TTM NOI (as of 6/2013):	$45,901,678
Original Amortization:	360 months	UW Economic Occupancy:	96.0%
Amortization Type:	IO-Balloon	UW Revenues:	$67,175,766
Call Protection(3):	L(26),Def(90),O(4)	UW Expenses:	$18,739,813
Lockbox:	Hard	UW NOI:	$48,435,953
Additional Debt:	Yes	UW NCF:	$47,672,934
Additional Debt Balance:	$545,000,000	Appraised Value / Per SF(2):	$925,000,000 / $2,061
Additional Debt Type:	Pari Passu	Appraisal Date:	7/11/2013

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(2):	$1,292
Taxes:	$508,750	$169,583	N/A	Maturity Date Loan / SF(2):	$1,196
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.7%
Replacement Reserves:	$0	$7,481	N/A	Maturity Date LTV:	58.0%
TI/LC:	$1,310,955	$56,104	N/A	UW NCF DSCR:	1.24x
Other:	$162,000	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$580,000,000		100.0%	Payoff Existing Debt	$551,424,876	95.1%
				Return of Equity	24,018,156	4.2
				Closing Costs	2,575,263	0.4
				Reserves	1,981,705	0.3
Total Sources	$580,000,000		100.0%	Total Uses	$580,000,000	100.0%
(1)
Miracle Mile Shops is part of a loan evidenced by six pari passu notes with an aggregate original principal balance of $580.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $580.0 million Miracle Mile Shops Whole Loan.

(2)
Net Rentable Area of 448,835 excludes the Harmon Corridor First Release Parcel (52,926 square feet). The Harmon Corridor First Release Parcel is a freely releasable collateral parcel and has been excluded from the Appraised Value and Underwritten Base Rent.

(3)
The lockout period will be at least 26 payment dates beginning with and including the first payment date of October 6, 2013.  Defeasance of the full $580.0 million Miracle Mile Shops Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 6, 2016.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Miracle Mile Shops loan is secured by a first lien mortgage on a 448,835 square foot Class A regional mall and the Harmon Corridor First Release Parcel as described under “The Property” located at 3663 Las Vegas Boulevard South in Las Vegas, Nevada and has an outstanding principal balance of $35.0 million. The Miracle Mile Shops Whole Loan consists of the non-controlling Note A-4-2 of a $580.0 million whole loan that is comprised of six pari passu notes (collectively, the “Miracle Mile Shops Whole Loan”).  The Miracle Mile Shops Whole Loan was originated by Cantor Commercial Real Estate (“CCRE”), Citigroup Global Markets Realty Corp. (“Citi”) and JPMCB.  Only $35.0 million of the $145.0 million non-controlling Note A-4 will be included in the JPMCC 2013-C16 Trust.  The controlling Note A-1 (expected to be securitized in the COMM 2013-CCRE12 transaction), non-controlling Note A-2 (securitized in the COMM 2013-CCRE11 transaction), non-controlling Notes A-3-1 and A-3-2 (currently held by Citi) and the non-controlling Note A-4-1 (securitized in the JPMBB 2013-C15 transaction), with original principal balances of $145.0 million, $145.0 million, $70.0 million, $75.0 million and $110.0 million, respectively, have been, or are expected to be included in other securitizations. Citi has reserved the right to further split its notes into multiple notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Miracle Mile Shops

It is anticipated that the Miracle Mile Shops loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the COMM 2013-CCRE12 Mortgage Trust, Commercial Mortgage Pass Through Certificates. The master servicer of the Miracle Mile Shops Whole Loan under the COMM 2013-CCRE12 pooling and servicing agreement is expected to be Wells Fargo Bank, National Association.

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be appointed to act as the primary servicer of the Miracle Mile Shops Whole Loan and will be entitled to receive a primary servicing fee with respect to the entire Miracle Mile Shops Whole Loan pursuant to the terms of the related pooling and servicing agreement. See “Description of the Mortgage Pool—The Miracle Mile Shops Whole Loan” in the Free Writing Prospectus. The Miracle Mile Shops Whole Loan has a 10-year term and, subsequent to a 60-month interest-only period, amortizes on a 30-year schedule and accrues interest at a fixed rate equal to 5.25000%. Based on the appraised value of $925.0 million as of July 11, 2013, the Cut-off Date LTV ratio for the Miracle Mile Shops Whole Loan is 62.7% with remaining implied equity of $345.0 million.  The most recent financing of the Miracle Mile Shops was included in the BACM 2006-1, COMM 2006-C7 and BACM 2006-2 transactions.

The relationship between the holders of each note is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Miracle Mile Shops Whole Loan” in the accompanying Free Writing Prospectus.

The Borrower. The borrowing entity for the loan is Boulevard Invest LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Michael Fuchs and Aby Rosen, co-founders and principals of RFR Holding LLC (“RFR”), and David Edelstein, founder and principal of Tristar Capital, on a joint and several basis. RFR is a Manhattan based, privately controlled real estate investment, development and management company founded in 1991 by Aby Rosen and Michael Fuchs. RFR owns a portfolio of commercial and residential real estate, including New York City office towers, luxury condominiums, hotels and retail developments such as 375 Park Avenue, 390 Park Avenue, 530 Park Avenue, and the W South Beach Hotels & Residences in Miami, Florida. In 2002, Mr. Rosen was honored by the Landmarks Conservancy with its Chairman’s Award and was recently appointed by the Governor of New York as the Chair of the New York State Council on the Arts.

The Property. The property consists of a Class A, regional mall containing 448,835 square feet of total leasable area and an adjacent 11-story parking garage. Additionally, the property contains one freely releasable parcel totaling 52,926 square feet that has been excluded from underwritten rents in place and the appraised value (the “Harmon Corridor First Release Parcel”) and an adjacent parcel containing 9,663 square feet that may be released for a release price (the “Harmon Corridor Second Release Parcel”, and together with the Harmon Corridor First Release Parcel, the “Harmon Corridor”), as further described below under “Release of Property”. The Miracle Mile Shops property has approximately 1,300 feet of frontage along Las Vegas Boulevard at the base of the Planet Hollywood Resort & Casino (“Planet Hollywood”), which is the 36th largest hotel in the world. The local area, commonly known as the central portion of the Las Vegas Strip Resort Corridor (the “Las Vegas Strip”), consists of resort casino-hotels, business hotels, apartment complexes and commercial retail buildings. Miracle Mile Shops has nine public access points including three direct entrances from Planet Hollywood, three sidewalk accessible entrances, one valet parking entrance and two parking structure entrances. Miracle Mile Shops was originally constructed in 2000 and acquired by the sponsors in December 2003. Upon acquisition, the sponsors repositioned and rebranded the property following a $130.0 million, four year capital improvement program. The property also includes three exterior, state-of-the-art LED video screens located on the north, northwest and southwest exteriors, which contribute to the visibility of the property. Two pedestrian bridges meet at the corner of Harmon Avenue and Las Vegas Boulevard adjacent to the property, creating a source of pedestrian foot traffic. In addition, the sponsor recently built a double escalator leading from the pedestrian bridge to the southern entrance of the property.

Miracle Mile Shops is among the top five most visited malls in the United States and benefits from an average of over 70,000 daily visitors. The property caters to a middle-market customer demographic and is occupied by over 140 tenants, none of which accounts for more than 6.9% of the total collateral square feet. National tenants include American Apparel, Billabong, True Religion, Victoria’s Secret, and many first location Las Vegas tenants, including H&M, Lucky Brand Jeans, Steve Madden, Swarovski and Tommy Bahama.

As of July 3, 2013, the property was 98.1% occupied based on total collateral square feet. In-line tenants occupying less than 10,000 square feet that reported sales for a minimum of 12 months, reported annual sales of $868 per square foot with an occupancy cost of 16.5% as of June 30, 2013. In-line tenant sales per square foot at the property have grown 6.6% from 2010 to the trailing twelve month period ending June 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Miracle Mile Shops

The property is located along the central portion of the Las Vegas Strip within a highly trafficked and densely populated area. The property is immediately surrounded by over 19,000 hotel rooms and has a reported average traffic count of over 65,000 cars per day along the Las Vegas Strip. Between 2002 and 2012, Las Vegas averaged 2.6% annual growth in its Gross Metro Product (“GMP”), higher than the average annual Gross Domestic Product (“GDP”) growth of 1.6% exhibited by the U.S. over the same time period. Visitor volumes have surpassed the pre-recessionary high 2007 levels reaching approximately 39.7 million visitors in 2012, which is equivalent to a 2.95% average annual growth rate since 1990, with visitor shopping also increasing to $149 per trip, the most reported since 2005. The appraiser analyzed a set of five competitive retail properties along the Las Vegas Strip with occupancies ranging from 85.0% to 99.0% and an average occupancy of 93.0%. The appraiser’s competitive set is summarized below:

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Crystals at CityCenter	2009 / N/A	360,000	$850	85.0%	Adjacent	Louis Vuitton, Gucci, Prada, Tiffany’s, Cartier

Forum Shops at Caesars	1992 / 1997, 2004	650,000	$1,100	99.0%	0.6 miles	Apple, Victoria’s Secret, Cartier, Cheesecake Factory
Grand Canal Shoppes	1999 / N/A	500,000	$875	97.0%	1 mile	Barneys, Madame Tussaud, Tao Night Club, Sephora
The Shoppes at The Palazzo	2007 / N/A	315,000	$950	90.0%	1 mile	Burberry, Christian Louboutin, Jimmy Choo, Table 10, SushiSamba
Fashion Show Mall	1981 / 1993, 2002-03	1,890,000	$900	92.0%	1.2 miles	Neiman Marcus, Dillard’s, Macy’s, Saks Fifth Avenue, Bloomingdales
Total / Weighted Average		3,715,000	$931	93.0%
(1)	Per the appraisal.

Historical Occupancy and In-line Sales
	2010	2011	2012	TTM(1)
Occupancy(2)(3)	98.9%	99.3%	99.0%	98.1%
In-line Sales PSF(4)	$814	$884	$875	$868
(1) TTM Occupancy is as of July 3, 2013. TTM In-line Sales PSF represent the trailing twelve-months ending June 30, 2013.
(2) Historical Occupancies are as of December 31 of each respective year.
(3) TTM and Historical Occupancy based on net rentable area of 448,835 (which excludes Harmon Corridor First Release Parcel).
(4) In-line Sales PSF are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
V Theater	NA / NA / NA	30,883	6.9%	$46.00	$416	13.1%	12/31/2018
Saxe Theater	NA / NA / NA	22,398	5.0%	$48.00	$502	13.6%	6/30/2020
Gap/Gap Kids/Baby Gap	Baa3 / BBB- / BBB-	20,872	4.7%	$50.97	$300	18.9%	8/31/2015
Playing Field Race & Sports Book	NA / NA / NA	19,647	4.4%	$45.17	N/A	N/A	7/31/2025
Cheeseburger Las Vegas	NA / NA / NA	15,940	3.6%	$59.52	$276	25.7%	10/31/2016
PBR Rock Bar	NA / NA / NA	13,694	3.1%	$158.56	$1,086	19.6%	7/31/2020
Urban Outfitters	NA / NA / NA	12,500	2.8%	$81.84	N/A	N/A	4/30/2018
Cabo Wabo	NA / NA / NA	11,457	2.6%	$166.35	$1,239	17.3%	6/30/2024
Pampas Churrascaria(5)	NA / NA / NA	9,663	2.2%	$60.00	$778	9.8%	3/31/2016
Victoria’s Secret	Ba2 / BB+ / BB+	7,772	1.7%	$91.00	$1,595	8.4%	1/31/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Base Rent PSF includes $1,198,780 of contractual rent steps through December 31, 2014 and $848,976 of average contractual rent through the earlier of lease expiration or loan maturity for 21 tenants with TTM sales greater than or equal to $800 PSF subject to an underwritten occupancy cost including rent increases capped at 20.0%.

(4)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending June 30, 2013 for all tenants.
(5)	Pampas Churrascaria comprises the entirety of the Harmon Corridor Second Release Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Miracle Mile Shops

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	8,502	1.9%	NAP	NAP	8,502	1.9%	NAP	NAP
Temporary	12	22,596	5.0	$0	0.0%	31,098	6.9%	$0	0.0%
2013 & MTM	4	5,586	1.2	507,056	1.3	36,684	8.2%	$507,056	1.3%
2014	3	10,124	2.3	638,588	1.6	46,808	10.4%	$1,145,644	2.9%
2015	12	51,884	11.6	4,073,138	10.3	98,692	22.0%	$5,218,782	13.2%
2016	17	55,314	12.3	4,147,410	10.5	154,006	34.3%	$9,366,192	23.7%
2017	14	26,567	5.9	2,321,111	5.9	180,573	40.2%	$11,687,303	29.6%
2018	10	67,800	15.1	4,798,805	12.1	248,373	55.3%	$16,486,108	41.7%
2019	12	26,757	6.0	3,606,830	9.1	275,130	61.3%	$20,092,938	50.8%
2020	10	49,809	11.1	5,201,841	13.2	324,939	72.4%	$25,294,779	64.0%
2021	22	48,480	10.8	5,861,575	14.8	373,419	83.2%	$31,156,354	78.8%
2022	11	25,685	5.7	2,911,819	7.4	399,104	88.9%	$34,068,173	86.2%
2023	8	9,465	2.1	1,693,460	4.3	408,569	91.0%	$35,761,633	90.5%
2024 & Beyond	7	40,266	9.0	3,757,680	9.5	448,835	100.0%	$39,519,312	100.0%
Total	142	448,835	100.0%	$39,519,312	100.0%
(1)	Based on the underwritten rent roll.
(2)	Excludes tenants at Harmon Corridor First Release Parcel.
(3)	Excludes expiring temporary tenant income. Please refer to “Operating History and Underwritten Net Cash Flow” below.

Operating History and Underwritten Net Cash Flow(1)
	2010	2011	2012	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$30,920,107	$34,549,972	$36,419,540	$36,904,495	$39,519,312	$88.05	69.7%
Vacant Income	0	0	0	0	1,700,400	3.79	3.0
Gross Potential Rent	$30,920,107	$34,549,972	$36,419,540	$36,904,495	$41,219,712	$91.84	72.7%
Total Reimbursements	15,939,514	16,247,546	16,001,245	15,988,174	15,497,943	34.53	27.3
Net Rental Income	$46,859,621	$50,797,518	$52,420,785	$52,892,669	$56,717,655	$126.37	100.0%
(Vacancy/Credit Loss)	(413,783)	(85,144)	(322,623)	(91,556)	(2,374,935)	(5.29)	(4.2)
Other Income(5)	11,408,845	12,312,192	11,709,750	12,858,169	12,833,046	28.59	22.6
Effective Gross Income	$57,854,683	$63,024,566	$63,807,912	$65,659,282	$67,175,766	$149.67	118.4%

Total Expenses(6)	$20,014,709	$21,155,521	$20,163,669	$19,757,604	$18,739,813	$41.75	33.0%

Net Operating Income	$37,839,974	$41,869,045	$43,644,243	$45,901,678	$48,435,953	$107.91	72.1%

Total TI/LC, Capex/RR	390,364	454,038	468,013	461,094	763,020	1.70	1.3
Net Cash Flow	$37,449,610	$41,415,007	$43,176,230	$45,440,584	$47,672,934	$106.21	71.0%
(1)
Historical cash flows include income and expenses generated by the Harmon Corridor First Release Parcel.  The Harmon Corridor First Release Parcel is freely releasable and has been excluded from the appraised value and underwriting.

(2)	TTM column represents the trailing twelve-month period ended June 30, 2013.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)
Underwritten Rents in Place includes $1,198,780 of contractual rent steps through December 31, 2014 and $848,976 of average rent through the earlier of lease expiration or loan maturity for 21 tenants with TTM sales greater than or equal to $800 per square foot subject to an underwritten occupancy cost including rent increases capped at 20.0%.  The increase in Net Operating Income from TTM to Underwritten is primarily the result of contractual rent steps, average rent and recent leasing activity, including Shoe Palace, Meatball Spot and Tervis, which combined account for approximately $620,480 of base rent.

(5)	Other Income includes percentage rent, temporary tenant income, parking, cart/kiosk income, storage rent, signage, vending and other miscellaneous income.
(6)
Historical Total Expenses exclude in-house leasing staff costs of $390,364 in 2010, $454,038 in 2011, $468,013 in 2012 and $461,094 in TTM June 30, 2013, paid in-lieu of third party leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Miracle Mile Shops

Property Management. The property is managed by RFR Realty LLC and Tristar Management, LLC, affiliates of the sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1,310,955 for outstanding tenant improvements, renovations and leasing commissions associated with eight tenants, $508,750 for real estate taxes and $162,000 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $169,583.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $7,481 ($0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $56,104 ($1.50 per square foot annually) for TI/LC reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the Actual DSCR based on the immediately preceding trailing twelve-month period during years one through five of the loan falls below 1.30x, (ii) the Actual DSCR based on the immediately preceding trailing twelve-month period during years six through ten of the loan falls below 1.15x or (iii) there is an event of default under the loan documents, all excess cash flow will be held in the cash management account as additional collateral for the loan.

“Actual DSCR” means the ratio of net cash flow to the aggregate amount of debt service due, including any outstanding mezzanine loan debt service, for the preceding twelve-month period.

Release of Property. The loan permits, at any time, the borrower to obtain the release of the Harmon Corridor First Release Parcel from the lien of the mortgage, provided, among other things, the release is in compliance with the REMIC requirements.   The borrower has delivered notice requesting the release of the Harmon Corridor First Release Parcel. No value was attributed to this parcel in the appraised value and no cash flow was underwritten from it. In addition, the borrower may obtain the release from the lien of the mortgage, at any time, of the Harmon Corridor Second Release Parcel, provided, among other things, (i) the borrower pays lender a release price of $6.2 million together with any interest accrued and unpaid on such amount and the yield maintenance premium with respect to such release price and (ii) the release is in compliance with the REMIC requirements. Current tenants at the Harmon Corridor First Release Parcel are DB’s Pool & Pong Hall and Todai Sushi & Seafood Buffet, which have been excluded from the underwritten net cash flow.  The current tenant at the Harmon Corridor Second Release Parcel is Pampas Churrascaria, which leases 9,663 square feet or 2.2% of net rentable area.

Future Additional Debt. Mezzanine debt is permitted in an amount not to exceed $100.0 million, provided, among other things, (i) the combined LTV ratio is less than or equal to 65.0%, (ii) the combined debt yield is greater than or equal to 7.92500% and (iii) the combined DSCR as calculated under the terms of the loan agreement is greater than or equal to 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

1615 L Street

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$34,250,000	Title:	Fee
Cut-off Date Principal Balance(1):	$34,250,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	417,383
Loan Purpose:	Refinance	Location:	Washington, D.C.
Borrower:	1615 L Street LLC	Year Built / Renovated:	1984 / 2009
Sponsor:	Bernard Spitzer	Occupancy(2):	89.4%
Interest Rate:	4.60600%	Occupancy Date:	6/30/2013
Note Date:	8/8/2013	Number of Tenants:	25
Maturity Date:	9/1/2023	2010 NOI:	$8,734,594
Interest-only Period:	120 months	2011 NOI:	$7,694,427
Original Term:	120 months	2012 NOI:	$9,791,337
Original Amortization:	None	TTM NOI (as of 5/2013)(3):	$10,002,063
Amortization Type:	Interest Only	UW Economic Occupancy:	89.2%
Call Protection:	L(24),Grtr1%orYM(93),O(3)	UW Revenues:	$18,745,666
Lockbox:	Hard	UW Expenses:	$7,921,427
Additional Debt:	Yes	UW NOI(3):	$10,824,239
Additional Debt Balance:	$100,000,000	UW NCF:	$9,676,107
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$213,000,000 / $510
Appraisal Date:	4/12/2013

Escrows and Reserves	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$322
Taxes:	$1,686,862	$361,776	N/A	Maturity Date Loan / SF:	$322
Insurance:	$54,712	$8,612	N/A	Cut-off Date LTV:	63.0%
Replacement Reserves:	$7,652	$7,652	$460,000	Maturity Date LTV:	63.0%
TI/LC:	$43,477	$43,477	$2,625,000	UW NCF DSCR:	1.54x
Other(4):	$1,797,071	$0	N/A	UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$134,250,000	92.6%	Payoff Existing Debt	$139,984,760	96.6%
Sponsor Equity	10,707,057	7.4	Upfront Reserves	3,589,775	2.5
Closing Costs	1,382,522	1.0
Total Sources	$144,957,057	100.0%	Total Uses	$144,957,057	100.0%
(1)
1615 L Street is part of a loan evidenced by two pari passu notes with an aggregate principal balance of approximately $134.3 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $134.3 million 1615 L Street Whole Loan.

(2)
Occupancy includes a 15,208 square foot lease to Kaiser Associates, which is not yet in occupancy of its space. The Kaiser Associates lease commenced in June 2013 and rent under the lease is due beginning in January 2014.

(3)	UW NOI is higher than TTM NOI primarily due to a new lease from Kaiser Associates commencing in June 2013 and several tenants with expiring rent abatements from leases signed in 2012.
(4)
The Other Reserve includes approximately $1.1 million for outstanding tenant improvement and leasing commissions, $655,211 for rent abatements associated with Kaiser Associates and a $1,260 for upfront engineering escrow.

The Loan. The 1615 L Street loan is secured by a first mortgage lien on a 417,383 square foot office building located on L Street in Washington, D.C. The loan has an outstanding principal balance of approximately $134.3 million (the “1615 L Street Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $34.25 million and is being contributed to the JPMCC 2013-C16 Trust. The holder of Note A-1 (the “1615 L Street Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of $100.0 million, will be the Trustee of the JPMBB 2013-C15 Trust. The Trustee under the JPMBB 2013-C15 Trust (or, prior to the occurrence and continuance of a control event under the JPMBB 2013-C15 pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related 1615 L Street Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 1615 L Street Whole Loan has a 10-year term and will be interest-only for the entire term of the loan. The previously existing mortgage debt was securitized in GSMS 2007-GG10.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

1615 L Street

The Borrower. The borrowing entity for the 1615 L Street Whole Loan is 1615 L Street LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Bernard Spitzer. Including 1615 L Street, Bernard Spitzer’s assets include 1,087 multifamily units in Manhattan and 1,210,000 square feet of office space across four properties in the New York and Washington, D.C. metro-areas.

The Property. 1615 L Street is a Class A office property located four blocks north of the White House on the north side of L Street  between 16th and 17th Streets in Washington, D.C.’s central business district. The 13-story property is comprised of 417,383 square feet of office space. The property was constructed in 1984 and was renovated in 2009.  The sponsor originally acquired the property’s leasehold interest in 2008 for $180.0 million and in 2009 acquired the fee interest for approximately $8.0 million. In addition, the sponsor invested approximately $6.2 million in capital expenditures renovating the building’s façade and common areas, upgrading mechanical, fire and security systems, and adding a roof-top lounge as a tenant amenity in 2009. The property offers tenants various amenities, including a full-service fitness center, extensive common-area event space, a roof-top lounge and dining area, 24-hour security, a restaurant and a 287-space underground parking garage with two entrances, that results in a parking ratio of 0.69 spaces per 1,000 square feet of net rentable area.

As of June 2013, the property was 89.4% leased by 25 tenants. The largest tenant at the property, Fleishman Hillard, Inc. (“Fleishman”), leases 15.7% of the net rentable area through September 2020 and has two 5-year extension options. Fleishman has been a tenant at the property since 1997 and currently leases 65,496 square feet. Fleishman is a public relations and marketing agency and is a subsidiary of Omnicom Group Inc. (NYSE: OMC), a global advertising and marketing communications services company. The second largest tenant, Pew Research Center, leases 10.9% of the net rentable area through November 2016 and has one 5-year extension option. Pew Research Center has been a tenant at the property since 2004 and currently leases 45,315 square feet. The Pew Research Center is an American think tank organization based in Washington, D.C. The third largest tenant, The Avascent Group, leases 9.4% of the net rentable area through March 2022 and has one 5-year extension option. The Avascent Group is a strategy and management consulting firm serving clients operating in government-driven markets.

The property is located on L Street in the heart of Washington, D.C.’s central business district, four blocks north of the White House. The property is immediately surrounded by a mixture of Class A office buildings, with street level retail shops, restaurants and other eateries, situated along K Street, L Street and 18th Street, as well as interspersed residential buildings. Regional access to the area is provided by Interstate 66.  Public transportation is provided to the area by the Washington Metropolitan Area Transportation Authority’s (“WMATA”) Metrorail and bus systems. WMATA has four Metrorail stations located within the central business district, one of which is approximately two blocks from the property. These stations serve the Red, Orange and Blue lines, which provide transportation throughout Washington, D.C. and link Washington, D.C. to the Northern Virginia and Washington, D.C.’s Maryland suburbs.

According to the appraisal, the central business district contained approximately 33.2 million square feet of office space as of fourth quarter of 2012. Vacancy in the submarket was estimated at 12.0% with Class A average asking rents of $64.16 per square foot on a full service gross basis, as of fourth quarter of 2012. The appraisal identified five comparable properties built between 1972 and 2001 and ranging in size from approximately 241,695 to 569,769 square feet. The comparable properties reported occupancies ranging from 95.0% to 99.3%.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Fleishman Hillard, Inc.(3)	Baa1 / BBB+ / NA	65,496	15.7%	$45.57	9/30/2020
Pew Research Center(4)	NA / NA / NA	45,315	10.9%	$56.18	11/30/2016
The Avascent Group(5)	NA / NA / NA	39,411	9.4%	$47.64	3/31/2022
Independent Community Bankers of America	NA / NA / NA	39,310	9.4%	$42.76	8/31/2016
Haynes and Boone, LLP	NA / NA / NA	23,326	5.6%	$47.57	3/31/2014
Bradley Arant Boult Cummings, LLP	NA / NA / NA	20,834	5.0%	$52.80	12/31/2021
Kaiser Associates(6)	NA / NA / NA	15,208	3.6%	$47.00	2/1/2024
Institute of Scrap Recycling	NA / NA / NA	15,161	3.6%	$44.30	1/31/2017
Forest City Residential Group	NA / NA / NA	14,353	3.4%	$55.00	11/30/2013
Direct Marketing Association	NA / NA / NA	12,674	3.0%	$45.76	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Fleishman Hillard, Inc. has the right to contract its space by up to 19,000 square feet on September 30, 2015 and is required to pay a termination fee for each square foot that is terminated.
(4)	Pew Research Center has the right to terminate its lease on June 30, 2015 with 12 months notice and payment of a termination fee.
(5)	The Avascent Group has the right to terminate its lease on March 31, 2019 with 12 months notice and payment of a termination fee.
(6)	Kaiser Associates has the right to terminate its lease on the last day of the seventh year of its lease term with 12 months notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

1615 L Street

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$14,957,310	$11,380,980	$14,106,961	$14,896,257	$16,862,037	$40.40	80.4%
Vacant Income	0	0	0	0	2,042,334	4.89	9.7
Gross Potential Rent	$14,957,310	$11,380,980	$14,106,961	$14,896,257	$18,904,371	$45.29	90.1%
Total Reimbursements	761,992	1,335,826	1,277,826	1,422,116	2,075,738	4.97	9.9
Net Rental Income	$15,719,302	$12,716,806	$15,384,787	$16,318,373	$20,980,109	$50.27	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,266,586)	(5.43)	(10.8)
Other Income	29,614	1,594,916	767,139	163,976	32,143	0.08	0.2
Effective Gross Income	$15,748,916	$14,311,722	$16,151,926	$16,482,349	$18,745,666	$44.91	89.3%

Total Expenses	$7,014,322	$6,617,295	$6,360,589	$6,480,286	$7,921,427	$18.98	42.3%

Net Operating Income	$8,734,594	$7,694,427	$9,791,337	$10,002,063	$10,824,239	$25.93	57.7%

Total TI/LC, Capex/RR	0	0	0	0	1,148,132	2.75	6.1
Net Cash Flow	$8,734,594	$7,694,427	$9,791,337	$10,002,063	$9,676,107	$23.18	51.6%

Occupancy	80.6%	81.7%	85.8%	85.3%	89.2%

(1)	TTM column represents the trailing twelve month period ending in May 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than historical years primarily due to a new lease from Kaiser Associates commencing in June 2013 and several tenants with expiring rent abatements from leases signed in 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Bridgemarket

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GECC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	97,835
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Bridgemarket Associates, L.P.	Year Built / Renovated:	2000 / N/A
Sponsor:	Sheldon M. Gordon	Occupancy:	100.0%
Interest Rate:	5.32000%	Occupancy Date:	7/1/2013
Note Date:	7/26/2013	Number of Tenants:	3
Maturity Date:	8/1/2023	2011 NOI:	$3,217,841
Interest-only Period:	24 months	2012 NOI:	$3,550,431
Original Term:	120 months	TTM NOI (as of 2/2013):	$3,711,824
Original Amortization:	300 months	UW Economic Occupancy:	96.9%
Amortization Type:	IO-Balloon	UW Revenues:	$5,189,776
Call Protection:	L(27),Def(87),O(6)	UW Expenses:	$1,750,473
Lockbox:	Hard	UW NOI:	$3,439,303
Additional Debt:	N/A	UW NCF:	$3,325,940
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$58,000,000 / $593
Additional Debt Type:	N/A	Appraisal Date:	3/11/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$337
Taxes(1):	$0	$0	N/A	Maturity Date Loan / SF:	$275
Insurance:	$92,278	$7,690	N/A	Cut-off Date LTV:	56.9%
Replacement Reserves:	$0	$1,140	N/A	Maturity Date LTV:	46.4%
TI/LC:	$0	$10,191	$122,938	UW NCF DSCR:	1.39x
Other(2)(3):	$41,562	Springing	N/A	UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Payoff Existing Debt	$27,244,443	82.6%
			Return of Equity	4,523,816	13.7
			Closing Costs	1,097,901	3.3
			Upfront Reserves	133,840	0.4
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%
(1)	Current ground lease requires ground lessor to pay all real estate taxes.
(2)	Initial Other Reserves includes a deferred maintenance reserve of $41,562.
(3)	Monthly Other Reserves represents a springing major lease trigger event reserve.

The Loan. The Bridgemarket loan has an outstanding principal balance of $33.0 million and is secured by a first mortgage lien on the leasehold interest of Bridgemarket, a 97,835 square foot retail property. Bridgemarket is anchored by TJ Maxx and Food Emporium, and is located in New York, New York. The loan has a 10-year term and, subsequent to a 24-month interest-only period, amortizes on a 25-year schedule. The loan’s sponsor and non-recourse carve-out guarantor is Sheldon M. Gordon, whom helped develop notable properties such as Bridgemarket, The Forum Shops at Caesars Palace, The San Francisco Center, The Beverly Center, Pearlridge Mall in Hawaii, and Vallco Park in Cupertino, California. The previously existing debt was securitized in the GMACC 2004-C1 transaction.

The Property. The property was 100% occupied by three tenants as of July 1, 2013 and is anchored by TJ Maxx and Food Emporium.  Bridgemarket is uniquely situated under and adjacent to the Queensboro Bridge.  The property is comprised of 36,296 square feet at ground level, 55,039 square feet below grade, and 6,500 square feet of mezzanine space.  The property includes the Queensboro Bridge’s refurbished tiled, Catalan vaulted arches, high vaulted ceilings and a landscaped pavilion.  Guastavinos caters and hosts numerous private events showcasing the Catalan vaulted tile ceilings.  Bridgemarket has an average historical occupancy of 100% since 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Bridgemarket

The property is encumbered by a ground lease with The City of New York with an expiration date of June 30, 2047.  The ground rent is comprised of base rent and percentage rent with current base rent of $450,505 per annum.  The base rent escalates every five years and the next escalation is scheduled for January 2015.  The annual percentage rent is 12% of gross receipts above minimum gross receipts as calculated in the loan documents.

The Market. Bridgemarket is located in New York, New York, at the intersection of East 59th Street and 1st Avenue and in the Third Avenue submarket as delineated by Cushman and Wakefield.  The submarket occupancy was 95.0% with average ground floor asking rent of $270 per square foot as of the third quarter 2012.  The appraisal identified eleven lease transactions in competitive properties that range in size from 2,700 to 39,892 square feet with rent per square foot ranging from approximately $63 to $145 per square foot.  The appraisal concluded approximately $80 per square foot market rent for Bridgemarket.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
TJ Maxx	A3 / A / NA	35,750	36.5%	$46.15	N/A	N/A	3/31/2020
Food Emporium	NA / CCC / NA	35,267	36.0%	$50.49	$531	11.8%	3/31/2020
Guastavinos	NA / NA / NA	26,818	27.4%	$37.25	$263	17.7%	2/8/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represents sales for the fiscal year ended March 31, 2013 and November 30, 2012 for Food Emporium and Guastavinos, respectively.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,957,422	$4,319,984	$4,395,275	$4,429,653	$45.28	83.1%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,957,422	$4,319,984	$4,395,275	$4,429,653	$45.28	83.1%
Total Reimbursements	1,018,362	925,177	863,264	899,113	9.19	16.9
Net Rental Income	$4,975,784	$5,245,161	$5,258,539	$5,328,766	$54.47	100.0%
(Vacancy/Credit Loss)	0	0	0	(138,990)	(1.42)	(2.6)
Other Income	275	141	130	0	0.00	0.0
Effective Gross Income	$4,976,059	$5,245,302	$5,258,668	$5,189,776	$53.05	97.4%

Total Expenses	$1,758,218	$1,694,870	$1,546,844	$1,750,473	$17.89	33.7%

Net Operating Income	$3,217,841	$3,550,431	$3,711,824	$3,439,303	$35.15	66.3%

Total TI/LC, Capex/RR	0	0	0	113,363	1.16	2.2
Net Cash Flow	$3,217,841	$3,550,431	$3,711,824	$3,325,940	$34.00	64.1%

Occupancy	100.0%	100.0%	100.0%	96.9%
(1)	TTM column represents the trailing twelve month period ending in February 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Country Lakes

Mortgage Loan Information				Property Information
	Mortgage Loan Seller:	GECC		Single Asset / Portfolio:	Single Asset
	Original Principal Balance:	$28,322,000		Title:	Fee
	Cut-off Date Principal Balance:	$28,322,000		Property Type - Subtype:	Manufactured Housing
	% of Pool by IPB:	2.5%		Number of Pads:	499
	Loan Purpose:	Refinance		Location:	Coconut Creek, FL
	Borrower:	Country Lakes MHC, LLC		Year Built / Renovated:	1974 / N/A
	Sponsor:	Joseph I. Wolf		Occupancy:	88.6%
	Interest Rate:	4.97000%		Occupancy Date:	7/1/2013
	Note Date:	9/30/2013		Number of Tenants:	N/A
	Maturity Date:	10/1/2023		2011 NOI:	$2,050,002
	Interest-only Period:	24 months		2012 NOI:	$2,202,436
	Original Term:	120 months		TTM NOI (as of 6/2013):	$2,193,995
	Original Amortization:	360 months		UW Economic Occupancy:	85.0%
	Amortization Type:	IO-Balloon		UW Revenues:	$3,787,428
	Call Protection:	L(25),Def(92),O(3)		UW Expenses:	$1,475,143
	Lockbox:	CMA		UW NOI:	$2,312,285
	Additional Debt:	N/A		UW NCF:	$2,287,335
	Additional Debt Balance:	N/A		Appraised Value / Per Pad:	$39,700,000 / $79,559
	Additional Debt Type:	N/A		Appraisal Date:	7/8/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$56,758
Taxes:	$442,876	$36,906	N/A	Maturity Date Loan / Pad:	$49,075
Insurance:	$38,135	$5,448	N/A	Cut-off Date LTV:	71.3%
Replacement Reserves:	$0	$2,080	N/A	Maturity Date LTV:	61.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.26x
Other(1):	$23,844	$0	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,322,000	100.0%	Payoff Existing Debt	$20,476,560	72.3%
			Return of Equity	7,206,284	25.4
			Upfront Reserves	504,855	1.8
			Closing Costs	134,301	0.5
Total Sources	$28,322,000	100.0%	Total Uses	$28,322,000	100.0%
(1)    Other Reserves represents a deferred maintenance reserve.

The Loan. The Country Lakes loan has an outstanding principal balance of approximately $28.3 million and is secured by a first mortgage lien on a 499-pad, Class A manufactured housing community located in Coconut Creek, Florida. The loan has a 10-year term and, subsequent to a 24-month interest-only period, amortizes based on a 30-year schedule. The loan’s sponsor and nonrecourse guarantor is Joseph I. Wolf, who currently owns and operates over 50 manufactured housing communities.

The Property. Country Lakes is located on approximately 83 acres in Coconut Creek, Florida, approximately 20 miles north of Fort Lauderdale. The property was developed in 1974 and has a mixture of double section homes and single-wide homes.  Amenities at the property include an office/clubhouse, two swimming pools, spa, tennis court, two basketball courts, two playgrounds and a laundry facility.  The property is serviced by municipal water and sewer.  Since 2011 the property has had an average occupancy of 86.9% and was 88.6% occupied as of July 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

Country Lakes

The Market. The property is located within the Broward County market. The major employers in the area are comprised of a mix of healthcare, education and finance, with companies such as Tenet Healthcare Corp., Memorial Healthcare System, Comcast and Nova Southwestern University. According to the appraisal, currently the Broward County market includes 2,956 pad sites in 23 all-age manufactured housing communities and had an average occupancy of 89.0% with an average rental rate of $584 per pad site as of 2012. The appraisal identified six competitive properties built between 1969 and 1987 that range in size from 80 pad sites to 287 pad sites and have a weighted average occupancy of 94.9%.  According to the appraisal, the 2012 population within a three-mile radius is approximately 114,990 and has an average household income of $77,656.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Pad	%(2)
Rents in Place	$3,783,624	$3,825,192	$3,870,104	$3,915,060	$7,846	92.2%
Vacant Income	0	0	0	0	0	0.0
Gross Potential Rent	$3,783,624	$3,825,192	$3,870,104	$3,915,060	$7,846	92.2%
Total Reimbursements	281,021	336,137	327,918	329,224	660	7.8
Net Rental Income	$4,064,645	$4,161,329	$4,198,022	$4,244,284	$8,506	100.0%
(Vacancy/Credit Loss)	(725,251)	(621,570)	(580,009)	(587,259)	(1,177)	(13.8)
Other Income	104,127	98,482	111,203	130,403	261	3.1
Effective Gross Income	$3,443,521	$3,638,242	$3,729,216	$3,787,428	$7,590	89.2%

Total Expenses	$1,393,520	$1,435,806	$1,535,220	$1,475,143	$2,956	38.9%

Net Operating Income(3)	$2,050,002	$2,202,436	$2,193,995	$2,312,285	$4,634	61.1%

Total Capex	34,751	35,752	51,864	24,950	50	0.7
Net Cash Flow	$2,015,251	$2,166,684	$2,142,131	$2,287,335	$4,584	60.4%

Occupancy	85.3%	86.9%	88.6%	85.0%
(1)	TTM column represents the trailing twelve-month period ending June 30, 2013.
(2)	Percentage column represents percent of Underwritten Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The 5% increase in Underwritten Net Operating Income is due to higher occupancy and an increase in rental rates beginning January 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 118

Structural and Collateral Term Sheet	JPMCC 2013-C16

The Crossings of Oak Brook

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,850,000	Title:	Fee
Cut-off Date Principal Balance:	$24,824,044	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	303,510
Loan Purpose:	Acquisition	Location:	Oak Brook, IL
Borrower:	Adventus US Realty #4 LP	Year Built / Renovated:	1985 / 2012
Sponsor:	Adventus Holdings LP	Occupancy:	84.5%
Interest Rate:	5.07300%	Occupancy Date:	8/5/2013
Note Date:	9/25/2013	Number of Tenants:	20
Maturity Date:	10/1/2023	2011 NOI:	$1,880,865
Interest-only Period:	None	2012 NOI:	$2,251,663
Original Term:	120 months	TTM NOI (as of 6/2013)(1):	$2,224,660
Original Amortization:	360 months	UW Economic Occupancy:	84.2%
Amortization Type:	Balloon	UW Revenues:	$5,209,796
Call Protection:	L(25),Def(93),O(2)	UW Expenses:	$2,488,788
Lockbox:	CMA	UW NOI(1):	$2,721,007
Additional Debt:	N/A	UW NCF:	$2,232,742
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$36,400,000 / $120
Additional Debt Type:	N/A	Appraisal Date:	8/15/2013

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$82
Taxes:	$23,827	$23,827	N/A	Maturity Date Loan / SF:	$67
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.2%
Replacement Reserves:	$5,059	$5,059	N/A	Maturity Date LTV:	56.3%
TI/LC:	$24,028	$24,028	N/A	UW NCF DSCR(4):	1.38x
Other(2):	$690,990	$0	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,850,000	68.8%	Purchase Price	$34,739,142	96.2%
Sponsor Equity	11,260,035	31.2	Upfront Reserves	743,904	2.1
Closing Costs	626,989	1.7
Total Sources	$36,110,035	100.0%	Total Uses	$36,110,035	100.0%
(1)	The increase in UW NOI from the TTM NOI is primarily a result of six new leases totaling approximately 49,201 square feet that occurred in 2013.
(2)	Initial Other Reserves includes a $435,696 reserve to cover free rent obligations and a $255,294 reserve to cover outstanding tenant improvements.

The Loan. The Crossings of Oak Brook loan has an outstanding principal balance of approximately $24.8 million and is secured by a first mortgage lien on two adjacent office buildings totaling 303,510 square feet in Oak Brook, Illinois.  The loan has a 10-year term and amortizes on a 30-year schedule. The loan’s sponsor and nonrecourse guarantor is Adventus Holdings LP. The sponsor is affiliated with Adventus Realty Services Inc., a private real estate investment trust founded and based in Vancouver, Canada that is focused on US income producing commercial real estate, primarily in the Chicago, Illinois market.

The Property. The Crossings of Oak Brook consists of two adjacent Class B office buildings totaling 303,510 square feet in Oak Brook, Illinois. The property was constructed in 1985 and was renovated in 2012. Amenities at the property include a fitness center, 50-person conference center, sundry shop, executive café and on-site daycare facility.  As of August 5, 2013, the property was 84.5% occupied by 20 tenants. Of the 20 tenants at the property, ten tenants representing 48.9% of the net rentable area have designated the property as their corporate headquarters. The largest tenant at the property, ReaderLink Distribution, leases 48,090 square feet (15.8% of the net rentable area) and has a lease expiration in February 2019 with two 5-year renewal options remaining. ReaderLink Distribution distributes hardcover, trade and paperback books to non-trade channel booksellers in North America as well as eBook platform that allows mass merchants and other non-trade booksellers the ability to offer eBooks. The second largest tenant, A.M. Castle & Co., leases 39,361 square feet (13.0% of the net rentable area) and has a lease expiration of March 2024. A.M. Castle & Co., is a publicly traded (NYSE: CAS) metallurgy corporation that distributes specialty metals and plastics worldwide. The third largest tenant, Molina

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

The Crossings of Oak Brook

Healthcare of Illinois, leases 37,127 square feet (12.2% of the net rentable area) and has a lease expiration in January 2020. Molina Healthcare of Illinois is publicly traded (NYSE: MOH) and assists state agencies in their administration of the Medicaid program.

The Market. The property is located in Oak Brook, Illinois, approximately 19 miles west of the Chicago central business district. The property is located near the intersection of Route 83 and Interstate 88, both of which bisect the western suburbs of Chicago. The property is located within the West submarket of Chicago which had an average overall vacancy rate of approximately 20.8% with average asking rents of $18.17 per square foot as of the second quarter of 2013. The appraisal identified four competitive properties ranging from approximately 75,000 to 402,318 square feet that reported an average vacancy of 20.75%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
ReaderLink Distribution(3)	NA / NA / NA	48,090	15.8%	$20.00	2/28/2019
A.M. Castle & Co.(4)	NA / B / NA	39,361	13.0%	$18.15	3/31/2024
Molina Healthcare of Illinois(5)	NA / NA / NA	37,127	12.2%	$20.00	1/31/2020
SWC Technology Partners Inc.	NA / NA / NA	22,036	7.3%	$20.25	4/30/2016
Cbeyond Communications LLC	NA / NA / NA	20,476	6.7%	$20.00	5/31/2015
Bright Horizons Children’s Ctrs	NA / NA / NA	12,243	4.0%	$14.14	12/31/2022
PlaneTechs, Inc.	NA / NA / NA	11,982	3.9%	$20.20	5/31/2019
McDonald’s Corporation	A2 / A / A	11,346	3.7%	$21.00	4/30/2015
1888 Mills LLC	NA / NA / NA	9,021	3.0%	$20.00	1/31/2015
Geosyntec Consultants, Inc.	NA / NA / NA	7,839	2.6%	$21.62	10/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	ReaderLink Distribution has the right to terminate its lease on February 29, 2016 with 12 months’ notice and the payment of a termination fee.
(4)	A.M. Castle & Co. has the right to terminate its lease on March 6, 2019 with 12 months’ notice and the payment of a termination fee.
(5)
Molina Healthcare of Illinois has the right to contract its space by 10,768 square feet on July 31, 2016 with 11 months’ notice and the payment of a termination fee and the option to terminate its lease on May 31, 2017 with 11 months’ notice and the payment of a termination fee.

Operating History and Underwritten Net Cash Flow
	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,241,975	$4,429,252	$4,401,697	$5,016,022	$16.53	81.1%
Vacant Income	0	0	0	941,405	3.10	15.2
Gross Potential Rent	$4,241,975	$4,429,252	$4,401,697	$5,957,427	$19.63	96.3%
Total Reimbursements Income	174,239	236,262	231,008	230,141	0.76	3.7
Net Rental Income	$4,416,214	$4,665,514	$4,632,705	$6,187,568	$20.39	100.0%
(Vacancy/Credit Loss)	0	0	0	(977,772)	(3.22)	(15.8)
Other Income	4,576	6,446	7,865	0	0.00	0.0
Effective Gross Income	$4,420,790	$4,671,960	$4,640,570	$5,209,796	$17.17	84.2%

Total Expenses	$2,539,925	$2,420,297	$2,415,910	$2,488,788	$8.20	47.8%

Net Operating Income	$1,880,865	$2,251,663	$2,224,660	$2,721,007	$8.97	52.2%

Total TI/LC, Capex/RR	0	188,883	144,000	488,265	1.61	9.4
Net Cash Flow	$1,880,865	$2,062,780	$2,080,660	$2,232,742	$7.36	42.9%

Occupancy(4)	82.4%	82.3%	84.5%	84.2%
(1)	TTM represents the trailing twelve-month period ending June 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are higher than historical primarily due to six new leases totaling approximately 49,201 square feet that occurred in 2013.
(4)
The decrease in Underwritten Occupancy from TTM Occupancy is due to the exclusion of the Health Resource Alliance space (17,677 square feet) which has a lease through March 2014 but has given notice that they will vacate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Riverview Office Tower

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,275,000	Title:	Fee
Cut-off Date Principal Balance:	$22,241,118	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	235,271
Loan Purpose:	Acquisition	Location:	Bloomington, MN
Borrower:	PWA Riverview Office Tower, LP	Year Built / Renovated:	1973 / 2012
Sponsor:	John M. Schneider	Occupancy:	89.7%
Interest Rate:	5.06950%	Occupancy Date:	9/19/2013
Note Date:	9/27/2013	Number of Tenants:	32
Maturity Date:	10/1/2023	2010 NOI:	$2,041,115
Interest-only Period:	None	2011 NOI:	$2,005,551
Original Term:	120 months	2012 NOI:	$2,493,974
Original Amortization:	300 months	TTM NOI (as of 8/2013):	$2,306,885
Amortization Type:	Balloon	UW Economic Occupancy:	85.0%
Call Protection:	L(25),Grtr1%orYM(94),O(1)	UW Revenues:	$5,137,469
Lockbox:	CMA	UW Expenses:	$2,678,311
Additional Debt:	N/A	UW NOI:	$2,459,159
Additional Debt Balance:	N/A	UW NCF:	$2,137,780
Additional Debt Type:	N/A	Appraised Value / Per SF:	$31,000,000 / $132
Appraisal Date:	8/15/2013

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$95
Taxes:	$63,633	$63,633	N/A	Maturity Date Loan / SF:	$71
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.7%
Replacement Reserves:	$7,032	$7,032	$253,152	Maturity Date LTV:	53.9%
TI/LC:	$19,606	$19,606	N/A	UW NCF DSCR:	1.36x
Other(1):	$2,632,609	Springing	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,275,000	75.0%	Purchase Price	$26,267,160	88.4%
Sponsor Equity	7,441,370	25.0	Upfront Reserves	2,722,880	9.2
Closing Costs	726,330	2.4
Total Sources:	$29,716,370	100.0%	Total Sources:	$29,716,370	100.0%
(1)
Initial Other reserves includes approximately $1.7 million for free rent obligations related to four tenants and $1.0 million for outstanding tenant improvements and leasing commissions related to ten tenants.

The Loan. The Riverview Office Tower loan is secured by a first mortgage lien on a 235,271 square foot office building located in Bloomington, Minnesota. The loan has an outstanding principal balance of approximately $22.2 million. The Riverview Office Tower loan has a 10-year term and amortizes on a 25-year schedule. The loan’s sponsor and nonrecourse carve-out guarantor is John M. Schneider. Mr. Schneider is the President and CEO of PWA Real Estate Advisors, a real estate acquisition, advisory, brokerage and management firm based in Pittsburgh, Pennsylvania. PWA Real Estate Advisors has a portfolio of eight commercial properties totaling approximately 1.4 million square feet.

The Property. Riverview Office Tower is a Class B office property located in Bloomington, Minnesota along the Minnesota River. The 15-story property is comprised of 235,271 square feet of office space. The property was constructed in 1973 and was most recently renovated in 2012.  The property offers tenants various amenities, including a 24-hour fitness center, cafeteria, convenience store, conference room, training room and a six-story, 1,210-space parking garage that results in a parking ratio of 5.14 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Riverview Office Tower

As of September 2013, the property was 89.7% leased by 32 tenants. The largest tenant at the property, RELS Valuation, leases 37.3% of the net rentable area through March 2017 and has two 3-year extension options. RELS Valuation has been a tenant at the property since 2002 and has expanded multiple times since initially taking occupancy. The second largest tenant, Tunheim Partners, Inc., leases 6.4% of the net rentable area through September 2025 and has one 5-year extension option. Tunheim Partners, Inc. has been a tenant at the property since 1996 and currently leases 15,019 square feet. Tunheim Partners, Inc. is a public relations and communications firm that was founded in 1990 and is headquartered at the property. The third largest tenant, the Institute for Clinical Systems Improvement (“ICSI”), leases 5.2% of the net rentable area through March 2019 and has one 2-year extension option. ICSI is a non-profit health care improvement organization that unites clinicians, health plans, employers and policymakers.

The Market. The property is located in Bloomington, Minnesota just off of Interstate 494, within the Minneapolis/St. Paul metropolitan statistical area, with views of the Minnesota River. The property is also afforded access to the Minneapolis central business district, Target Field and the Minneapolis/St. Paul International Airport via the Metro Transit light rail system which has a stop less than one block from the property. Additionally, the property is located approximately one mile from the Mall of America. According to the appraisal, the property is located in the Southwest submarket of the Twin Cities which contains approximately 14.3 million square feet of office space. Vacancy in the submarket for Class B properties was estimated at 16.1% with average asking rents of $21.46 per square foot on a full service gross basis, as of fourth quarter of 2012. The appraisal indentified six comparable properties built between 1966 and 1986 and ranging in size from approximately 127,000 to 381,367 square feet. The comparable properties reported occupancies ranging from 80.1% to 95.7%.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
RELS Valuation	NA / NA / NA	87,667	37.3%	$25.00	3/31/2017
Tunheim Partners, Inc.	NA / NA / NA	15,019	6.4%	$13.75	9/30/2025
Institute for Clinical Systems Improvement	NA / NA / NA	12,281	5.2%	$15.00	3/31/2019
ACUO Technologies, LLC	NA / NA / NA	12,128	5.2%	$14.50	7/31/2015
Erstad & Reimer	NA / NA / NA	10,285	4.4%	$13.50	5/31/2017
Travel One Inc.	NA / NA / NA	9,795	4.2%	$14.25	9/30/2016
Independent Order of Foresters	NA / NA / NA	6,962	3.0%	$15.40	12/31/2016
NWP Services Corporation	NA / NA / NA	5,081	2.2%	$14.60	1/31/2015
Integrated Equity Management	NA / NA / NA	4,138	1.8%	$14.35	10/31/2017
Plymouth Ridge	NA / NA / NA	3,924	1.7%	$9.00	11/30/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,201,795	$2,778,257	$3,487,797	$3,453,314	$3,863,813	$16.42	65.1%
Vacant Income	0	0	0	0	350,784	1.49	5.9
Gross Potential Rent	$2,201,795	$2,778,257	$3,487,797	$3,453,314	$4,214,597	$17.91	71.1%
Total Reimbursements	2,172,430	1,653,555	1,539,955	1,539,581	1,717,014	7.30	28.9
Net Rental Income	$4,374,224	$4,431,812	$5,027,752	$4,992,895	$5,931,611	$25.21	100.0%
(Vacancy/Credit Loss)	(2,500)	2,500	0	0	(889,742)	(3.78)	(15.0)
Other Income	95,483	70,447	137,355	168,063	95,600	0.41	1.6
Effective Gross Income	$4,467,207	$4,504,759	$5,165,107	$5,160,958	$5,137,469	$21.84	86.6%

Total Expenses	$2,426,092	$2,499,208	$2,671,133	$2,854,073	$2,678,311	$11.38	52.1%

Net Operating Income	$2,041,115	$2,005,551	$2,493,974	$2,306,885	$2,459,159	$10.45	47.9%

Total TI/LC, Capex/RR	0	0	0	0	321,378	1.37	6.3
Net Cash Flow	$2,041,115	$2,005,551	$2,493,974	$2,306,885	$2,137,780	$9.09	41.6%

Occupancy	77.0%	86.0%	88.0%	89.7%	85.0%
(1)	TTM column represents the trailing twelve month period ending in August 31, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C16

Contacts

CMBS Capital Markets & Banking
Contact	E-mail	Phone Number

Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

Trading & Structuring
Contact	E-mail	Phone Number

Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

SPG Syndicate
Contact	E-mail	Phone Number

Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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